UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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HEALTHWAYS, INC.
(Name of Registrant as Specified in its Charter)
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PRELIMINARY COPY – SUBJECT TO COMPLETION

701 Cool Springs Blvd
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of Healthways, Inc.:
The 2014 Annual Meeting of Stockholders of Healthways, Inc., a Delaware corporation (the "Company"), will be held at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067 at 9:30 a.m., Central time, on Tuesday, June 24, 2014, for the following purposes:

(1)	To elect four directors to hold office for a term of one year or until their successors have been elected and qualified;

(2)	To consider and act upon a non-binding, advisory vote to approve compensation of the Company's named executive officers as disclosed in this Proxy Statement;

(3)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014;

(4)	To consider and act upon a proposal to approve a new 2014 Stock Incentive Plan;

(5)	To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated Bylaws, as amended, to implement majority voting for uncontested elections of directors; and

(6)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Your vote will be especially important at the 2014 Annual Meeting of Stockholders. As you may be aware, North Tide Capital Master, LP ("North Tide") has proposed four alternative director nominees for election at the 2014 Annual Meeting of Stockholders. The Board does not endorse the election of North Tide's nominees.

We strongly urge you (1) to read the accompanying Proxy Statement carefully and vote FOR the independent and highly qualified nominees proposed by the Board of Directors (John W. Ballantine, Kevin G. Wills, Daniel J. Englander, and C. Warren Neel, Ph.D.) and in accordance with the Board's recommendations on the other proposals by using the enclosed WHITE proxy card and (2) not to return any proxy card sent to you by North Tide. If you vote using a BLUE proxy card sent to you by North Tide, you can subsequently revoke it by following the instructions on the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the 2014 Annual Meeting of Stockholders as described in the accompanying Proxy Statement.

The Proxy Statement and form of proxy accompanying this notice are being furnished to stockholders on or about [              ], 2014.  Only stockholders of record at the close of business on May 5, 2014 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, you are requested to complete, sign and date the enclosed WHITE proxy card and return it promptly or to vote by toll-free telephone or Internet as described in the enclosed WHITE proxy card. If you own shares in a brokerage account, your broker may not be able to vote your shares on any of the proposals, unless you provide voting instructions to your broker. THEREFORE, IT IS VERY IMPORTANT THAT YOU EXERCISE YOUR RIGHT AS A STOCKHOLDER AND VOTE ON ALL PROPOSALS.

By Order of the Board of Directors,

John W. Ballantine
Chairman
[               ], 2014

Healthways, Inc.
Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 24, 2014: The Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

PRELIMINARY COPY – SUBJECT TO COMPLETION

HEALTHWAYS, INC.
701 Cool Springs Boulevard
Franklin, Tennessee 37067

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
TUESDAY, JUNE 24, 2014

The proxy is solicited by the Board of Directors (the "Board") of Healthways, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 24, 2014, at 9:30 a.m., Central time, at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067, and at all adjournments or postponements thereof (the "2014 Annual Meeting of Stockholders"), for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.  Our Annual Report containing our audited financial statements for the fiscal year ended December 31, 2013 has been mailed to all stockholders entitled to vote.  Copies of this Proxy Statement, the attached notice and the form of proxy are being furnished to stockholders on or about [               ], 2014.

Shares represented by proxies will be voted in accordance with the choices specified thereon.  If you sign your proxy card without giving specific voting instructions, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1, FOR the non-binding, advisory vote to approve compensation of the Company's named executive officers as disclosed in this Proxy Statement set forth under Proposal No. 2, FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014 set forth under Proposal No. 3, FOR the approval of the Company's 2014 Stock Incentive Plan (the "2014 Plan") set forth under Proposal No. 4, and FOR the approval of an amendment to the Company's Amended and Restated Bylaws, as amended (the "Bylaws"), to implement majority voting for uncontested elections of directors set forth under Proposal No. 5.  The board does not know of any other matters that will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal that may be properly presented for action according to their best judgment in light of the conditions then prevailing.

Please note that North Tide Capital, LLC and certain affiliated entities (collectively, "North Tide") have nominated four alternative director candidates: Edwin "Mac" Crawford, Bradley S. Karro, Paul H. Keckley and Conan J. Laughlin. The Board DOES NOT endorse the election of North Tide's nominees. You may receive proxy solicitation materials from North Tide, including its proxy statement and proxy cards. We are not responsible for the accuracy of any information provided by or relating to North Tide or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, North Tide or any other statements that North Tide may otherwise make.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE BOARD NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY NORTH TIDE.

If you have previously signed a proxy card sent by North Tide, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the post-paid envelope provided. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in "street name," please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by North Tide.

In the election of directors, you may vote "FOR" all of the nominees or your vote may be to "WITHHOLD" with respect to one or more of the nominees. As a result of North Tide's intention to propose Edwin "Mac" Crawford, Bradley S. Karro, Paul H. Keckley and Conan J. Laughlin as alternative nominees, and assuming these nominees are not withdrawn by North Tide, there will be more than four nominees. This means that the four candidates receiving the highest number of "FOR" votes will be elected. This number is called a plurality. A properly executed proxy card marked "WITHHOLD" with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the 2014 Annual Meeting of Stockholders, but will not be considered to have been voted for the director nominees. Broker non-votes (as discussed below) will also not be considered to have been voted for any director nominee.

IF YOU VOTE YOUR SHARES BY PROXY, THE ONLY WAY TO SUPPORT ALL FOUR OF YOUR BOARD'S NOMINEES IS TO VOTE "FOR" THE BOARD'S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A BLUE PROXY CARD FROM NORTH TIDE, EVEN IF YOU VOTE "AGAINST" OR WITHHOLD ON THEIR DIRECTOR NOMINEES. DOING SO MAY CANCEL OR WAIVE ANY PREVIOUS VOTE YOU CAST ON THE COMPANY'S WHITE PROXY CARD.

For the advisory vote to approve compensation of the Company's named executive officers as disclosed in this Proxy Statement, the ratification of the appointment of Ernst & Young LLP, the approval of the 2014 Plan and the approval of an amendment to the Bylaws to implement majority voting for uncontested elections of directors, you may vote "FOR," "AGAINST" or "ABSTAIN."  If you "ABSTAIN," it will have the same effect as a vote "AGAINST" these proposals.

The quorum requirement for holding the 2014 Annual Meeting of Stockholders and transacting business is a majority of the outstanding shares entitled to vote.  The shares may be present in person or represented by proxy at the 2014 Annual Meeting of Stockholders. Abstentions will be counted as present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for the purpose of determining the presence of a quorum, as they are not shares entitled to vote.

Votes are counted by an independent third party.  In the election for directors, the four persons receiving the highest number of "FOR" votes will be elected.  In the advisory vote to approve executive compensation, the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy will constitute the stockholders' non-binding approval with respect to our executive compensation programs.  The proposal to ratify the appointment of the independent registered public accounting firm, the proposal to approve the 2014 Plan and the proposal to amend the Company's bylaws to provide for majority voting in uncontested elections of directors require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy.

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.  Usually, a broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, because North Tide has initiated a proxy contest, it is likely that none of the proposals at the 2014 Annual Meeting of Stockholders will be considered a "routine" matter, and, therefore, your shares will not be voted on any matter unless you instruct your brokerage firm to vote in a timely manner. As there will likely be no "routine" matters at the 2014 Annual Meeting of Stockholders, broker non-votes will have no effect on the outcome of any of the proposals presented at the 2014 Annual Meeting of Stockholders. Abstentions will have the same effect as a vote "AGAINST" each of the proposals presented at the 2014 Annual Meeting of Stockholders, except for the election of directors, with respect to which abstentions will have no effect.

A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and voting in person, by filing, no later than 5:00 p.m., Central Time, on Monday, June 23, 2014, with the Secretary of the Company a written notice of revocation, by duly executing a proxy bearing a later date or by casting a new vote by toll-free telephone or the Internet no later than 11:59 p.m., Eastern Time, on Monday, June 23, 2014.

Because North Tide has proposed alternative nominees for election at the 2014 Annual Meeting of Stockholders, we expect that you will receive proxy solicitation materials from North Tide, including an opposition proxy statement and a BLUE proxy card. Our Board unanimously recommends that you disregard it. We are not responsible for the accuracy of any information provided by or relating to North Tide or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, North Tide or any other statements that North Tide may otherwise make. If you have already voted using the BLUE proxy card, you have every right to change your vote by making, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a North Tide proxy card will revoke votes you have previously made via the Company's WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against North Tide nominees using the BLUE proxy card, your vote will not be counted as a vote for all four of the Board's nominees and will result in a revocation of any previous vote you may have cast on the Company's WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

The preliminary voting results will be published on a Current Report on Form 8-K which will be filed by the Company with the Securities and Exchange Commission ("Commission") within four business days of the 2014 Annual Meeting of Stockholders.  The final voting results, if different than the preliminary voting results, will be published on an amended Current Report on Form 8-K within four business days of the date on which the final results are known.

Each share of our common stock, $.001 par value (the "Common Stock"), issued and outstanding on the record date, May 5, 2014, will be entitled to one vote on all matters to come before the 2014 Annual Meeting of Stockholders.  Cumulative voting is not permitted.  As of May 5, 2014, there were outstanding [         ] shares of Common Stock.

We will bear all costs of this solicitation, including expenses in connection with preparing, assembling and furnishing this Proxy Statement. In addition to solicitations by mail, solicitations may be made by Internet, telephone, facsimile, email, or personal or press interviews. Some solicitations by any of these methods may be made by our directors and executive officers named in Appendix A or by our investor relations employees within the normal conduct of their duties. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith. Appendix A sets forth information relating to our directors and executive officers who are considered "participants" in our solicitation under the rules of the Commission by reason of their position as directors of the Company or because they may be soliciting proxies on our behalf. Directors, officers and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners, Inc. ("MacKenzie"), our proxy solicitor, will be paid a fee, estimated to be about $[          ], for rendering solicitation services. MacKenzie expects that approximately 50 of its employees will assist in the solicitation. MacKenzie will solicit proxies by mail, by Internet, telephone, facsimile, email, or personal or press interviews. MacKenzie will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our Common Stock.

Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies in excess of those normally spent for an annual meeting as a result of the proxy contest initiated by North Tide, and excluding salaries and wages of our regular employees, are expected to be approximately $[   ] million, of which the Company estimates it has incurred approximately $1.7 million to date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to those persons that we know to be the beneficial owners (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 5% of our Common Stock, our only voting security, and with respect to the beneficial ownership of our Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all of our executive officers and directors as a group.  The information set forth below is based on ownership information we received as of April 10, 2014 (except as otherwise noted below).  Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3777	5,568,014 (2)	15.80%
North Tide Capital, LLC 500 Boylston Street Suite 310 Boston, MA 02116	3,850,000 (3)	10.93%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,254,885 (4)	9.24%
EARNEST Partners, LLC 1180 Peachtree Street NE Suite 2300 Atlanta, GA 30309	2,756,961 (5)	7.82%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,110,311 (6)	5.99%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,933,320 (7)	5.49%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	1,878,623 (8)	5.33%
Ben R. Leedle, Jr.****	1,242,814 (9)	3.43%
Michael Farris***	389,932 (10)	1.11%
Alfred Lumsdaine***	147,579 (11)	*
Daniel J. Englander**	115,000 (12)	*
C. Warren Neel, Ph.D**	97,105 (13)	*

Peter Choueiri***	92,486 (14)	*
John W. Ballantine**	72,475 (15)	*
Mary Jane England, M.D.**	65,611 (16)	*
Jay C. Bisgard, M.D.**	64,624 (17)	*
Alison Taunton-Rigby, Ph. D.**	55,919 (18)	*
John A. Wickens**	57,475 (19)	*
Glenn Hargreaves***	49,520 (20)	*
William D. Novelli**	31,191 (21)	*
Mary Flipse***	14,674 (22)	*
Kevin G. Wills**	9,132 (23)	*
Donato Tramuto**	7,950 (24)	*
All directors and executive officers as a group (16 persons)	2,511,762 (25)	6.84%

*    Indicates ownership of less than one percent of our outstanding Common Stock
**     Director of the Company
***           Named Executive Officer
****         Director and Named Executive Officer

(1)	Pursuant to the rules of the Commission, certain shares of our Common Stock that an individual owner set forth in this table has a right to acquire within 60 days after April 10, 2014 pursuant to the exercise of options to purchase shares of Common Stock ("stock options") or other securities are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to stock options or other securities held by our other directors and executive officers that are exercisable within 60 days of April 10, 2014 are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(2)	Information with respect to stock ownership is based on a Schedule 13G/A filed by Prudential Financial, Inc. ("Prudential") with the Commission on January 29, 2014 and includes shares held by certain of its subsidiaries, including Jennison Associates LLC ("Jennison"). Includes 105,304 shares to which Prudential has sole voting power, 5,462,710 shares to which Prudential has shared voting power, 105,304 shares to which Prudential has sole investment power and 5,462,710 shares to which Prudential has shared investment power. Jennison filed a separate Schedule13G/A with the Commission on February 12, 2014 reporting beneficial ownership of 5,477,265 shares to which Jennison has sole voting power and shared investment power. These shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interests of Jennison. The address of Jennison is 466 Lexington Avenue, New York, New York 10017.

(3)	Information with respect to stock ownership is based on a Schedule 13D/A filed with the Commission on March 3, 2014. Includes 3,850,000 shares to which North Tide Capital, LLC has shared voting and investment power. Includes 3,425,000 shares to which North Tide Capital Master, LP has shared voting and investment power. Includes 3,850,000 shares to which Conan Laughlin, who serves as the Manager of North Tide Capital, LLC, has shared voting and investment power. The address of North Tide Capital Master, LP and Conan Laughlin is 500 Boylston Street, Suite 310, Boston, Massachusetts, 02116.

(4)	Information with respect to stock ownership is based on a Schedule 13G/A filed by BlackRock, Inc. with the Commission on January 29, 2014 and includes shares held by certain of its subsidiaries. Includes 3,142,378 shares to which BlackRock, Inc. has sole voting power and 3,254,885 shares to which BlackRock, Inc. has sole investment power.

(5)	Information with respect to stock ownership is based on a Schedule 13G/A filed with the Commission on February 14, 2014. Includes 1,164,444 shares to which EARNEST Partners, LLC ("EARNEST") has sole voting power, 379,742 shares to which EARNEST has shared voting power and 2,756,961 shares to which EARNEST has sole investment power.

(6)	Information with respect to stock ownership is based on a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the Commission on February 11, 2014 and includes shares held by certain of its subsidiaries. Includes 54,994 shares to which Vanguard has sole voting power, 2,057,217 shares to which Vanguard has sole investment power and 53,094 shares to which Vanguard has shared investment power.

(7)	Information with respect to stock ownership is based on a Schedule 13G filed with the Commission on February 10, 2014. Includes 1,865,966 shares to which Dimensional Fund Advisors LP ("Dimensional") has sole voting power and 1,933,320 shares to which Dimensional has shared investment power.

(8)	Information with respect to stock ownership is based on a Schedule 13G/A filed by Wells Fargo & Company ("WFC") with the Commission on January 28, 2014 and includes shares held by certain of its subsidiaries. Includes 116 shares to which WFC has sole voting power, 1,873,010 shares to which WFC has shared voting power, 116 shares to which WFC has sole investment power and 1,878,507 shares to which WFC has shared investment power.

(9)	Includes 985,916 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(10)            Includes 389,611 shares held in trust.

(11)	Includes 113,567 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(12)	Consists of 115,000 shares held indirectly with Ursula Capital Partners, of which Mr. Englander is the Managing Partner. Mr. Englander disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(13)	Includes 43,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(14)	Includes 74,754 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(15)	Includes 43,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014, and 20,000 shares held in trust.

(16)	Includes 53,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(17)	Includes 43,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014, and 20,860 shares held in trust.

(18)	Includes 33,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(19)	Includes 43,764 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014, and 1,100 shares held jointly by Mr. Wickens and his spouse.

(20)	Includes 40,497 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(21)	Includes 27,724 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(22)	Includes 11,784 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(23)	Consists of 9,132 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(24)	Includes 3,750 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

(25)	Includes 1,529,708 shares that, as of April 10, 2014, were issuable upon the exercise of outstanding stock options within 60 days after April 10, 2014.

Corporate Governance

Board Information

Our Board held nine meetings during 2013.  All of the members of the Board who served during 2013 except Thomas G. Cigarran and Mr. Leedle are "independent directors," as defined under applicable law and the NASDAQ Global Select Market ("NASDAQ") listing standards.  In addition, the Board has determined that Daniel J. Englander, the Board's nominee for director, is an "independent director," as defined under applicable law and NASDAQ listing standards. The Board has a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee.

Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings held during 2013 by the Board and of each committee of which such director was a member for the entire year.

Leadership Structure

We believe our board leadership structure is appropriate in light of the Company's business. Our Board of Directors' Corporate Governance Guidelines (our "Corporate Governance Guidelines") note that our Bylaws provide that our Board size should consist of at least five and no more than 12 directors which we believe provides for the optimal exchange of ideas without stifling cooperation. While our Corporate Governance Guidelines provide flexibility in who may serve as Chairman of the Board, we do not presently combine the roles of Chairman and Chief Executive Officer ("CEO").  In May 2011, the Board elected John Ballantine, a director of the Company since 2003, as Chairman of the Board.  Our Corporate Governance Guidelines set forth in greater detail the responsibilities of our Board.  Our Corporate Governance Guidelines are available under "Corporate Governance" accessible through the "Investors" link on the Company's website at www.healthways.com.

Risk Oversight

The Company is exposed to a number of risks, including economic, environmental, operational, and regulatory risks, among others. Management is responsible for the day-to-day management of the risks the Company faces, while the Board as a whole is responsible for the oversight of such risk. Our Audit, Compensation and Nominating and Corporate Governance Committees each play a significant role in assisting the Board to fulfill its oversight responsibilities.

Our Audit Committee, for example, is responsible for overseeing the accounting, financial, legal, and regulatory risks the Company faces. The Audit Committee receives reports from management and outside auditors regarding material issues concerning the adequacy of the Company's internal controls over financial reporting. The Audit Committee also has access to management in discharging its duties and provides regular reports to the Board.

Our Compensation Committee assists the Board with risk oversight by annually reviewing the compensation philosophy of the Company and evaluating and providing recommendations on executive compensation as well as producing an annual report on executive compensation to be included in our Proxy Statement.  As further described in "Compensation Discussion and Analysis" beginning on page 27, the Compensation Committee has determined that our compensation programs do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.  The Compensation Committee regularly reports its activities to the full Board.

Our Nominating and Corporate Governance Committee assists with risk oversight by managing Board structure and organization, the criteria for selecting new members to the Board and any Board committees, determining compensation for directors, evaluating Board members, and annually reviewing the corporate governance principles of the Company and recommending changes when appropriate. The Nominating and Corporate Governance Committee regularly provides reports to the Board.  The activities of each of our committees are set forth in greater detail in each of their respective charters, which are available under "Corporate Governance" accessible through the "Investors" link on the Company's website at www.healthways.com.

Committees of the Board

Compensation Committee

During 2013, the Compensation Committee was composed of Drs. England and Taunton-Rigby and Mr. Novelli for the entire year, Mr. Wills from February 2013 through the end of the year, Mr. Tramuto from June 2013 through the end of the year, and William C. O'Neil, Jr. from January 2013 until the 2013 Annual Meeting of Shareholders, the date of his retirement from the Board.  It was chaired by Mr. Novelli.  As discussed in "Compensation Discussion and Analysis," all of the directors who serve on the Compensation Committee are "non-employee directors" as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended, "Outside Directors" for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and "independent directors" as defined under the NASDAQ corporate governance listing standards, in each case as determined by the Board.  The Compensation Committee is responsible for overseeing our overall compensation strategies and policies, evaluating the performance of our executive officers and recommending to the independent directors the compensation of each of our executive officers and administering our equity-based incentive plans, among other things.  The Compensation Committee's Charter, which is reviewed annually by the Compensation Committee and is available on our website at www.healthways.com, provides a detailed description of the Compensation Committee's duties and responsibilities.  The Compensation Committee held five meetings during 2013.

In connection with his election to the Board (as discussed below), the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Englander to serve as a member of the Compensation Committee, effective March 17, 2014.

Nominating and Corporate Governance Committee

During 2013, the Nominating and Corporate Governance Committee was composed of Drs. England, Bisgard and Neel and Messrs. Novelli and Wickens and was chaired by Dr. England.  All of the directors who serve on the Nominating and Corporate Governance Committee are "independent directors" as defined under the NASDAQ corporate governance listing standards.  The Nominating and Corporate Governance Committee's responsibilities include identifying individuals qualified to become members of the Board and recommending such individuals to the Board for election to the Board and developing and recommending to the Board corporate governance principles applicable to the Company.  The Nominating and Corporate Governance Committee's Charter, which is reviewed annually by the Nominating and Corporate Governance Committee and is available on our website at www.healthways.com, provides a detailed description of the Nominating and Corporate Governance Committee's duties and responsibilities and sets forth the director nomination process.  The Nominating and Corporate Governance Committee held four meetings during 2013.

Audit Committee

During 2013, the Audit Committee was composed of Messrs. Wills and Wickens and Drs. Bisgard, Neel and Taunton-Rigby for the entire year, and Mr. O'Neil through May 2013.  The Audit Committee was chaired by Dr. Neel. All of the directors on the Audit Committee are "independent directors" as defined under the NASDAQ corporate governance listing standards, and satisfy the heightened independence criteria applicable to members of the Audit Committee under the NASDAQ corporate governance listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  We have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual's financial sophistication.  The Audit Committee meets with our independent registered public accounting firm and management to review our consolidated financial statements, the quality and integrity of our accounting, auditing and financial reporting process, and our systems of internal controls.  The Board has determined that Mr. Wills qualifies as an "audit committee financial expert," as defined by the regulations of the Commission.  The Audit Committee's Charter, which is reviewed annually by the Audit Committee and is available on our website at www.healthways.com, provides a detailed description of the Audit Committee's duties and responsibilities.  The Audit Committee held 12 meetings during fiscal 2013.

Investments Sub-Committee

In September 2011, the Board formed an Investments Sub-Committee (the "Sub-Committee").  The Sub-Committee has four members, two of whom were Board-appointed and two of whom are ex officio members by virtue of serving as the Chairman of the Board and Chairman of the Audit Committee:

Jay C. Bisgard (Board-appointed)	Chairman
Kevin G. Wills (Board-appointed)	Member
John W. Ballantine	Ex Officio (Chairman of the Board)
C. Warren Neel, Ph.D.	Ex Officio (Chairman of the Audit Committee)

An "Investment" is defined as an expenditure of capital or the transfer of value by the Company in exchange for businesses, securities, assets or similar matters of value.

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The CEO is authorized to approve on behalf of the Company the making of Investments that do not exceed $10 million twice during any Company fiscal year.  Actions by the CEO pursuant to this authority shall be communicated to the full Board in a timely manner.

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Investments exceeding $10 million but not exceeding $25 million must be submitted to the Sub-Committee for review and final approval/non-approval.  Actions by the Sub-Committee shall be communicated to the full Board in a timely manner.

•	Investments in amounts exceeding $25 million must be submitted to the full Board for review and approval/non-approval.

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Investments (regardless of amount) that involve the issuance of Company equity securities or debt securities registered under the Securities and Exchange Act of 1934, as amended, must be presented to and approved by the full Board.

•	Investments (regardless of amount) implicating a conflict of interest involving any officer or director of the Company must be presented to and approved by the full Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve in the best interests of the Company and its stockholders.  Our Corporate Governance Guidelines, which are available on our website at www.healthways.com, provide a framework for the conduct of the business of the Board.

Code of Conduct

Our Code of Business Conduct applies to all employees (including officers) and non-employee directors (collectively, "colleagues").  The purpose of the Code of Business Conduct is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents we file with the Commission and other public communications we make; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Business Conduct; and accountability for adherence to the Code of Business Conduct, and to deter wrongdoing.  A copy of our Code of Business Conduct, as well as any amendments thereto, is available on our website at www.healthways.com.

Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under "Identifying and Evaluating Nominees for Directors."  Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Secretary, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  To be timely, director nominations for the 2015 Annual Meeting of Stockholders must be submitted within the time limits for stockholder proposals as set forth on page 91.

Director Qualifications

Under our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for determining the criteria for membership on the Board.  Under such criteria, at least a majority of the members of the Board should be independent, and all members should have the highest character and integrity and possess an inquiring mind, vision and the ability to work well with others.  Currently, all of our directors except for Mr. Leedle are independent. Other criteria that will be considered include prior experience as a director, knowledge of our business and industry and broad experience at the operational, financial or policy-making level in business. Diversity, age and skills in the context of the needs of the Board are also a consideration.  While the Company's Corporate Governance Guidelines do not explicitly define diversity, it is the Nominating and Corporate Governance Committee's practice to seek director candidates who will contribute to a diversity of perspectives. The Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account a candidate's personal characteristics and industry experience, with the intent of maintaining a Board that represents a broad range of viewpoints. Board members should also have sufficient time to devote to the affairs of the Company and to provide insight and practical wisdom based on experience.  As such, in order to be active participants and perform all director duties responsibly, directors' service on other boards of public companies is limited to three public company boards (excluding the Company).

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, management, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board.  In evaluating nominations, the Nominating and Corporate Governance Committee uses the same criteria for all nominees and seeks to achieve a balance of knowledge, experience and expertise on the Board.

Directors' Attendance at Annual Meetings of Stockholders

Although directors are invited and are always encouraged to attend the annual stockholder meetings, we do not require their attendance.  All of the directors then serving, except for Mr. Wickens, attended the 2013 Annual Meeting of Stockholders held on May 30, 2013.

Communications with the Board

Stockholders may communicate with the Board by submitting a letter in writing addressed to: Chairman of the Board, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  If the communication relates to the Company's ethics or conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chairman, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  Stockholder communications may be submitted confidentially or anonymously.

Stock Retention Guidelines

The Company's stock retention guidelines applicable to executive officers require executive officers to maintain a minimum ownership in the Company's stock based on a multiple of their base salary (at least 3.75 times base salary for the Chief Executive Officer, 2 times base salary for the Chief Financial Officer, Chief Commercial Officer and the President, International, and 1.2 times base salary for the Chief Accounting Officer and General Counsel).  Executive officers must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all nonqualified stock options and vesting of all restricted stock units representing hypothetical shares of our Common Stock ("RSUs") until they reach the required multiple of base salary.  All executive officers are currently in compliance with the guidelines.  Executive officers who do not comply with the guidelines may not be eligible for future equity awards.

In January 2013, the Board adopted stock retention guidelines for directors.  The guidelines require directors to maintain ownership in the Company's stock equal to three times the current minimum annual cash retainer for directors.  Directors must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and vesting of all RSUs until they reach the required minimum ownership.  Directors will have until January 2018 to meet these requirements and may not sell shares of the Company's stock until the ownership requirement is achieved.

Evaluations of Board and Committee Performance

Each year, the Nominating and Corporate Governance Committee of the Board conducts an evaluation process focusing on the effectiveness of the Board as a whole, the performance of each committee of the Board and the performance of each individual Board member.  The manner of the evaluation is determined annually by the Nominating and Corporate Governance Committee in order to ensure the procurement of accurate and relevant information.  The evaluation process is designed to facilitate ongoing, systematic examination of the Board, each committee's effectiveness and accountability, and each individual's performance, and to identify opportunities for improvement. The Nominating and Corporate Governance Committee designed and coordinated the evaluations for the Board, committees, and individual directors, and the Chair of the Nominating and Corporate Governance Committee reported the results to each committee, the full Board, and each individual director.

Certain Relationships and Related Party Transactions

Since the beginning of the last fiscal year, we are aware of the following related party transaction between us and our directors, executive officers, 5% stockholders or their family members that requires disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

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Christopher Cigarran, President of Employer Market, is the son of former director Thomas G. Cigarran and received aggregate cash compensation of approximately $447,000 (consisting primarily of salary and performance-based cash) during fiscal 2013.

Pursuant to its written charter, the Audit Committee reviews and either ratifies, approves or disapproves all "Interested Transactions," which are generally defined (for purposes of this Proxy Statement) to include, but are not limited to, any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;
•	the Company was, is or will be a participant; and
•	any Related Party had, has or will have a direct or indirect material interest.

A "Related Party" is any:

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person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and Proxy Statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company's Common Stock;
•	immediate family member of any of the foregoing; or
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firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee considers the relevant information and facts available to it regarding the Interested Transaction and takes into account factors such as the Related Party's relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director participates in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Background to the Board's Recommendation in Favor of the Company's Nominees

We believe our Board consists of highly-qualified, experienced, independent directors who are committed to building stockholder value and positioning the Company for revenue growth, sustainable profitability, and success in the rapidly evolving healthcare landscape.

Our Board consists of 11 members, four of whom are nominees for election at the 2014 Annual Meeting of Stockholders. We believe that it is important for our Board to include members with diverse and complementary skills and knowledge gained through professional experience in areas that are highly relevant to our strategy and operations, including experience with the operating requirements of a value-based contract services business, and who offer valuable leadership skills and diverse insights at a critical time for the Company. Our directors' backgrounds reflect, among others, the following experiences: senior leadership roles in publicly traded and privately held companies not only in the healthcare services, wellness, healthcare technology, medical device and healthcare information sectors, but also in the business advisory services, investment management, financial services and retail industries. Professional experiences of our four nominees for election at the 2014 Annual Meeting of Stockholders include risk management and investment/asset management leadership positions as well as serving as chief financial officer and chief accounting officer of a publicly traded company; board leadership positions at several publicly traded companies; and accounting, capital markets, mergers and acquisitions and international operations experience. We believe that our four nominees have the attributes necessary to maintain, together with the other members of the Board, an effective Board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; practical judgment and proven decision-making skills; the ability to devote significant time to serve on our Board and its committees and to work in a collaborative manner; and an unwavering commitment to representing the long-term interests of all our stockholders.

Background to Potential Contested Solicitation

On August 12, 2013, a representative of North Tide met with the Company's Chief Executive Officer Ben Leedle, Chief Financial Officer Alfred Lumsdaine, and Senior Vice President of Investor Relations Charles Wochomurka at the Company's headquarters in Franklin, Tennessee and discussed general business trends and the Company's performance and capital structure.

On September 12, 2013, Conan Laughlin, the managing member of North Tide, met with Messrs. Leedle, Lumsdaine and Wochomurka at the Stifel Nicolaus healthcare conference in Boston, Massachusetts.

On October 24, 2013, North Tide and Messrs. Leedle, Lumsdaine and Wochomurka had a teleconference and discussed Healthways' previously issued guidance for 2013 and 2014.

On October 28, 2013, North Tide filed with the Commission a Schedule 13D reporting beneficial ownership by North Tide and its affiliates of approximately 9.88% of our outstanding common stock.  This filing also indicated that North Tide may initiate discussions with the Board regarding the performance of our management team and/or other matters concerning our management.

On November 4, 2013, a representative of North Tide and Mr. Lumsdaine had a teleconference and discussed Healthways' Silver Sneakers business.

On November 15, 2013, John Ballantine, Chairman of the Board, and Mary Flipse, the Company's General Counsel, met with Mr. Laughlin in New York City.  At that meeting, Mr. Ballantine provided the Board's views as to the strategic direction of the Company, and Mr. Laughlin reviewed his concerns regarding the Company's business strategy and management.

On December 2, 2013, North Tide filed with the Commission an amendment to its Schedule 13D which included a letter to the Board.  In the letter, Mr. Laughlin articulated his views about the Company's management and business strategy.

On December 4, 2013, the Company filed a Current Report on Form 8-K in which the Company confirmed its receipt of the letter from North Tide and in which the Board expressed its support for the Company's management team and strategy.

On December 19, 2013, North Tide filed with the Commission an amendment to its Schedule 13D in which it reported beneficial ownership of approximately 11% of our outstanding common stock.

On December 20, 2013, Mr. Ballantine had a telephone conversation with Mr. Laughlin in which Mr. Laughlin reiterated his views about the Company's management and business strategy and expressed his intent to nominate a slate of directors for election at the 2014 Annual Meeting of Stockholders.  Mr. Ballantine responded that he would discuss Mr. Laughlin's views and ideas with the Board.

On December 23, 2013, a meeting of the Board was held in which Mr. Ballantine provided an update on his communications with Mr. Laughlin, and the directors engaged in extensive deliberations of North Tide's proposals regarding the Company's management and business strategy.

On December 27, 2013, Mr. Ballantine and Mr. Laughlin had a telephone conversation in which Mr. Ballantine conveyed, among other things, that the Board had been working with the Company's external financial advisor, management and counsel to carefully evaluate the opinions regarding the Company's business strategy articulated by North Tide.  Mr. Ballantine also conveyed that the Board and management engage in the process of reviewing the Company's overall strategy, financial results and projections in the ordinary course and that he would follow up with Mr. Laughlin after the Company reported its results for the fourth quarter of 2013 in February 2014.

On January 14, 2014, North Tide delivered to the Board and filed with the Commission a letter in which it indicated, among other things, its intent to seek Board representation at the 2014 Annual Meeting of Stockholders.

On February 19, 2014, Mr. Ballantine contacted Mr. Laughlin and indicated that, with the assistance from J.P. Morgan, the Board had carefully reviewed the business strategy topics raised by North Tide.  Mr. Ballantine offered to make representatives of J.P. Morgan available to North Tide so that North Tide would have an opportunity to gain the perspective of the Company's financial advisor who is intimately familiar with the Company's industry, strategy, operations and financial condition. Additionally, Mr. Ballantine indicated that the Board was prepared to consider a director candidate put forth by North Tide who is independent of North Tide and who has skills and experience complementary to those of the existing Board members, subject to a customary standstill agreement expiring at the 2015 Annual Meeting of Stockholders.

On February 19, 2014, in an email to Mr. Ballantine, North Tide rejected the Board's settlement offer and proposed a settlement on the following terms: (i) three North Tide director nominees would be nominated at the 2014 Annual Meeting of Stockholders in place of the Company's then existing three Class II directors; (ii) a fourth director nominee would be a candidate mutually agreeable to North Tide and the Board; (iii) Ben Leedle would resign as CEO and as a director of the Company and an interim CEO would be installed to run the day-to-day operations until a successor would be appointed; (iv) a special committee represented equally by current directors and North Tide director nominees would be formed in order to identify a permanent CEO replacement; and (v) North Tide would enter into a customary standstill agreement wherein it would agree not to submit any nominations for the 2014 Annual Meeting of Stockholders and would be reimbursed for certain of its expenses.

On February 24, 2014, in a telephone conversation with Mr. Laughlin, Mr. Ballantine expressed the Board's strong desire to avoid the potential cost and distraction of a proxy contest and presented a new settlement offer on behalf of the Board in an effort to avoid such a proxy contest.  Under the settlement offer, the Board offered to put forward for election at the 2014 Annual Meeting of Stockholders a five-person slate, including two qualified independent candidates to be nominated by North Tide, subject to confirmation through the ordinary review process of the Nominating and Corporate Governance Committee of the nominees' independence and lack of affiliations with North Tide. Two nominees would be selected by the Board from its existing Class II directors, and the Board would identify a fifth qualified, independent director, who would be reviewed with North Tide prior to his or her nomination. Together, if elected, these directors would serve on an expanded 12-member Board. In addition, the Board would create a strategic review committee for the purpose of assisting management and the Board in reviewing and refining the Company's long-term strategy. A North Tide representative would serve on this new committee and each of the other standing committees of the Board. The Board's offer contemplated customary standstill and voting commitments from North Tide through the 2014 Annual Meeting of Stockholders but expiring prior to the nomination deadline for the 2015 Annual Meeting of Stockholders.

On February 26, 2014, North Tide delivered a letter to the Board in which it disagreed with the Board's assessment of management but proposed a settlement as follows: (i) the Board's support of the nomination of four North Tide candidates; (ii) the appointment of one of North Tide's nominees as Chairman, or preferably Executive Chairman of the Board; and (iii) the resignation of Messrs. Ballantine, Neel and Wills from the Board.

On February 27, 2014, Mr. Ballantine sent a letter to North Tide in which the Board expressed its disappointment in North Tide's response to the Board's settlement offer, support for the Company's leadership and strategy and reiterated the settlement offer set forth in Mr. Ballantine's telephone conversation with Mr. Laughlin on February 24, 2014.

On February 28, 2014, North Tide delivered a letter to the Board reiterating its positions with respect to the Company's board composition, management and business strategy.  On the same date, an affiliate of North Tide delivered to the Company a formal notice of nomination of Edwin "Mac" Crawford, Bradley S. Karro, Paul H. Keckley and Conan J. Laughlin to the Board at 2014 Annual Meeting of Stockholders, and North Tide's Schedule 13D was amended to reflect this nomination.

On February 28, 2014, the Company issued a press release in which the Company acknowledged the receipt of a director nomination notice from North Tide.  In the press release, Mr. Ballantine expressed the Board's continued support of the Company's strategy under the leadership of Mr. Leedle and the Board's disappointment with North Tide's apparent determination to proceed with a disruptive and costly proxy contest at the expense of all of the Company's stockholders.

On March 31, 2014, North Tide filed with the Commission a preliminary proxy statement accompanied by an investor presentation.

On April 1, 2014, North Tide filed with the Commission a revised investor presentation.

On April 14, 2014, the Company filed with the Commission a preliminary proxy statement for the 2014 Annual Meeting of Stockholders and issued a press release announcing the same.

On April 18, 2014, North Tide filed with the Commission two identical revised preliminary proxy statements.

On April 28, 2014, North Tide filed with the Commission a further revised preliminary proxy statement.

On May 1, 2014, North Tide filed with the Commission a further revised preliminary proxy statement.

Election of Directors

Pursuant to an amendment to our Restated Certificate of Incorporation, as Amended (our "Certificate of Incorporation") approved by our stockholders at the 2013 Annual Meeting of Stockholders, our Board is in transition to no longer be classified. Accordingly, at our 2013 Annual Meeting of Stockholders, three directors (the "Class I" directors) were elected to a three-year term, which expires at the 2016 Annual Meeting of Stockholders. At the 2014 Annual Meeting of Stockholders, our stockholders will elect four directors (the "Class II" directors) to a one-year term expiring at the 2015 Annual Meeting of Stockholders. At the 2015 Annual Meeting of Stockholders, our stockholders will elect four directors (the "Class III" directors) and the Class II directors to one-year terms expiring at the 2016 Annual Meeting of Stockholders. Beginning with the 2016 Annual Meeting of Stockholders, our stockholders will elect the full Board on an annual basis.

Unless contrary instructions are received, shares of our Common Stock represented by duly executed proxies will be voted in favor of the election of the nominees named below.  If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as our Board may propose.  The Board has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

As previously reported, Mr. Thomas G. Cigarran resigned from the Board, effective February 14, 2014, and the Board elected Daniel J. Englander to fill the vacated seat on the Board, effective March 17, 2014.  As a Class II director, Mr. Englander is standing for election at the 2014 Annual Meeting of Stockholders.

Other than Mr. Englander, there are no Company nominees for election to the Board who have not previously been elected by the stockholders.

A nominee for election must receive a plurality of the votes cast at the 2014 Annual Meeting of Stockholders to be elected as a director.  Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each director for each share of Common Stock held by such stockholder.

The Board recommends a vote FOR each nominee.

Class II Directors

The following persons are the nominees for election to serve as Class II directors for a term that will expire at the 2015 Annual Meeting of Stockholders and until his/her successor is elected and qualified.  All nominees are presently directors of the Company and were previously elected by the stockholders (except for Mr. Englander).  Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors.

John W. Ballantine Former Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation	Age 68	Director since 2003
Mr. Ballantine has been Chairman of the Board since May 2011.  Mr. Ballantine served as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, a bank holding company, from 1996 until his retirement in 1998.  He currently serves as a director of DWS Funds, a family of mutual funds, where he is Chairman of the Fixed Income and Asset Allocation Committee, and Portland General Electric, a publicly traded electric service provider, where he is Chairman of the Finance Committee.

Qualifications:  Mr. Ballantine's specific skills, experience and qualifications to serve as a director of the Company include his leadership as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, in addition to his board leadership roles at a number of companies including DWS Funds. We believe Mr. Ballantine's experience at these firms enhances the Board's understanding of the perspective of institutional investors.

Board Committees:  investments sub-committee

Kevin G. Wills Managing Director and Chief Financial Officer of AlixPartners, LLP	Age 48	Director since 2012

Mr. Wills has served as Managing Director and Chief Financial Officer of AlixPartners, LLP, a global business advisory firm, since March 2014. Prior to that, he served as Executive Vice President and Chief Financial Officer of Saks Incorporated (now a part of Hudson's Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts, from May 2007 through November 2013.  Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer of Saks Incorporated from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian, Inc., a retailer, from February 2003 until April 2005.  Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998 and Vice President of Financial Reporting for Saks Incorporated in September 1997, when he joined Saks Incorporated.  Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer.  Prior to that, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PricewaterhouseCoopers), an accounting and financial services firm.

Qualifications:  Mr. Wills' specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Managing Director and Chief Financial Officer of AlixPartners, LLP and, prior to that, Chief Financial Officer of Saks Incorporated, as mentioned above. Additionally, Mr. Wills is a Certified Public Accountant and brings significant capital markets, mergers and acquisitions and international operations experience, all of which enhance our Board's understanding of various financial aspects of the Company's business.

Board Committees:  audit, compensation; investments sub-committee

Daniel J. Englander Managing Partner of Ursula Capital Partners	Age 45	Director since March 2014
Mr. Englander is the managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America's Car-Mart, Inc., a publicly traded automotive retailer based in Bentonville, Arkansas. He also has served as a director of Copart, Inc., a publicly traded company based in Dallas, Texas, that provides vehicle sellers with a full range of services to process and sell vehicles over the Internet, since 2006, and as a director of Ambassadors International, Inc., formerly a publicly traded cruise ship operator based in Seattle, Washington, from November 2008 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a Bachelor of Arts degree from Yale University.

Qualifications:  Mr. Englander's background in investment management and finance coupled with his board experience at other publicly traded companies enables him to be a valuable resource to our Board and to our company with respect to financial and business issues. Additionally, Mr. Englander has been an active, engaged investor in Healthways since 2005 through the business transformation cycle, knows our strategy well and understands the markets for our well-being solutions.

Board Committees:  compensation

C. Warren Neel, Ph.D. Former Executive Director of the Center for Corporate Governance at the University of Tennessee	Age 75	Director since 1991
Dr. Neel currently serves as a professor in the Master of Business Administration program at the University of Tennessee. From 2003 until his retirement in 2013, Dr. Neel served as the Executive Director of the Center for Corporate Governance at the University of Tennessee, which was recently renamed The Neel Corporate Governance Center in his honor.  He served as the Commissioner of Finance and Administration for the State of Tennessee from July 2000 until February 2003.  He served as Dean of the College of Business Administration at the University of Tennessee in Knoxville from 1977 to 2002.  From September 1998 to May 2012, Dr. Neel served as a director of Saks Incorporated (now a part of Hudson's Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics and gifts, where he was Chair of the Audit Committee.

Qualifications:  Dr. Neel's specific skills, experience and qualifications to serve as a director of the Company include his significant leadership experience in business. As Commissioner of Finance and Administration for the State of Tennessee, Dr. Neel served as the governor's Chief Financial Officer, managing a budget of over $20 billion. In his most recent position with the University of Tennessee, Dr. Neel helped establish The Neel Corporate Governance Center. Additionally, Dr. Neel's academic research has been published in a variety of journals. Because of Dr. Neel's strong business acumen and leadership in a variety of roles, we believe he enhances our Board's understanding of complex financial data and management issues.

Board Committees:  audit (chair); nominating and corporate governance; investments sub-committee

Class III Directors

The following four persons currently are members of the Board and will continue in their present positions until the 2015 Annual Meeting of Stockholders.  The following persons are not nominees and stockholders are not being asked to vote for them.  Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors.

Jay C. Bisgard, M.D. Former Director of Health Services at Delta Air Lines, Inc.	Age 71	Director since 2003
Dr. Bisgard has been self-employed as a physician since 2001. Dr. Bisgard served as Director of Health Services at Delta Air Lines, Inc., a publicly traded airline operator, from January 1994 to April 2001.  Prior to that, he served as the corporate medical director at Pacific Bell, a provider of telephone services, GTE Corporation, a provider of telephone services, and ARCO, an oil company.  He retired from the U.S. Air Force in 1986 with the rank of colonel.  He served as acting Deputy Assistant Secretary of Defense (Health Affairs) from 1981 to 1984.  He is a member of the International Academy of Aviation and Space Medicine, and a fellow of the American College of Preventive Medicine and the American College of Physician Executives.

Qualifications:  Dr. Bisgard's specific skills, experience and qualifications to serve as a director of the Company include over 30 years of experience in the healthcare industry in both the private and public sectors, including serving as a hospital CEO, a director of a number of companies and as acting Deputy Assistant Secretary of Defense (Health Affairs). Dr. Bisgard is certified in aerospace medicine and his primary interests have been in health policy and resource management. We believe his extensive career in the healthcare industry as well as his interests in health policy and resource management provide critical insight to our Board on both the historical and current trends within the healthcare industry.

Board Committees:  audit; nominating and corporate governance; investments sub-committee (chair)

Mary Jane England, M.D. Professor at the Department of Community Health Sciences at the Boston University School of Public Health; Former President of Regis College	Age 75	Director since 2004
Dr. England has served as a Professor at the Department of Community Health Sciences at the Boston University School of Public Health since 2012 and served as ad interim Chair from 2012 until November 2013. She also served as a Visiting Professor of Health Policy and Management at Boston University School of Public Health from 2011 to 2012.  Previously, Dr. England served as President of Regis College in Weston, Massachusetts from 2001 through 2011.  From 1990 to 2001, she served as President of the Washington Business Group on Health, a non-profit devoted to representing the interests of large employers on national health policy issues.  Prior to 1990, she served as Vice President of Prudential Insurance Co., a global insurance provider, Associate Dean at the John F. Kennedy School of Government at Harvard University, Commissioner of Social Services, and Associate Commissioner of Mental Health in Massachusetts.  She serves on the board of directors of NSF International, a non-profit involved in standards development, product certification, auditing education and risk management for public health and the environment.

Qualifications:  Dr. England's specific skills, experience and qualifications to serve as a director of the Company include her significant experience in the healthcare industry. For over ten years, Dr. England served as the President of the Washington Business Group on Health. Additionally, Dr. England serves on the board of directors of NSF International. We believe Dr. England's experience at the Washington Business Group on Health, as well as in other positions, provides our Board with unique insight into how the interests of companies within the healthcare industry are effectively represented.

Board Committees:  compensation; nominating and corporate governance (chair)

John A. Wickens Former National Health Plan President of UnitedHealth Group	Age 57	Director since 2007
Mr. Wickens is the sole owner of Athlete Endeavors LLC, a web platform designed to support aspiring Olympic athletes, which he founded in October 2013. Mr. Wickens was not employed from March 2006 to September 2013. Mr. Wickens served as National Health Plan President of UnitedHealth Group Incorporated, a publicly traded diversified health and well-being company, from January 2004 to February 2006 and South Division President from September 2001 to December 2003.  Prior to that time, he served in various capacities at UnitedHealth Group Incorporated beginning in 1995.  Mr. Wickens currently serves as the Vice Chair of U.S.A. Track & Field Foundation and Chair of UnitedHealthcare Children's Foundation.

Qualifications:  Mr. Wickens' specific skills, experience and qualifications to serve as a director of the Company include his varied leadership roles at UnitedHealth Group Incorporated. We believe Mr. Wickens' experience at UnitedHealth Group Incorporated gives our Board insight into how other companies within the healthcare industry both manage and respond to the numerous challenges faced in the current economic and political climate.

Board Committees:  audit; nominating and corporate governance

William D. Novelli Professor at the McDonough School of Business at Georgetown University; Former Chief Executive Officer of AARP	Age 72	Director since 2009

Mr. Novelli has served as a professor at the McDonough School of Business at Georgetown University since August 2009.  From 2001 to 2009, he served as the Chief Executive Officer of AARP, a nonprofit organization that helps people over age fifty improve their lives.  Mr. Novelli currently serves as the Chair of the board of directors of Campaign for Tobacco-Free Kids.

Qualifications:  Mr. Novelli's specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Chief Executive Officer of AARP, as mentioned above.  Additionally, Mr. Novelli's current leadership as chairman of the board of directors of the Campaign for Tobacco-Free Kids, a leader in fighting to reduce tobacco use and its consequences in the world, enhances our Board's own understanding of how other organizations promote improved health and wellness, which is the core of the Company's business.

Board Committees:  compensation (chair); nominating and corporate governance

Class I Directors

The following three persons currently are members of the Board and will continue in their present positions until the 2016 Annual Meeting of Stockholders.  The following persons are not nominees and stockholders are not being asked to vote for them.  Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors.

Ben R. Leedle, Jr. President and Chief Executive Officer of the Company	Age 53	Director since 2003
Mr. Leedle has served as Chief Executive Officer of the Company since September 2003 and as President of the Company from May 2002 through October 2008 and April 2011 through present.  Mr. Leedle served as Chief Operating Officer of the Company from September 1999 to August 2003, Executive Vice President of the Company from September 1999 to May 2002 and as Senior Vice President of Operations from September 1997 to September 1999.

Qualifications:  Mr. Leedle's specific skills, experience and qualifications to serve as a director of the Company include his nearly 17 years of senior leadership experience at the Company.  During this time Mr. Leedle has effectively led the Company through significant growth as well as managed the Company in the current economic environment.  Additionally, Mr. Leedle has developed and overseen a talented group of senior executives.  Given his extensive leadership experience and institutional knowledge of the Company, we believe Mr. Leedle should serve as a director of the Company.

Board Committees:  none

Alison Taunton-Rigby, Ph.D. Former Chief Executive Officer of RiboNovix, Inc.	Age 70	Director since 2005
From 2003 until her retirement in 2010, Dr. Taunton-Rigby was the Chief Executive Officer of RiboNovix, Inc., a private company developing anti-infectives.  From 2001 to 2003, she served as the Chief Executive Officer of CMT, Inc., a privately held medical device company.  From 1995 to 2000, Dr. Taunton-Rigby served as the Chief Executive Officer of Aquila Biopharmaceuticals, Inc. (successor to Cambridge Biotech Corporation), a publicly traded biotechnology company.  She serves on the boards of directors of Columbia Funds, a mutual funds complex, ICI Mutual Insurance Company, a provider of insurance and fidelity bonding to the U.S. mutual fund industry, and Abt Associates, a provider of public policy and business research and consulting, where she serves as Chair of the Audit & Finance Committee.  Dr. Taunton-Rigby also serves on the Board of Trustees of the Boston Children's Hospital.  From 2004 to 2010, Dr. Taunton-Rigby served as a director on the board of Idera Pharmaceuticals, a publicly traded biotechnology company.

Qualifications:  Dr. Taunton-Rigby's specific skills, experience and qualifications to serve as a director of the Company include her service as Chief Executive Officer of a number of publicly traded healthcare companies and over 25 years of senior executive experience in the life science industry.  Dr. Taunton-Rigby also has significant experience serving on the boards of a variety of companies in the healthcare industry.  We believe Dr. Taunton-Rigby's entrepreneurial and leadership experience in the healthcare industry coupled with her board experience at other healthcare companies and in the investment industry provides insight to our Board on business, financial and strategic issues affecting the Company.

Board Committees:  audit, compensation

Donato Tramuto Chief Executive Officer and Chairman of Physicians Interactive	Age 57	Director since 2013
Mr. Tramuto is one of the founders of Physicians Interactive Holdings ("PIH") and has served as its Chief Executive Officer and Chairman since 2008.  PIH is one of the largest providers of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals.  Prior to organizing PIH, he served as President of the Physicians Interactive Division of Allscripts Healthcare Solutions, Inc., a publicly traded provider of clinical software, connectivity and information solutions.  From 2004 to 2006, Mr. Tramuto was Chief Executive Officer of i3, a global pharmaceutical services company that, prior to its sale to inVentiv Health, Inc. in 2011, was part of Ingenix (a subsidiary of UnitedHealth Group Incorporated).  Prior to joining Ingenix, Mr. Tramuto was one of the founders of Protocare, Inc., a large provider of drug development services, where he served as Chief Executive and President of the Protocare Sciences Division and Corporate Officer of Protocare from 1998 to 2003.   Prior to co-founding Protocare, Mr. Tramuto served as General Manager/Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark.   Mr. Tramuto also serves on several executive leadership boards including the Boston University School of Public Health Dean's Advisory Board, the Physicians Interactive Board of Directors and the Robert F. Kennedy Center for Justice and Human Rights Europe Board.  Mr. Tramuto is the Chairman and founder of the Health eVillages Board, and a former member of the State of Maine Economic Growth Council, an appointment by former Maine Governor John Baldacci.

Qualifications:  Mr. Tramuto's specific skills, experience and qualifications to serve as a director of the Company include his service as Chief Executive Officer of several mid-to-large sized, global healthcare companies, providing more than 30 years of healthcare experience in the both the product  and service segments.   He has extensive knowledge in strategy, product and business development, succession planning, marketing and consumer insights and has taken several companies from the startup phase to successful exits. In 2005, 2009 and 2012, Mr. Tramuto was selected by PharmaVOICE as one of the Top 100 Most Inspirational Healthcare Leaders in the Life Sciences Industry.   In May 2012, he was recognized by The Boston Globe as one of the top 12 innovators in Massachusetts for the launch of Health eVillages, a non-profit organization he founded in 2011 providing global mobile healthcare to disadvantaged communities. In April of this year, he was awarded, along with Hillary Clinton, Robert DeNiro, and Tony Bennett, the 2014 Robert F Kennedy Ripple of Hope Award, for his more than three decades of executive leadership in advancing innovative healthcare programs that have had a meaningful impact in saving lives.

Board Committees:  compensation

Director Compensation

Outside Directors each receive a $50,000 annual cash retainer as well as $1,000 for each non-regularly scheduled meeting attended at which action is taken, regardless of length.  Additionally, the Audit Committee chair receives an annual retainer of $25,000, and the Compensation Committee and Nominating and Corporate Governance Committee chairs each receive an annual retainer of $20,000.  Audit Committee members receive an annual retainer of $7,500, and Compensation Committee and Nominating and Corporate Governance Committee members receive an annual retainer of $6,000, provided that each Outside Director who participates on at least two committees will receive minimum annual cash compensation of $100,000 (from annual stockholder meeting to annual stockholder meeting).  Furthermore, upon their election to the Board, new Outside Directors receive an option to purchase 15,000 shares of Common Stock.

Outside Directors who had served as directors of the Company for at least 12 months were granted $100,000 in equity awards on the date of the 2013 Annual Meeting of Stockholders, the value of which consisted of 50% stock options and 50% RSUs.   Equity awards to Outside Directors during 2013 were made pursuant to the 2007 Stock Incentive Plan, as amended (the "2007 Plan").  Mr. Englander was elected to the Board effective March 17, 2014, and on such date was granted an option to purchase 15,000 shares of Common Stock.  For fiscal 2014, subject to stockholder approval of the 2014 Plan (or, if the 2014 Plan is not approved, share availability under the 2007 Plan), each director (excluding Mr. Englander) will be granted up to $100,000 in equity awards consisting of an expected value of 50% stock options and 50% RSUs.

In addition to the cash retainer and equity awards discussed above, committee chairs receive $4,500 for each Audit Committee meeting attended and $2,500 for each Compensation Committee or Nominating and Corporate Governance Committee meeting attended.  Other Outside Directors receive $2,500 for each committee meeting attended.

Mr. Ballantine is paid $200,000 in cash per year for serving as Chairman of the Board.  In addition, he receives the equivalent equity compensation awarded to Outside Directors, as determined by the Nominating and Corporate Governance Committee.  He receives no other additional compensation for his service on the Board or attendance at any Board or committee meetings.

The following table summarizes the compensation to each member of the Board during 2013.  Mr. Leedle receives no additional compensation, as such, for serving as a member of the Board.

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
		(1)	(2)
John W. Ballantine	$200,000	$50,003	$50,012	$300,015
Thomas G. Cigarran	125,000	50,003	50,012	225,015
Jay C. Bisgard, M.D.	107,500	50,003	50,012	207,515
Mary Jane England, M.D.	99,500	50,003	50,012	199,515
C. Warren Neel, Ph.D.	148,000	50,003	50,012	248,015
William D. Novelli	100,500	50,003	50,012	200,515
William C. O'Neil, Jr.	44,958	-	-	44,958
Alison Taunton-Rigby, Ph.D.	109,000	50,003	50,012	209,015
Donato J. Tramuto	38,667	-	114,900	153,567
John A. Wickens	100,000	50,003	50,012	200,015
Kevin G. Wills	100,000	50,003	50,012	200,015

(1)	Reflects the aggregate grant date fair value of stock awards granted during 2013 calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The grant date fair value of stock awards granted to the Outside Directors during 2013 was $13.94 per award. The following directors had unvested stock awards outstanding as of December 31, 2013: Mr. Ballantine (11,755); Mr. Cigarran (11,755); Dr. Bisgard (11,755); Dr. England (11,755); Dr. Neel (11,755); Mr. Novelli (10,873); Mr. O'Neil (8,168); Dr. Taunton-Rigby (11,755); Mr. Wickens (11,755) and Mr. Wills (3,587). Upon resignation in February 2014, Mr. Cigarran's unvested stock awards were cancelled.

(2)	Reflects the aggregate grant date fair value of stock option awards granted during 2013 calculated in accordance with FASB ASC Topic 718. The grant date fair value of stock options granted to the Outside Directors during 2013 was $7.66 per stock option. Assumptions used in the calculation of these amounts are disclosed in Note 13 to our audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Commission on March 14, 2014. The following directors had stock option awards outstanding as of December 31, 2013: Mr. Ballantine (56,998); Mr. Cigarran (41,998); Dr. Bisgard (56,998); Dr. England (66,998); Dr. Neel (56,998); Mr. Novelli (40,958); Mr. O'Neil (50,469); Dr. Taunton-Rigby (46,998); Mr. Tramuto (15,000), Mr. Wickens (56,998); and Mr. Wills (21,529). Of Mr. Cigarran's options outstanding as of December 31, 2013, 21,234 of unvested options were cancelled in February 2014 upon his resignation.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, which are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors.  These factors include, but are not limited to, those described in Item 1A, Risk Factors, and Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2013, and those that will be described from time to time in the Company's filings with the Commission, including the Company's subsequent reports filed with the Commission on Form 10-K, Form 10-Q and Form 8-K, which are available on the Commission's website at www.sec.gov and on the Company's website at www.healthways.com. We undertake no obligation to update or revise any such forward-looking statements.

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

The following table lists our Chief Executive Officer, Chief Financial Officer, and four other most highly compensated executive officers for 2013 (the "NEOs"):

Name	Position

Ben R. Leedle, Jr.	President and Chief Executive Officer
Alfred Lumsdaine	Executive Vice President, Chief Financial Officer
Peter Choueiri	President, Healthways International
Michael Farris	Executive Vice President, Chief Commercial Officer
Glenn Hargreaves	Chief Accounting Officer
Mary Flipse	Senior Vice President, General Counsel

Executive Summary

Compensation Decisions for 2013

The rapid movement in 2012 and early 2013 toward value-based models of care has slowed as both payers and providers confront the magnitude and complexity of the change required across their enterprises for operating success.  For Healthways, this slowdown has affected the ramp of lives at risk for quality and financial outcomes management.  As a result, our financial results for 2013 were below our initial expectations primarily due to a much lower number of risk lives available for our total population management services within our health systems customer relationships than originally anticipated.  A smaller but still important impact came from the normal fluctuations in the memberships of our commercial health plan customers, where we experienced a net reduction in lives compared with our expectations.

Due to the foregoing factors, we did not achieve our performance targets in 2013 related to our short-term cash incentive awards or long-term performance-based cash awards, and accordingly, consistent with the Company's compensation philosophy, our NEOs did not earn any short-term cash incentive awards (other than Mr. Choueiri whose performance with respect to short-term cash incentive awards was in part subject to an international performance target) or any performance-based cash as a part of long-term incentive awards, which, in total, were a mix of non-qualified stock options, restricted stock units (RSUs), and performance-based cash.  Additionally, our NEOs did not earn a Company discretionary match for our nonqualified deferred compensation plan.

Impact of Say on Pay Vote Results

In 2012, a majority of our stockholders voted against the approval of our executive compensation program at the 2012 Annual Meeting of Stockholders.  In response, the Compensation Committee (the "Committee") initiated a review of the Company's executive compensation practices with the assistance of an independent compensation consultant, Total Rewards Strategies, in the fall of 2012.  In the spring of 2013, prior to the 2013 Annual Meeting of Stockholders, we solicited feedback on our compensation practices from investors that collectively held approximately 37% of our Common Stock, specifically focusing on those who voted against our say on pay proposal in 2012.  After considering the feedback received from our stockholders and input from our independent compensation consultant, the Committee made a number of changes for 2013 that immediately addressed the governance-related aspects of the executive compensation program.  In addition, the Committee promptly began examining the overall direct compensation program structure (i.e. salaries, short-term cash incentives, and long-term incentive awards) for our executive officers and the design of each incentive; however, direct compensation decisions for 2013 had already been made when the Committee initiated its review of the compensation program.  As a result, the significant changes that the Committee made to the direct compensation program, which it believes are responsive to the stockholder feedback received, are effective for 2014.  Therefore, the 2014 direct compensation program changes will not be reflected in the Summary Compensation Table until next year's proxy statement.

At the 2013 Annual Meeting of Stockholders, a majority (64%) of our stockholders again voted against the approval of our executive compensation program.  Following the 2013 Annual Meeting, the Committee continued to review the Company's executive compensation program with a focus on the direct compensation components.  The Committee engaged a new independent compensation consultant in September 2013, Frederic W. Cook & Co., Inc. ("Cook & Co."), to assist the Committee in designing an executive compensation program that reflects the input from stockholders and supports the Company's pay for performance compensation philosophy and business objectives.

Compensation Decisions for 2014

After considering feedback received from our stockholders, input from our independent compensation consultant, and competitive and best practices, the Committee implemented a number of significant changes for 2014 summarized in the table below and discussed in more detail beginning on page 44.  This year's "say on pay" proposal is Proposal No. 2 in this Proxy Statement.

Following is a summary of the changes we implemented in both 2013 and 2014 based on best practices, stockholder feedback, and advice from the Committee's independent compensation consultants.  The program design changes that are effective for our 2014 executive compensation program are noted as such and will not be reflected in NEO compensation tables until 2014 executive compensation is reported in our 2015 Proxy Statement.

Executive Compensation Program Changes (2013 and 2014)
Incentive Design	Governance
•    Revised Peer Group (2013 and 2014): Established a revised peer group for 2013 and a further revised peer review group for 2014 for purposes of evaluating the executive compensation program.  The revised group for 2014 includes relevant industry peers with comparable revenues and market capitalization to Healthways.

•    Incentive Caps (2013): Added a cap to annual and long-term incentives for our executive officers.

•    Lower CEO Total Compensation (2014): Targeted CEO total compensation at the 2014 Peer Group median which results in a 30% reduction in target total compensation pay opportunity in 2014 as compared to 2013.

•    Performance-Based Equity (2014): Adopted an equity-based long-term incentive program (subject to availability of shares under the 2007 Plan or the new 2014 Stock Incentive Plan, if approved by stockholders) with 50% of the grant value subject to risk of forfeiture if pre-defined, multi-year performance objectives are not achieved.

•    Long-Term Vesting (2014): Extended the vesting period on the settlement of performance-based awards from 3 years to 4 years to emphasize retention and mitigate risk-taking behaviors during the performance period.

•    Recoupment Policy (2013): Adopted an incentive recoupment policy that permits the Committee, in its discretion, to recover incentive-based compensation from our executive officers in the event of a restatement of our financial results or non-compliance with our Code of Business Conduct to the material detriment of the Company.

•    No Change in Control Gross-Ups (2013):  Adopted a policy whereby gross-up payments in connection with excise taxes upon a change in control are prohibited in future employment agreements.

•    Anti-Hedging and Anti-Pledging Policies (2013 and 2014): In 2013, adopted a policy prohibiting the hedging of shares of Company stock, and in 2014, adopted a policy prohibiting the pledging of shares of Company stock, by our executive officers and Board members.

•    Double-Trigger Vesting Upon a Change In Control (2014): Adopted a policy whereby future equity awards may not accelerate vesting upon a change in control unless the executive is terminated without cause or with good reason within 12 months of the change in control event or the award is not assumed by an acquirer.

Executive Compensation Program Changes (2013 and 2014)
Incentive Design	Governance
•    Multi-Year LTI Performance Period (2014): Extended the long-term incentive: Extended the long-term incentive performance period from 12 months to a multi-year period to reward sustained performance

•    No Above-Target Pay Without Superior Total Shareholder Return Results (2014): Performance-based LTI is capped at target unless annualized total shareholder return ("TSR") during the performance period exceeds 25%. Above-target LTI payout is subject to the incentive caps established in 2013.

Summary of Compensation Practices

Below are key features of our executive compensation program, including the changes implemented in 2014, that we believe drive sustainable results, encourage executive retention, and align executive and stockholder interests.  We also highlight certain practices we have not implemented because we do not believe they would align with our stockholders' long-term interests.

What We Do

✓	Pay for performance by placing the majority of executive compensation "at risk" through linkage to our financial or market results

✓	Mitigate undue risk by having caps on incentive awards and a recoupment policy with respect to performance-based compensation

✓	Maintain meaningful stock ownership and retention requirements

✓	Engage an independent compensation consultant who does not provide any other services to the Company

✓	Require double trigger change in control provisions for acceleration of equity awards in all new equity awards

✓	Balance multiple metrics for short- and long-term incentives

✓	Seek stockholder feedback on our executive compensation

What We Don't Do

X	No excise tax gross-ups upon a change in control for employment agreements entered into after February 2013

X	No tax gross-ups on ongoing benefits

X	No granting of discounted stock options

X	No repricing of stock options or repurchasing of equity awards without stockholder approval

X	No hedging or short sales of Company securities

X	No pledging of Company securities

CEO Pay-for-Performance Alignment

The following chart illustrates the alignment between the CEO's pay and TSR for the three-year period ending December 31, 2013.  Note that this chart does not reflect the reduction in the CEO's targeted total compensation for 2014.  We have shown both target total pay and realizable pay.  Realizable pay includes salary, short- and long-term cash incentives earned, and the intrinsic value of equity awards granted during 2011, 2012, and 2013 based upon the Company's closing stock price on December 31, 2013 of $15.35 per share.  The intrinsic value of stock options equals the difference between the December 31, 2013 price and the exercise price of the awards.

CEO Compensation versus Stock Price Performance
CEO Pay ($000s)
Indexed TSR
CEO Total Compensation ($000s)
Indexed TSR
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
160
140
120
100
80
60
40
20
0
Target
Realizable
Target
Realizable
Target
Realizable
2011
2012
2013

For 2014, based on stockholder feedback, the Committee targeted CEO total compensation at the 2014 Peer Group median, which resulted in a 30% reduction in target total pay opportunity from 2013 to 2014, as shown below.

CEO Target Pay (in $000s)

Description	2013 Target Pay	2014 Target Pay	Percentage Change

Base salary	$712	$712	0%
Short-term incentive	$499	$499	0%
Long-term incentive	$2,672	$1,500	-44%
Total	$3,883	$2,711	-30%

The Committee's Processes and Analyses

Role of Compensation Committee

The Compensation Committee sets and administers the policies that govern compensation of our executive officers, including:

•
Annually evaluating the performance of the CEO and other executive officers and recommending to the independent directors of the Board the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing and recommending for approval to the Board any changes in executive officer incentive compensation plans and equity-based compensation plans; and

•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

The Committee seeks to assure that compensation paid to executive officers is fair, reasonable and competitive, and is linked to increasing long-term stockholder value. Only independent directors serve on the Committee.  Based on the Compensation Committee Charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely composed of one or more members of the Committee.

Compensation Philosophy and Objectives

Healthways is committed to making the world a healthier place, one person at a time.  In pursuit of that mission, we seek to attract, retain and motivate talented individuals who are committed to the Company's mission and core values.  The Committee is committed to designing an executive compensation program that is performance-based, competitive, clear in its design and objectives, and that aligns the interests of management with those of the Company's stockholders by rewarding executive officers when the Company achieves financial success.

The Committee believes that performance-based pay is key to achieving our financial and strategic objectives and meeting stockholder expectations.  The direct effect of this performance-based philosophy is that a majority of the total target compensation that is set at the beginning of the year for an NEO is variable (excluding benefits and perquisites).  We consider compensation to be variable if the ultimate value realized may be less than the intended target compensation.  Variable compensation includes both the annual short-term incentive awards and the long-term incentive awards that in 2013 consisted of stock options, RSUs, and performance-based cash awards.  For example, for 2013, approximately 81% of Mr. Leedle's total target compensation was variable, as shown below.  For all other NEOs, approximately 63% of their total target compensation was variable (using a weighted average).  Target compensation is defined as base earnings, short-term incentives at target (using the short-term incentive percentages for each NEO on page 37), and long-term incentives at target (using the long-term incentive percentages for each NEO on page 39).

CEO Target Compensation 2013
Base Earnings, 19%
Short-term incentives (variable), 13%
Long-term incentives (variable), 68%
Base Earnings
Short-term incentives (variable)
Long-term incentives (variable)

Other NEO Target Compensation 2013
Long-term incentives (variable), 52%
Base Earnings, 37%
Short-term incentives (variable), 11%
Base Earnings
Short-term incentives (variable)
Long-term incentives (variable)

Guided by the following principal objectives, the Committee strives to align compensation of its employees with the Company's business needs without encouraging excessive or unnecessary risk-taking:

•	Compensation that reflects both individual and Company performance.

o	We link employee pay to both individual and Company performance.

o
When employees assume greater responsibilities, more of their pay is linked to Company performance and stockholder returns through increased participation in equity programs and increased linkage of their short-term and long-term incentive targets to overall Company performance.  Since a significant share of our NEOs' total compensation is based on long-term incentives, their interests are aligned with the long-term interests of our stockholders and the Company.

o	We balance pay-for-performance and employee retention. Even during downturns in Company performance, the compensation program should continue to motivate successful, high-achieving employees.

•	Compensation consistent with job responsibility and the market.

We set base salaries by evaluating market compensation data and internal pay relativity, which means that pay differences among jobs should be commensurate with differences in job responsibility, geography, and impact.

•	Stockholder input.

We consider stockholder input from the most recent say on pay vote.  We also consider other feedback from our stockholders.  We seek to provide appropriate incentives for executives that are earned only when we achieve our performance goals that increase stockholder value, thereby aligning stockholder and executive interests.

Annually, or more frequently as needed, the Compensation Committee reviews:

•	Its compensation philosophy -- to ensure alignment with the principal objectives for compensation;

•	Our executive compensation policies -- in light of our financial performance, the annual budget, and competitive and best practices; and

•	The compensation of individual executives -- in light of such executive's performance and the Committee's executive compensation policies for that year.

As a result of our balance of short- and long-term incentives, our use of different types of equity compensation awards that provide a balance of incentives, our cap on incentive awards, our recoupment policy, our anti-hedging and anti-pledging policies, and our stock ownership guidelines, the Committee believes that our compensation programs, including our executive compensation program, do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.

The Committee also believes that our compensation strategies are aligned with our compensation philosophy, long-term performance, and Company culture, which places significant value on highly-performing individuals, and that those strategies promote individual responsibility for collective long-term success.

As discussed in further detail throughout the Compensation Discussion and Analysis, and based on Company performance in 2013, the Committee believes that 2013 executive compensation was reasonable and appropriate.

Setting Compensation

In addition to its annual review of executive compensation, the Committee retains an independent compensation consultant to review the Company's executive compensation.  The Committee also employs several tools to set executive compensation targets that meet the Company's objectives.  In January 2012, the Committee selected Total Rewards Strategies to provide independent executive compensation advisory services during 2012 and in setting executive compensation for 2013.  In September 2013, the Committee engaged Cook & Co. to provide independent executive compensation advisory services during 2013 and in setting executive compensation for 2014, details of which are discussed under "Compensation Decisions for 2014".  The independent compensation consultants report directly to the Committee and provide no other services to the Company.  The Committee uses the following tools to set compensation:

•	Assessment of individual performance.

o
At the beginning of each year, the Committee meets with the CEO to review and approve performance objectives for the upcoming year for the CEO and the other NEOs.  After the end of the year, the CEO delivers to the Committee individual performance evaluations and compensation recommendations for each NEO.  The Committee determines compensation adjustments for each NEO based on a variety of factors, such as a competitive compensation analysis, the CEO's and the Committee's assessment of each NEO's individual performance, the Company's performance, and the Committee's judgment based on the NEO's interactions with the Board.

o
After the end of the year, the CEO presents to the Committee a self-assessment of his performance for the year based on his established performance objectives.  The Committee conducts a confidential review of the CEO's performance for the previous year and discusses and recommends to the independent directors any compensation adjustment for the upcoming year based on the competitive compensation analysis, its assessment of the CEO's performance in light of the pre-approved performance objectives, the Company's performance, and the level of CEO compensation relative to the other NEOs.

•	Assessment of Company performance.

o
In addition to each NEO's individual performance, the Committee also considers the Company's overall performance in determining executive compensation.  When evaluating the relationship between the CEO's pay and Company performance, the Committee considers both reported pay (as reflected in the Summary Compensation Table) and realized pay for the CEO in recent years.

•	Compensation benchmarking.

o
The Committee reviews NEO compensation against external references to determine the appropriateness of compensation.  The Committee does not use particular formulas or specific positions within a range to determine compensation levels reflecting the responsibilities of a particular officer position but instead uses external comparisons to provide a point of reference.  The external references may include peer group analysis (see below) and/or commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (collectively, the "Survey Reports").  The Survey Reports cover a significant number of companies across a broad range of industries.  To support the Committee's review and evaluation, management, and if applicable, an independent compensation consultant, provides the Committee with information drawn from the Survey Reports.  While the Committee still applies this approach, for 2014, based on stockholder feedback, the Committee targeted CEO total compensation at the 2014 Peer Group median.

o
The Committee recognizes that we compete locally and nationally for talent with companies much larger than those included in our compensation peer group.  These larger companies aggressively recruit for the best qualified talent in particularly critical functions.  As a result, to attract and retain talent, the Committee may from time to time determine that it is in the best interests of our Company and stockholders to provide compensation packages that deviate from the external benchmark references.

Executive Compensation for 2013

Overview

Program Elements

The 2013 executive compensation program consisted of:

•	Base salaries;

•	Short-term cash incentive awards, based on achieving clearly-defined financial targets; and

•
Long-term incentive awards that are based on individual performance and/or the achievement of financial performance and/or business goals.  To focus our executives on the Company's long-term sustainable performance, a significant share of our executive compensation is weighted with long-term incentives.

Target Percentages

The Committee generally sets the executive officers' short-term and long-term incentive target percentages based on the targets that correspond with their internal job grades.  In 2013, we made no changes to the alignments between our internal job grade structure and incentive target percentages.

2013 Peer Group

During 2012, our prior independent compensation consultant developed a peer group consisting of the following companies (the "2013 Peer Group"), whose compensation levels were used in setting NEO compensation for 2013.  The consultant applied certain criteria in developing our peer group such as industry sector, compensation strategy, and financial metrics.  With regard to revenue and market capitalization, the consultant only evaluated companies with revenue and market capitalization each ranging between $200 million and $2 billion.  The median revenue for 2011 and market capitalization as of July 31, 2012 for companies in our peer group were $559 million and $764 million, respectively.  Compared to the 2013 Peer Group, we ranked slightly above median in terms of 2011 revenue and below the 25th percentile on market capitalization as of July 31, 2012.

Accretive Health	Corvel	Merge Healthcare
Advisory Board	eHealth	Metropolitan Health Networks
Allscripts Healthcare Solutions	Ensign Group	Molina Healthcare
AmSurg	Fair Isaac	Providence Service Corp
AthenaHealth	Hanger Orthopedic	Quality Systems
Bio-Reference Labs	HealthStream	Skilled Healthcare
Capella Healthcare	IPC The Hospitalist Company	U.S. Physical Therapy
Centene	MedAssets	Universal American
Computer Programs & Systems	Medidata Solutions	WebMD Health

Compensation Decisions for 2013

In determining 2013 compensation for our NEOs, the Committee employed the executive compensation structure from 2012 as a reference point together with an assessment of (i) individual performance, responsibilities, expectations and contributions of each NEO, (ii) the competitiveness of the Company's executive compensation and (iii) overall Company performance.  Additionally, the Committee considered feedback received from our stockholders and input from our prior independent compensation consultant and made the following changes to the executive compensation program for 2013, which the Committee believes better aligned the interests of our executives and our stockholders:

•	Caps on incentive awards equal to two times target;
•	Disclosure of forward-looking performance targets for both short- and long-term incentive awards;
•	Establishment of a revised peer group to evaluate the executive compensation program;
•	Implementation of a recoupment policy;
•	Elimination of Section 280G gross-up payments for all new employment agreements; and
•	Adoption of an anti-hedging policy.

In general, and based on the methodology described in the "Compensation Benchmarking" section, the Committee believes compensation levels for NEOs are appropriate.

An analysis of the components of 2013 executive compensation is described in detail below.

Base Salary

In setting base salaries for 2013, the Committee took into account several factors: individual and Company performance, prior year's salary, responsibilities, salaries paid by comparable companies for comparable positions, CEO recommendations, date of the NEO's previous salary increase, and internal pay equity within the Company's overall pay scale.  In addition, the Committee also considered the Company's 2013 budget for salary increases, which had been established at 4% based on the Company's 2012 performance and the Company's expected 2013 performance.  The objective of establishing a budget for salary increases is to allow salary increases to retain, motivate, and reward successful performers while maintaining affordability within the Company's business plan.  Individual pay increases can be higher or lower than budgeted depending on individual performance and changes in responsibilities, but aggregate increases must stay within the budget for salary increases.  In accordance with the Committee's belief that current base salaries were competitive based on the results of the compensation benchmarking process discussed earlier, Mr. Leedle and Mr. Farris did not receive salary increases for 2013; in fact, Mr. Leedle's salary has remained at the same level since 2008.  Base salary increases for the remaining NEOs were as follows:

Annualized Base Salary ($000s)

Name	2013 Base Salary	2012 Base Salary (at end of year)	Percentage Increase	Date of Previous Increase

Ben R. Leedle, Jr.	$712	$712	0%	03/2008
Alfred Lumsdaine	$385	$350	10%	02/2012
Peter Choueiri (1)	$438	$409	4%	01/2012
Michael Farris	$700	$700	0%	08/2011
Glenn Hargreaves	$258	$253	2%	07/2012
Mary Flipse	$258	$253	2%	07/2012

(1)	Mr. Choueiri is paid in Euros. Estimated salary in dollars is based on the average conversion rate for each year as calculated using the first and last business days of the year.

Short-term Cash Incentive Awards

We offer short-term cash incentive awards to NEOs to align their annual compensation with the Company's financial objectives for the current year.  Following are the key components of the short-term (annual) cash incentive program for 2013:

•	Short-Term Cash Incentive Target Percentages

Short-term cash incentive targets (expressed as a percentage of base salary) were set based on target percentages that correspond with each NEO's internal job grade.  Short-term cash incentive targets did not change between 2012 and 2013 for any NEO who held the same position during that time except for Mr. Lumsdaine, whose short-term cash incentive target increased in conjunction with an increase in his internal salary grade based on an evaluation of his role and salary grade relative to other executives within the company.  The Committee believes the short-term cash incentive targets are market competitive and that they establish the appropriate level of annual pay at risk and drive the achievement of annual performance goals.  For 2013, the Committee set maximum award amounts for the NEOs for short-term incentive awards that cap their potential award at 200% of the target award amount.

Short-term Cash Incentive Targets (as a percentage of base salary)

Name	2013	2012

Ben R. Leedle, Jr.	70%	70%
Alfred Lumsdaine	55%	50%
Peter Choueiri	50%	50%
Michael Farris (1)	n/a	n/a
Glenn Hargreaves	45%	45%
Mary Flipse	45%	38%(2)

(1)	Not eligible to participate in short-term cash incentive
program due to a separate three-year incentive award
described on page 42.
(2)	Blended rate. Short-term cash incentive target was 30%
through February 2012, 35% for March through July 2012,
and 45% thereafter based on increased responsibilities/roles throughout 2012.

•	Short-Term Cash Incentive Performance Measures

For 2013, the Committee changed the performance metric for short-term cash incentive awards to EBITDA, which was used as the metric for both earning and funding short-term cash incentive awards. EBITDA provides a specific measure of operating performance and is one of the most prevalent short-term cash incentive metrics used by our 2013 Peer Group (as defined on page 35).

All employees, including the NEOs (except for Mr. Farris), were eligible to begin earning short-term cash incentive awards when the Company exceeded EBITDA of $85.5 million. For Mr. Choueiri, 50% of his short-term incentive award was based on exceeding the total Company EBITDA target of $85.5 million, while the remaining 50% of his award was based on exceeding an EBITDA target for the international business.

Because total company EBITDA for 2013 did not exceed our goal of $85.5 million, the NEOs did not earn any short-term cash incentive awards for 2013, except for Mr. Choueiri, who earned 50% of his short-term incentive award based on exceeding the EBITDA target for the international business, which was $0.4 million. The table below illustrates the 2013 short-term cash incentive targets and payouts.

Short-Term Cash Incentive Payouts for 2013 ($000s)

Name	2013 at Target	2013 Payout

Ben R. Leedle, Jr.	$499	$0
Alfred Lumsdaine	$208	$0
Peter Choueiri (1)	$217	$109
Michael Farris (2)	n/a	n/a
Glenn Hargreaves	$115	$0
Mary Flipse	$115	$0

(1)	Mr. Choueiri is paid in Euros. Estimated payout in dollars
for 2013 is based on the average conversion rate for the year as calculated using the first and last business days of the year.
(2)	Not eligible to participate in short-term cash incentive
program due to a separate three-year incentive award
described on page 42.

Long-term Incentive ("LTI") Awards

The Committee believes that our long-term incentive compensation is a key component of our retention strategy and is integral to our ability to achieve our performance goals.  LTI awards are generally granted annually to eligible employees, including our NEOs.  LTI awards are typically made during the first quarter after the Committee has had the opportunity to review the previous year's full year results, expected performance for the current year, and the Company's long-range business plan.  Awards are granted on the date of the Committee's approval. In 2013, the Committee granted LTI awards on February 28, 2013.

•	LTI Mix

As described above, one of our key compensation objectives is to provide long-term incentive compensation to strengthen and align the interests of our NEOs with our stockholders.  To meet this objective, the Committee determined that in 2013 LTI for our NEOs would include a combination of stock options, RSUs, and performance-based cash awards as indicated below.  The table below summarizes the incentives, the objective for using each of the incentives to align the interests of the NEOs and the stockholders, and the incentive mix for both the Company and our 2013 Peer Group.

Long-Term Incentive Mix

For 2013, the target mix for our LTI grant was 25% stock options, 25% RSUs, and 50% performance cash.  We consider both stock options and performance-based cash awards to be performance-based awards.  Due to limitations under the 2007 Plan on the number of full-value awards that could be granted, the actual mix of the grant differed slightly from target, as shown below.  For 2013, 81% of the total LTI awards to our NEOs were performance-based (consisting of stock options and performance-based cash awards).  We consider stock options to be performance-based since they provide value only if the Company's stock price increases from the date of grant.

Incentive	Objective	Approximate Percentage of LTI Award Value
		Healthways' Target Mix	Healthways' 2013 Awards
Stock options	Encourage executive retention and promote share price appreciation	25%	31%
Restricted stock units	Encourage executive retention, promote share price appreciation, and minimize stockholder dilution	25%	19%
Performance-based cash awards	Encourage executive retention and align executives with the Company's financial goals	50%	50%

•	LTI Target Percentages

LTI targets for 2013 (expressed as a percentage of base salary) were set based on target percentages that correspond with each NEO's internal job grade.  The LTI targets did not change between 2012 and 2013 for any NEO who held the same position during that time, except for Mr. Lumsdaine, whose LTI target increased in conjunction with an increase in his internal salary grade.  For 2014, rather than setting LTI award values as a multiple of each NEO's salary, the Committee approved a fixed pool of shares to be granted in 2014 based on competitive burn rate levels among the peer group.  See "Compensation Decisions for 2014".  Mr. Farris currently is not eligible to participate in our standard LTI program due to a separate three-year incentive that began in 2012, as discussed on page 42.

LTI Targets (as a percentage of base salary; at time of annual award in February)

Name	2013	2012

Ben R. Leedle, Jr.	375%	375%(1)
Alfred Lumsdaine	200%	180%
Peter Choueiri	200%	200%(2)
Michael Farris (3)	n/a	n/a
Glenn Hargreaves	120%	90%(4)
Mary Flipse	120%	50%(4)

(1)	Does not include the Performance Award described on page 56.
(2)	During 2012, Mr. Choueiri's LTI target was 200%, which
was granted in the form of a performance-based cash award.
In addition, he received a promotional equity grant in January
2012 in connection with his promotion to President, Healthways
International, which was not part of his 200% target.
(3)	Not eligible to participate in standard LTI program due to
a separate three-year incentive award described on page 42.
(4)	Ms. Flipse and Mr. Hargreaves received promotional equity
grants in July 2012 that were in addition to their regular LTI targets.

•	Stock Options and Restricted Stock Units

On February 28, 2013, the Committee granted the NEOs stock options and RSUs, each pursuant to the 2007 Plan.  The stock options and RSUs vest 25% per year on each of the first four anniversaries of the grant date.

The exercise price or value of stock options and RSUs, as applicable, was equal to the fair market value of our common stock at the time of the grant, as determined based on the closing stock price on the grant date.

The Committee may also approve additional equity-based awards in certain special circumstances, such as upon an officer's initial employment with the Company, the promotion of an officer to a new position or in recognition of special contributions made by an officer.

2013 Equity Awards

The following table sets forth equity awards made to the NEOs in 2013:

Name	Stock Options	Exercise Price	RSUs

Ben R. Leedle, Jr.	117,307	$12.85	39,501
Alfred Lumsdaine	33,811	$12.85	11,385
Peter Choueiri	37,008	$12.85	12,462
Michael Farris (1)	n/a	n/a	n/a
Glenn Hargreaves	13,568	$12.85	4,569
Mary Flipse	13,568	$12.85	4,569

(1)	As previously noted, Mr. Farris currently is not eligible for LTI grants due to a separate three-year incentive award described on page 42.

•	Vesting

The stock options and RSUs are subject to the terms of the 2007 Plan and the individual award agreements.  The Committee believes that the equity grants reflect the Company's long-term strategy and market practices.  Stock options vest 25% per year on each of the first four anniversaries of the grant date and expire ten years from the date of grant.  RSUs vest 25% per year on each of the first four anniversaries of the grant date.

Generally, all equity awards granted to NEOs fully vest in the event of a change in control, death, or disability (each as defined in the 2007 Plan).  In addition, as provided in our employment agreements with the NEOs, in the event the NEO's employment is terminated without cause or if the NEO resigns for good reason (as defined in his/her employment agreement), the equity awards would accelerate and fully vest.  For a detailed discussion of potential severance and change of control benefits, see "Potential Payments Upon Termination or Change in Control of the Company," beginning on page 59.

•	Performance-Based Cash Awards - Domestic

For all NEOs except Mr. Choueiri, performance-based cash awards for 2013 were cash-based grants with three forward-looking one-year performance periods.  Each one-year period provides the NEO with the opportunity to earn up to one-third of the total amount granted, as illustrated below, provided that we achieve certain performance metrics approved annually by the Committee at the beginning of the year.  If performance metrics are not achieved in a given one-year performance period, the portion of the award attributable to that performance period is forfeited and cannot be realized in a later performance period.  If the Company exceeds its performance metrics, the NEOs could receive awards in excess of such amounts, up to two times their target.  As part of the Company's retention strategy, awards earned do not vest and are not paid until the third anniversary of the grant date.

The table below illustrates that the 2013 performance period includes year three of the 2011 grant (for which the target was based on EPS), year two of the 2012 grant (for which the target was based on EPS), and year one of the 2013 grant (for which the target was based on revenue growth).

Domestic Performance-Based Cash Awards

Portion of Grant to be Measured in Each Year
Year of Grant	2011	2012	2013	2014	2015

2011	33 1/3%	33 1/3%	33 1/3%
2012		33 1/3%	33 1/3%	33 1/3%
2013			33 1/3%	33 1/3%	33 1/3%

For the 2013 performance-based cash grant (year one of the 2013 grant), the performance metric was total Company revenue growth in 2013 compared to 2012, as illustrated in the table below.  Revenue was one of the most prevalent long-term incentive metrics used by our 2013 Peer Group and provides alignment with our long-term strategy and financial objectives of returning to growth.

Performance-Based Cash Award Targets for 2013 Grant

Revenue Growth % (2013 vs. 2012)	2013, Yr 1 Percentage Earned
0-5%	0%
5%	25%	Threshold
9%	50%
11%	75%
13%	100%	Target
22%	200%	Maximum

After achieving the threshold revenue growth of 5%, revenue growth percentages would be prorated between award levels to determine the specific percentage earned (e.g. 10% revenue growth would yield a 62.5% payout).

For year three of the 2011 grant and year two of the 2012 grant, the target was based on EPS, which is consistent with the type of target for these grants during the prior performance periods.  Specifically, any EPS in excess of $0.37 per share for 2013 would fund the 2011 and 2012 performance-based cash awards up to a maximum payout of 200%.

Based on 2013 revenue and EPS, the domestic NEOs did not earn any performance-based cash awards in 2013.

•	Performance-Based Cash Awards - International

Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was based on revenue growth targets for the international business.  Revenue growth in 2013 for the international business did not exceed the target, and a result, Mr. Choueiri did not earn any performance-based cash award for 2013.  Beginning in 2014, Mr. Choueiri's long-term incentive awards are structured in the same way as the other NEOs' awards.

Performance-Based Cash Earned for 2013 Performance Period ($000s)

Consistent with our pay for performance philosophy, the NEOs earned no performance-based cash awards for the 2013 performance period, as illustrated in the table below.

Name	2011, Yr 3 Amount Earned	2012, Yr 2 Amount Earned	2013, Yr 1 Amount Earned

Ben R. Leedle, Jr.	$0	$0	$0
Alfred Lumsdaine	$0	$0	$0
Peter Choueiri (1)	n/a	n/a	$0
Michael Farris (2)	n/a	n/a	n/a
Glenn Hargreaves	$0	$0	$0
Mary Flipse	$0	$0	$0

(1)	Mr. Choueiri's performance-based cash grants for 2011, 2012, and 2013 had a one-year measurement period.
(2)	Mr. Farris became an employee of the Company in August 2011 and currently is not eligible for the long-term incentive grants due to a separate three-year incentive award described below.

•	Incentive Award for Mr. Farris

Mr. Farris became an employee in August 2011 in connection with the Company's acquisition of Navvis & Company.  Under the terms of his employment agreement, he is eligible to earn incentive compensation up to $500,000 per year in each of 2012, 2013, and 2014 based on achieving annual targets for these years.  Any incentive compensation that is earned will be paid in January 2015. Mr. Farris earned the full target amount of $500,000 for 2012, which was based on the Company entering into a specific new, long-term contract with a health system, but did not achieve his annual target for 2013, which was based on meeting or exceeding the Company's 2013 budget for domestic revenue and EPS.

Stock Retention Guidelines

Our stock retention guidelines require NEOs to maintain a minimum ownership in the Company's stock calculated as a multiple of their base salary aligned with their job responsibility (at least 3.75 times base salary for Mr. Leedle, 2 times base salary for Mr. Lumsdaine, Mr. Choueiri, and Mr. Farris, and 1.2 times base salary for Mr. Hargreaves and Ms. Flipse).  NEOs must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and upon the vesting of all RSUs granted until they achieve the required multiple of base salary.  All NEOs are currently in compliance with the guidelines.  NEOs who do not comply with the guidelines may not be eligible for future equity awards.

Retirement Plans

•	401(k) Plan

The Committee believes that an important aspect of attracting and retaining qualified individuals to serve as NEOs involves providing a means to save for retirement.  As part of the Retirement Savings Plan (the "401(k) Plan"), which is based on a calendar year, the Company matches 52 cents of each dollar of a participant's voluntary salary contributions (up to a maximum of 6% of base salary).  The annual maximum participant voluntary salary contribution, which is established by the Internal Revenue Service, was $16,500 for 2011, $17,000 for 2012, and $17,500 for 2013 plus a $5,500 "catch-up" contribution limit for those over 50 years old.  Approximately 29% of the Company's matching contribution is in the form of shares of the Company's common stock.  Employees are credited with 20% vesting in Company contributions each year during their first five years of service such that after five years of service, employees are fully vested in all prior and future Company matching contributions to the 401(k) Plan.  These matching contributions are payable pursuant to the provisions of the 401(k) Plan.  All of the NEOs are eligible to participate in the 401(k) Plan except for Mr. Choueiri.

•	Capital Accumulation Plan ("CAP")

The CAP is a nonqualified deferred compensation plan in which certain domestic employees and all of the NEOs are eligible to participate (except for Mr. Choueiri and Mr. Farris).  On behalf of CAP participants, the Company contributes (1) a mandatory contribution, which is a percentage of the participant's voluntary salary deferrals into the CAP, and (2) a discretionary contribution, which is earned if the Company achieves pre-established performance targets for the year.

For 2013, each CAP participant was eligible to voluntarily defer up to 10% of base salary.  The Company's mandatory contribution was 52 cents for each dollar of the participant's voluntary salary contributions up to 6% of base salary; provided, however, that the aggregate of the Company's mandatory contribution under the CAP and the Company's matching contributions under the 401(k) Plan cannot exceed 52% of 6% of the participant's base salary for the year.

The Company's discretionary contribution may range between 0% and 10% of a participant's base earnings for 2013, depending on the Company's performance against pre-established performance targets.  For 2013, the Company's discretionary contribution began at domestic EPS of $0.31.  The Company did not meet the target for 2013 and thus made no discretionary contribution to the CAP for 2013.

The Company's contributions to the CAP vest equally over four years from the effective date of the contribution, and vested amounts are paid out upon the earliest of (1) one year following termination of employment, (2) one year following normal or early retirement, as defined in the 2007 Plan, (3) 90 days following death or disability, or (4) a date selected prior to the beginning of each CAP year by the employee, but in no event will this selected date be earlier than four years from the beginning of the CAP year.  In certain instances, payments upon termination of service may be delayed six months pursuant to Section 409A of the Internal Revenue Code of 1986, as amended.  For 2013, CAP account balances earned interest at 4.25%.  The CAP is not funded and is carried as an unsecured obligation of the Company.

Severance and Change in Control Benefits

The Committee believes that reasonable severance and change in control benefits are necessary in order to recruit and retain effective senior managers.  These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and are a product of a generally competitive recruiting environment within our industry.  The Committee also believes that a change in control arrangement provides an appropriate level of security to an executive that will likely reduce the reluctance of that executive to pursue a change in control transaction that could be in the best interests of our stockholders.  Although the Committee independently reviewed the potential severance and change in control payments in light of their reasonableness as part of negotiating the employment agreements with our NEOs, the Committee typically does not consider the value of potential severance and change in control payments when assessing annual compensation because severance payments as a result of a change of control are contingent in nature and have primary purposes unrelated to ordinary compensation.  In connection with NEO employment agreements, the Committee assessed the reasonableness of potential severance and change in control payments.  For a detailed discussion of potential severance and change in control benefits as well as an estimate of the amounts that would have been payable had they been triggered as of the end of 2013, see "Potential Payments Upon Termination or Change in Control of the Company," beginning on page 59.

Perquisites and Other Benefits

The Company may pay relocation expenses as needed, either in the form of reimbursement or a lump sum payment, to NEOs who relocate to the Nashville, Tennessee area in order to assume their positions with the Company and may make tax gross up payments to such officers to cover the associated income taxes.  No such payments were made to NEOs during 2013.  NEOs (except for Mr. Choueiri) are also eligible for benefits generally available to and on the same terms as the Company's employees who are categorized as exempt for purposes of the Fair Labor Standards Act.  Those benefits include health, disability, dental and life insurance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct on its tax return compensation over $1.0 million to the NEOs, other than the CFO, serving at the end of the year unless, in general, the compensation is paid pursuant to a plan that is performance-related, non-discretionary, and approved by the Company's stockholders. The Committee considered the impact of Section 162(m) in setting compensation for 2013 with the goal of providing for compensation that was deductible to the extent permitted, while also providing compensation consistent with the Company's compensation philosophy and objectives.  The Committee intends to structure performance-based compensation awarded in the future to NEOs who may be subject to Section 162(m) in a manner that satisfies the relevant requirements. The Committee, however, reserves the authority to award non-deductible compensation as deemed appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, the Company cannot assure that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Compensation Decisions for 2014

We have listened to and considered the feedback from our stockholders, proxy advisors and governance experts on our executive compensation program.  The Committee has considered the impact of potential program changes on our business and Company culture.  We implemented certain changes in 2013 and have implemented further significant changes in 2014 with input from Cook & Co., the Committee's independent compensation consultant.  The Committee will continue to evaluate the executive compensation program each year in light of market competitiveness and new facts and circumstances to ensure that our executive compensation strategies are aligned with our compensation philosophy and the Company's business objectives.

At the end of 2013, Cook & Co. reevaluated our competitive benchmarks and conducted a thorough review of our peer group, which resulted in a number of revisions to the companies comprising our peer group.  Our revised peer group consists of the following companies (the "2014 Peer Group"), whose compensation levels were used as competitive comparisons when reviewing our NEO compensation for 2014.  Cook & Co. applied certain criteria in developing our peer group such as industry sector, revenues, and market capitalization.  With regard to revenue and market capitalization, the consultant only evaluated companies with revenues ranging from $300 million to $1.4 billion and market capitalization between $200 million and $2 billion.  The median revenue for the latest four quarters and the median market capitalization as of December 31, 2013 for companies in our 2014 Peer Group were $715 million and $980 million, respectively.  Cook & Co. also considered in its analysis companies that comprised the 2013 Peer Group and companies included in the Company's peer group by certain proxy advisory firms.

Accretive Health	Bio-Reference Laboratories	IPC The Hospitalist Company
Advisory Board	BioScrip	LHC Group
Air Methods	CorVel	MedAssets
Alliance Healthcare Services	Ensign Group	Omnicell
Amedisys	ExamWorks Group	Providence Service Corp
AMN Healthcare Services	Fair Isaac	Quality Systems
AmSurg	Hanger Orthopedic	WebMD Health

Following is a summary of compensation decisions with respect to the NEOs for 2014:

•	Base Salaries

In establishing base salaries for 2014, the Committee considered the 2014 Company budget for salary increases as well as each NEO's performance and responsibilities, CEO recommendations, internal pay equity, pay relative to the market, and date of last salary increase.  The Committee determined that there would be no base salary increases for the NEOs for 2014, except for an adjustment to Ms. Flipse's salary to align it more closely with competitive comparisons and reflect her increased experience in the role.

Annualized Base Salary ($000s)

Name	2014 Base Salary	2013 Base Salary (at end of year)	Percentage Change	Date of Last Increase

Ben R. Leedle, Jr.	$712	$712	0%	03/2008
Alfred Lumsdaine	$385	$385	0%	02/2013
Peter Choueiri (1)	$437	$437	0%	02/2013
Michael Farris	$700	$700	0%	08/2011
Glenn Hargreaves	$258	$258	0%	02/2013
Mary Flipse	$283	$258	10%	02/2013

(1)	Mr. Choueiri is paid in Euros. Estimated salary in dollars for 2013 is based on the average conversion rate for the year as calculated using the first and last business days of the year. Estimated salary for 2014 is equal to a 0% increase over 2013.

•	Short-term Incentive Award Targets

There were no changes to any of the NEOs' individual short-term incentive targets from the levels established at the end of 2013.  The NEOs' potential award payouts are capped at 200% of the target award amount.

Short-term Incentive Targets for 2014 (as a percentage of base salary)

Name	Short-term Incentive

Ben R. Leedle, Jr.	70%
Alfred Lumsdaine	55%
Peter Choueiri	50%
Michael Farris (1)	n/a
Glenn Hargreaves	45%
Mary Flipse	45%

(1)	Not eligible to participate in short-term incentive program
due to a separate three-year incentive described on page 42.

•	Short-term Cash Incentive Performance Measure

For 2014, the performance metric for short-term cash incentive awards is adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization excluding certain pre-defined costs, losses, and expenses, including but not limited to restructuring charges, impairment losses, and litigation settlements), which will be used as the metric for both earning and funding short-term cash incentive awards.  Adjusted EBITDA provides a specific measure of operating performance and aligns our executives with our short-term business goals for EBITDA growth.

For 2014, the short-term cash incentive pool will begin funding when the Company exceeds adjusted EBITDA of $76.5 million.  A portion of each dollar of adjusted EBITDA over $76.5 million will be paid into the pool of short-term incentive cash awards.  The short-term incentive award has a maximum payout of 200% of target for NEOs.

•	Long-term Incentive Grants

For 2014, rather than setting LTI award values as a defined multiple of each NEO's salary, the Committee revised its approach to setting LTI opportunities for our NEOs.  The Committee expects to approve a fixed pool of shares to be granted in 2014 based on competitive equity plan share usage levels among the 2014 Peer Group and the number of shares available under the 2007 Plan or the new 2014 Stock Incentive Plan, if approved by stockholders (see Proposal No. 4).  For 2014, the committee targeted CEO total compensation at the 2014 Peer Group median and has approved a target LTI award value of $1.5 million for the CEO.  The Committee expects each of the other NEOs will be allocated a portion of the remaining share pool based on internal salary grades, individual roles, and competitive considerations.  Also for 2014, in order to align with competitive and best practices, the Committee determined that LTI for NEOs should be in the form of equity-based awards (to the extent we have a sufficient number of shares available under the 2007 Plan or the new 2014 Stock Incentive Plan, if approved by stockholders).  Subject to approval of Proposal No. 4 to approve a new 2014 Stock Incentive Plan, anticipated equity awards would consist of 50% time-based RSUs and 50% performance-based shares, with above-target payouts available only upon superior TSR performance.  Due to not having sufficient shares available under the 2007 Plan, the Committee postponed the 2014 LTI grant until the date of the 2014 Annual Meeting of Stockholders.  If Proposal No. 4 is not approved by our stockholders, the Committee will make a determination at that time as to the LTI award levels and types.

•	Long-term Incentive Performance Measure

The 2014 LTI grant is designed to focus NEOs on multi-year performance as well as long-term stockholder value.  As noted above, subject to approval of Proposal No. 4 to adopt a new 2014 Stock Incentive Plan, 50% of the NEOs' LTI grant for 2014 will be in the form of performance-based shares that have a multi-year performance period and vest four years from the grant date.  The Committee initially sought to set a two-year performance period covering fiscal years 2014 and 2015.  However, due to the grants being delayed subject to approval of Proposal No. 4, the Committee had to postpone the start date of the related performance period from January 1, 2014 to April 1, 2014 in order to structure this performance-based compensation to NEOs in a manner that satisfies the relevant requirements of Section 162(m).  The performance measure will be cumulative revenues for the 21-month period ending December 31, 2015, subject to a minimum adjusted EBITDA threshold over the same period.  Revenue provides alignment with our long-term strategy and financial objectives of returning to growth.  In addition, if annualized TSR for this same period exceeds 25%, the NEOs can earn additional shares equal to 25% of the actual shares earned at the end of the performance period.  The annualized TSR goal of 25% exceeds the 75th percentile TSR of the 2014 Peer Group over the three-year period ending March 31, 2014.

The following table illustrates potential payouts for the 2014 performance-based LTI grant.  Adjusted EBITDA (EBITDA excluding certain pre-defined costs, losses, and expenses, including but not limited to restructuring charges, impairment losses, and litigation settlements) must exceed $150.5 million for the 21-month period ending December 31, 2015 in order for NEOs to earn any of the payouts shown below.

Cumulative Revenue ($ in millions) For the 21-Month Period Ended 12/31/15	Percentage Payout
Less than $1,310	0%
$1,310	50%	Threshold
$1,331	75%
$1,353	100%	Target

•	Performance-Based Cash Grants from 2013 and 2012

The performance-based cash grants for 2013 and 2012 have three forward-looking one-year performance periods.  Each one-year period provides the NEO with the opportunity to earn up to one-third of the total amount granted provided that certain performance metrics pre-approved by the Committee are achieved.  If performance metrics are not achieved in a given one-year performance period, the portion of the award attributable to that performance period will be forfeited and cannot be realized in a later performance period.  For the 2013 and 2012 grants (year two of the 2013 grant and year three of the 2012 grant), the performance metric in 2014 will be EPS.  The 2013 and 2012 grants will begin funding when EPS exceeds $0.20.  These awards have a maximum payout of 200% of target for NEOs.

•	Incentive Awards for Mr. Farris

As described on page 42, Mr. Farris is eligible to earn incentive compensation of up to $500,000 per year in each of 2012, 2013, and 2014 based on achieving annual targets for these years.  Mr. Farris' annual target for 2014 is to meet or exceed the Company's 2014 budget for domestic revenue and adjusted EBITDA (as such term is defined above under "Short-term Cash Incentive Performance Measure").

In July 2013, we entered into an exclusive partnership with Dean Ornish, M.D., to operate and license his Lifestyle Management Programs.  We believe that key factors in achieving our long-term strategy are the successful market launch and sales of these programs in 2014 under Mike Farris' leadership.  As a result, for 2014 Mr. Farris is eligible to earn a short-term incentive equal to a percentage of revenues expected to be recognized under generally accepted accounting principles in the United States ("U.S. GAAP") from the Dr. Dean Ornish Lifestyle Management Programs based on contracts signed in 2014 ("Ornish revenues").

The maximum performance award that Mr. Farris can earn in 2014 from these two incentives is $1 million in the aggregate.  Mr. Farris does not participate in any other incentive programs for 2014.

•	Anti-Pledging Policy

The Committee formalized an anti-pledging policy that prohibits our directors and executive officers from pledging shares of Company stock as security for a loan.

•	Double-Trigger Vesting Upon a Change In Control

In February 2014, the Committee adopted a policy whereby future equity awards to executive officers will be subject to "double trigger" vesting requirements in connection with a change in control.  Under this policy, equity awards may not accelerate vesting unless the participant is terminated without cause within a defined protection period following the change in control, the participant voluntarily terminates for good reason during the protection period, or the awards are not assumed upon change in control by the surviving corporation.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2013.

Respectfully submitted,

William D. Novelli, Chairman
Alison Taunton-Rigby, Ph.D.
Mary Jane England, M.D.
Donato J. Tramuto
Kevin G. Wills

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee of the Board was composed of Messrs. Novelli and Drs. Taunton-Rigby and England for the entire year, and Messrs. O'Neil (until May 2013), Tramuto (beginning in May 2013), and Wills (beginning in February 2013).  None of these persons has at any time been an officer or employee of the Company or any of the Company's subsidiaries.  In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board or the Compensation Committee that require disclosure under applicable Commission regulations.

Summary Compensation Table

The following table provides information regarding compensation to our NEOs. The NEOs were not entitled to receive payments that would be characterized as "Bonus" payments for 2013, 2012, or 2011.  As described under "Compensation Discussion and Analysis," there was a short-term cash incentive award payment that would be characterized as "Non-Equity Incentive Plan Compensation" earned by Mr. Choueiri in 2013.  There were no such payments made to the NEOs in 2011 or 2012.

Based on the grant date fair value of equity incentive awards and the base salary of the NEOs, for 2013, 2012, and 2011, salary accounted for approximately 50%, 35%, and 36%, respectively, of the total compensation of the NEOs; equity-based incentive compensation accounted for 45%, 37%, and 43%, respectively; and other compensation accounted for 5%, 28%, and 21%, respectively.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
			(1)	(2)	(3)	(4)	(5)
Ben R. Leedle, Jr. President and Chief Executive Officer	2013 2012 2011	$712,400 $712,400 $712,400	$507,588 $560,250 $667,878	$828,163 $1,113,982 $1,905,223	$-- $-- $--	$7,983 $-- $--	$27,467 (6) $27,082 $39,157	$2,083,601 $2,413,714 $3,324,658
Alfred Lumsdaine Executive Vice President and Chief Financial Officer	2013 2012 2011	$378,269 $345,193 $323,353	$146,297 $146,248 $--	$238,699 $146,251 $--	$-- $-- $--	$878 $-- $--	$13,802 $12,791 $11,947	$777,945 $650,483 $335,300
Michael Farris EVP, Chief Commercial Officer	2013 2012	$700,000 $700,000	$-- $--	$-- $--	$-- $500,000 (7)	$-- $--	$10,810 $17,205	$710,810 $1,217,205
Peter Choueiri (8) President, International	2013 2012	$434,901 $409,453	$160,137 $181,750	$261,269 $102,907	$108,725 (9) $818,906 (9)	$-- $--	$61,307 (10) $58,142	$1,026,339 $1,571,158
Glenn Hargreaves Chief Accounting Officer	2013	$256,538	$58,712	$95,787	$--	$927	$9,360	$421,324
Mary Flipse Senior Vice President and General Counsel	2013 2012	$256,538 $230,769	$58,712 $92,900	$95,787 $50,946	$-- $--	$423 $--	$9,360 $46,518	$420,820 $421,133

(1)	Reflects the aggregate grant date fair value of stock awards granted during the respective period calculated in accordance with FASB ASC Topic 718.

(2)
Reflects the aggregate grant date fair value of stock option awards granted during the respective period calculated in accordance with FASB ASC Topic 718.  For additional detail regarding the assumptions used in the calculation of these fair value amounts, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Commission on March 14, 2014.

Includes Performance Awards granted to Mr. Leedle in November 2011 and February 2012 with grant date fair values of approximately $1.2 million and $0.5 million, respectively, as described on page 56, which were not part of the 2011 or 2012 compensation decisions.

(3)
For all NEOs except Mr. Farris (see footnote 7 below) and Mr. Choueiri (see footnote 9 below), non-equity incentive plan compensation includes short-term cash incentive awards and performance-based cash awards; however, neither the short-term cash incentive awards nor the performance-based cash awards were earned for 2013, 2012, or 2011 due to the Company not meeting or exceeding established targets.  See Compensation Discussion & Analysis for further detail regarding 2013 targets.

(4)
The amounts in this column represent the above-market portion of the NEOs' earnings in the CAP.  CAP account balances earned daily compound interest of 4.25% per annum during 2013, and such rate was set by the Committee in November 2012.  The amounts shown in the table are equal to the excess of actual interest earned in the CAP by the NEO during 2013 over the interest that would have been earned using 120% of the applicable federal long-term rate with monthly compounding as of November 2012.

(5)
The amounts in this column reflect Company contributions to the 401(k) Plan and the CAP (see below), reimbursement for spousal travel, insurance premiums we paid with respect to life insurance for the benefit of the NEO, and a car allowance and Company contributions to German support funds for Mr. Choueiri (see footnote 10).

With regard to the CAP, it includes Company mandatory matching contributions earned by the NEO during the fiscal year on his or her deferrals to the CAP during that time, as well as discretionary contributions made to the CAP by the Company on behalf of the NEO for that fiscal year's financial performance.  Based on Domestic EPS for 2013, 2012 and 2011, the NEOs did not earn any discretionary contributions under the CAP due to the Company not meeting or exceeding established targets.

The table does not include medical benefits coverage and disability insurance that are offered through programs available to substantially all of our salaried employees.

(6)	Includes Company mandatory matching contributions of $14,271 earned by Mr. Leedle during 2013 on his deferrals to the CAP during that time.

(7)
Mr. Farris became an employee of the Company in August 2011 in connection with the Company's acquisition of Navvis & Company.  Under the terms of his employment agreement, he is eligible to receive incentive compensation based on achieving annual targets for each of 2012, 2013, and 2014.  If he achieves the annual targets, he is entitled to receive a one-time incentive payment of up to $1.5 million in January 2015.  Mr. Farris fully achieved his annual target for 2012, which was based on the Company entering into a specific new, long-term contract with a health system, but did not achieve his annual target for 2013, which was based on meeting or exceeding the Company's 2013 budget for domestic revenue and EPS.

(8)	Mr. Choueiri is paid in Euros. Estimated cash compensation in U.S. dollars is based on the average exchange rate for 2013 using the first and last business days of the year.

(9)	Non-equity incentive plan compensation for Mr. Choueiri includes a short-term incentive award for 2013 and a performance-based cash award for 2012.

Mr. Choueiri's short-term incentive award for 2013 was based 50% on exceeding a total Company EBITDA target of $85.5 million and 50% on exceeding an EBITDA target for the international business. While total company EBITDA for 2013 did not exceed our goal of $85.5 million, Mr. Choueiri earned 50% of his short-term incentive award based on exceeding the EBITDA target for the international business.

Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was based on revenue growth targets for the international business.  Based on international revenue growth for 2013, Mr. Choueiri did not earn a performance-based cash award for 2013.  Mr. Choueiri's performance-based cash award for 2012 had a one-year measurement period and was based on achieving international EPS of $0.00 for 2012.  Based on actual 2012 international EPS of $0.01, Mr. Choueiri earned 100% (approximately $819,000) of his performance-based cash award.

(10)
Includes a car allowance as well as Company contributions of $45,120 in German support funds.  In addition to the standard benefit available to our German  management team, the Company contributes an additional 5% in lieu of Mr. Choueiri's participation in the CAP.

Grants of Plan-Based Awards in 2013

The following table sets forth the plan-based awards granted to the Company's NEOs during 2013.

Name	Grant Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
						(3)	(3)		(4)
Ben R. Leedle, Jr.	STC		$--	$498,680	$997,360
Ben R. Leedle, Jr.	PC		$333,938	$1,335,750	$2,671,500
Ben R. Leedle, Jr.	RSU	2/28/13				39,501			$507,588
Ben R. Leedle, Jr.	SO	2/28/13					117,307	$12.85	$828,163
Alfred Lumsdaine	STC		$--	$208,048	$416,096
Alfred Lumsdaine	PC		$96,250	$385,000	$770,000
Alfred Lumsdaine	RSU	2/28/13				11,385			$146,297
Alfred Lumsdaine	SO	2/28/13					33,811	$12.85	$238,699
Peter Choueiri	STC		$--	$217,451	$434,902
Peter Choueiri	IPC		$105,351	$421,403	$842,806
Peter Choueiri	RSU	2/28/13				12,462			$160,137
Peter Choueiri	SO	2/28/13					37,008	$12.85	$261,269
Michael Farris	--	--	--	--	--	--	--	--	--
Glenn Hargreaves	STC		$--	$115,442	$230,884
Glenn Hargreaves	PC		$38,625	$154,500	$309,000
Glenn Hargreaves	RSU	2/28/13				4,569			$58,712
Glenn Hargreaves	SO	2/28/13					13,568	$12.85	$95,787
Mary Flipse	STC		$--	$115,442	$230,884

Name	Grant Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
						(3)	(3)		(4)
Mary Flipse	PC		$38,625	$154,500	$309,000
Mary Flipse	RSU	2/28/13				4,569			$58,712
Mary Flipse	SO	2/28/13					13,568	$12.85	$95,787

(1)	STC: Represents cash awards under the short-term cash incentive program discussed in footnote (5) below.
PC:   Represents cash awards under the performance-based cash plan discussed in footnote (6) below.
RSU: Represents RSUs granted under the 2007 Plan.
SO:   Represents stock options granted under the 2007 Plan.
IPC:   Represents Mr. Choueiri's performance-based cash award discussed in footnote (7) below.

(2)
Non-equity incentive plan awards include short-term cash incentive awards and performance-based cash awards (for all NEOs except Mr. Farris).  These columns set forth the threshold, target, and maximum payouts for performance under these awards.  As described in the section titled "Short-term Cash Incentives" in the "Compensation Discussion and Analysis", bonus payouts range from 0% to 200% of target.  The short-term cash incentive award payment for 2013 performance was 50% of target for Mr. Choueiri (included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation) and 0% of target for the other NEOs.  The NEOs did not earn any performance-based cash awards in 2013.

(3)	Awards were granted under the 2007 Plan.

(4)
These amounts represent the aggregate grant date fair value of these awards calculated in accordance with FASB ASC Topic 718. These amounts are reflected in the Summary Compensation Table in the "Stock Awards" and "Stock Option Awards" columns.

(5)
Under the 2013 short-term cash incentive program, Mr. Leedle was eligible to receive an award up to 70% of his base salary, Mr. Lumsdaine was eligible to receive an award up to 55% of his base salary, Mr. Choueiri was eligible to receive an award up to 50% of his base salary, and Mr. Hargreaves and Ms. Flipse were eligible to receive an award up to 45% of their base salaries.  For 2013, these short-term cash incentive awards were based upon a comparison of our actual EBITDA to our targeted EBITDA of $85.5 million, as such targeted EBITDA was set by the Compensation Committee at the beginning of the fiscal year. In the case of Mr. Choueiri, 50% of his short-term incentive award was based on exceeding the total Company EBITDA target of $85.5 million, while the remaining 50% of his award was based on exceeding an EBITDA target for the international business.  Had our performance exceeded our targeted EBITDA, awards to NEOs could have exceeded the percentages set forth above, with the maximum award amounts for the NEOs capped at 200% of their targeted award amount.  Because total Company EBITDA for 2013 did not exceed our goal of $85.5 million, the NEOs did not earn any bonuses for 2013, except for Mr. Choueiri, who earned 50% of his short-term incentive award based on exceeding the EBITDA target for the international business.

(6)
As more fully explained in the "Compensation Discussion and Analysis" section of this Proxy Statement, the performance-based cash awards were cash-based grants with three forward-looking one-year performance periods.  Each one-year period provides the recipient with the opportunity to earn up to one-third of the total amount granted for that plan year, provided that performance metrics pre-approved by the Committee are achieved.  If performance metrics are not achieved in a given one-year performance period, the portion of the award attributable to that performance period is forfeited and cannot be realized in a later performance period.  If the Company exceeds its performance metrics, the NEOs could receive awards in excess of such amounts, up to two times their target.  For the 2013 grant, funding began upon achieving the low end of target performance metrics until 100% funding was achieved.  Upon achieving the high end of target performance metrics, additional funding would occur.  The amounts shown in the "Target" column above represent the aggregate amount that could be earned during the three one-year performance periods (2013, 2014, and 2015).  No amounts were earned by the NEOs during 2013 and thus are not included in the Summary Compensation Table.

(7)
Non-equity incentive plan compensation for Mr. Choueiri includes performance-based cash awards.  Mr. Choueiri's performance-based cash award is described more fully on page 41.  Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was based on the achievement of revenue growth targets for the international business.  Based on international revenue growth for 2013, Mr. Choueiri did not earn a performance-based cash award for 2013.

Compensation Programs for Fiscal 2013

                As reflected in the above Summary Compensation Table and Grants of Plan-Based Awards Table, the primary components of our 2013 compensation programs were base salary, short-term cash incentive compensation, equity awards, performance-based cash awards and awards under retirement plans.  For a detailed discussion of each of these components, see "Compensation Discussion and Analysis" beginning on page 27.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information with respect to outstanding stock options and RSUs held by the NEOs as of December 31, 2013.

STOCK OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ben R. Leedle, Jr.	8/24/04 10/8/07 2/12/09 2/24/10 2/28/11 11/3/11 2/21/12 2/21/12 2/28/13	300,000 42,721 108,424 77,509 42,218 109,500 -- 37,500 --	-- -- -- 25,837 (1) 42,218 (1) 255,500 (2) 135,000 (2) 112,500 (1) 117,307 (1)	$ 26.33 55.01 11.57 15.44 13.97 9.96 9.96 7.47 12.85	8/24/14 10/8/14 2/12/19 2/24/20 2/28/21 11/3/21 2/21/22 2/21/22 2/28/23
Alfred Lumsdaine	8/24/04 2/12/09 2/24/10 12/2/10 2/21/12 2/28/13	10,000 21,012 9,825 22,500 8,925 --	-- -- 3,275 (1) 52,500 (3) 26,776 (1) 33,811 (1)	$ 26.33 11.57 15.44 9.96 7.47 12.85	8/24/14 2/12/19 2/24/20 12/2/20 2/21/22 2/28/23
Michael Farris	--	--	--	--	--
Peter Choueiri	6/01/11 1/18/12 2/28/13	25,000 6,250 --	25,000 (1) 18,750 (1) 37,008 (1)	$15.83 7.27 12.85	6/1/21 1/18/22 2/28/23
Glenn Hargreaves	2/12/09 2/24/10 12/2/10 2/21/12 7/19/12 2/28/13	6,621 2,444 11,250 3,089 1,250 --	-- 815 (1) 26,250 (3) 9,269 (1) 3,750 (1) 13,568(1)	$11.57 15.44 9.96 7.47 9.29 12.85	2/12/19 2/24/20 12/2/20 2/21/22 7/19/22 2/28/23
Mary Flipse	7/19/12 2/28/13	2,500 --	7,500 (1) 13,568 (1)	$9.29 12.85	7/19/22 2/28/23

(1)	Award vests 25% per year on each of the first four anniversaries of the grant date.

(2)
Performance Award granted to Mr. Leedle as described more fully below.  Award vests 30% on the second anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the sixth anniversary of the grant date.

(3)	Award vests 30% on the second anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the sixth anniversary of the grant date.

Performance Equity Awards to Mr. Leedle

In late 2011, the Committee considered the Company's business strategy and the management team it believed was best able to execute that strategy and create long-term value for the Company's stockholders.  The Committee determined that it was critical to provide additional performance and retention incentives to Mr. Leedle given the Committee's belief that Mr. Leedle is uniquely positioned to lead the Company through the current transformational period in the healthcare industry that is largely due to the changes resulting from healthcare reform.  As a result of its consideration of this issue, the Committee determined to grant Mr. Leedle performance awards in the form of options to purchase an aggregate of 500,000 shares of Common Stock which consisted of a performance award granting Mr. Leedle the right to purchase 365,000 shares granted in November 2011 and a performance award granting Mr. Leedle the right to purchase 135,000 shares granted in February 2012 (the "Performance Awards").

Stock options granted as part of the Company's long-term incentive program have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vest 25% per year on each of the first four anniversaries of the grant date.  The Performance Awards, however, were structured to require a significant increase in the Company's Common Stock price from the grant date value before they would provide any value to Mr. Leedle as a performance incentive and to provide for a longer-term retention incentive through a longer vesting period.  Accordingly, each Performance Award is a premium-priced option that vests every two years following the grant date over a total period of six years (30%, 30%, and 40%, respectively), and has an exercise price of $9.96, which represented a 42% premium above the closing price per share of the Common Stock on November 3, 2011 and a 33% premium above the closing price per share of the Common Stock on February 21, 2012.   The exercise price was consistent with the exercise price of a retention-based discretionary award granted to key employees in December 2010, in which Mr. Leedle did not participate.  The Committee believes that the Performance Awards align the long-term interests of Mr. Leedle with the long-term interests of the Company's stockholders.

STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(5)
Ben R. Leedle, Jr.	2/24/10 2/28/11 2/21/12 2/28/13	3,448 (4) 23,904 (4) 56,250 (4) 39,501 (4)	$52,927 366,926 863,438 606,340
Alfred Lumsdaine	2/24/10 12/2/10 2/21/12 2/28/13	437 (4) 25,000 (6) 14,684 (4) 11,385 (4)	$6,708 383,750 225,399 174,760
Michael Farris	--	--	--
Peter Choueiri	6/1/11 1/18/12 2/28/13	12,500 (4) 18,750 (4) 12,462 (4)	$191,875 287,813 191,292
Glenn Hargreaves	2/24/10 12/2/10 2/21/12 7/19/12 2/28/13	109 (4) 12,500 (6) 5,083 (4) 3,750 (4) 4,569 (4)	$1,673 191,875 78,024 57,563 70,134
Mary Flipse	7/19/12 2/28/13	7,500 (4) 4,569 (4)	$115,125 70,134

(4)	Award vests 25% per year on each of the first four anniversaries of the grant date.

(5)	Market value was calculated by multiplying the number of RSUs in the previous column that have not vested as of December 31, 2013 times the closing stock price on December 31, 2013.

(6)	Award vests on the sixth anniversary of the date of grant.

Option Exercises and Stock Vested in 2013

The following table provides information regarding the vesting of RSUs and stock options exercised by our NEOs during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ben R. Leedle, Jr.	300,000	$352,926	47,580 (1)	$552,477
Alfred Lumsdaine	9,750	11,310	7,946 (2)	89,084
Michael Farris	--	--	--	--
Peter Choueiri	--	--	12,500	155,813
Glenn Hargreaves	--	--	3,877	50,327
Mary Flipse	--	--	2,500	41,725

(1)
All of the cash proceeds from the exercise of these options were used to pay the aggregate exercise price of the options reported in this table as well as the related withholding tax expenses. The 6,016 shares remaining after the exercise of these options were retained by Mr. Leedle.

(2)
All of the cash proceeds from the exercise of these options were used to pay the aggregate exercise price of the options reported in this table as well as the related withholding tax expenses. The 325 shares remaining after the exercise of these options were retained by Mr. Lumsdaine.

Nonqualified Deferred Compensation in 2013

Our CAP is a nonqualified deferred compensation plan in which certain domestic employees and all of the NEOs are eligible to participate (except for Mr. Choueiri and Mr. Farris) and are eligible to defer up to 10% of their base salary.  For a further discussion of the CAP, please see page 43.

The following table shows the activity in the CAP for each NEO for 2013 as well as the ending balance as of December 31, 2013.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
	(1)	(2)	(3)
Ben R. Leedle, Jr.	$71,240	$14,271	$23,896	$205,206	$627,490 (4)
Alfred Lumsdaine	$7,565	$3,846	$2,634	$51,023	$71,516 (5)
Michael Farris (6)	$--	$--	$--	$--	$--
Peter Choueiri (6)	$--	$--	$--	$--	$--
Glenn Hargreaves	$20,232	$631	$2,772	$55,163	$77,128
Mary Flipse	$25,654	$800	$1,260	$--	$44,192 (5)

(1)	These amounts are included in the Summary Compensation Table in the "Salary" column for 2013.

(2)
These amounts were contributed to the CAP in 2014 but are attributable to 2013.  Such amounts are included in the Summary Compensation Table in the "All Other Compensation" column for 2013.  The Company's contributions to the CAP vest equally over four years from the effective date of the contribution.

(3)
Amounts represent the NEO's earnings during the period on balances in the CAP.  The above-market portion of these earnings during 2013 is included in the Summary Compensation Table in the "Nonqualified Deferred Compensation Earnings" column.

(4)
Excluding $93,494 reported in the Summary Compensation Table for 2013, the majority of this amount includes amounts previously reported in summary compensation tables contained in the Company's prior proxy statements as compensation to Mr. Leedle.

(5)	Includes amounts previously reported in summary compensation tables contained in the Company's prior proxy statements as compensation to Mr. Lumsdaine ($18,817); and Ms. Flipse ($16,266).

(6)	As noted above, Messrs. Farris and Choueiri are not eligible to participate in the CAP.

Employment Agreements

Messrs. Leedle and Lumsdaine executed amended and restated employment agreements with the Company on December 21, 2012 and November 30, 2012, respectively.  Messrs. Farris and Choueiri executed employment agreements with the Company on August 31, 2011 (subsequently amended on December 1, 2012), and January 1, 2012, respectively.  Mr. Hargreaves and Ms. Flipse executed employment agreements with the Company on July 29, 2012.  Collectively, these agreements are referred to as the "NEO Employment Agreements".  The employment agreements of each of Messrs. Leedle, Lumsdaine, and Hargreaves and Ms. Flipse have a continuous term of two years.  Mr. Farris' employment agreement has an initial term which expires on December 31, 2014.  Mr. Choueiri's agreement has a continuous, indefinite term in accordance with German law.

Each NEO Employment Agreement provides for an annual base salary as well as participation in all benefit plans maintained by the Company for officers, except that Mr. Choueiri and Mr. Farris do not participate in the CAP.  Base salary payable under the employment agreements of each of Messrs. Leedle, Lumsdaine, Choueiri, and Hargreaves and Ms. Flipse is subject to annual review and may be increased by the Board, or a committee thereof, as it may deem advisable.  Under Mr. Farris' employment agreement, his base salary may be reduced by the CEO if certain annual performance targets are not met.  Under the NEO Employment Agreements, short-term and long-term incentive awards, if any, will be determined by the Board, or a committee thereof comprised solely of independent directors.   The NEO Employment Agreements also provide for potential severance and change of control benefits, which are discussed in detail under "Potential Payments Upon Termination or Change in Control of the Company" below.

Under the terms of his employment agreement, Mr. Farris is eligible to receive incentive compensation based on achieving annual targets for each of 2012, 2013, and 2014.  If he achieves the annual targets, he is entitled to receive a one-time incentive payment of up to $1.5 million in January 2015.  Due to this three-year incentive award, Mr. Farris is currently not eligible to participate in the short-term cash incentive award program, the standard LTI program, or the CAP.  However, as noted on page 47, Mr. Farris is eligible to earn a short-term incentive award for 2014 based on Ornish revenues.

In addition to the executive benefit plans common to all NEOs, Mr. Choueiri receives a car allowance.  He also receives payments in the amount of 80% of his monthly private health insurance contributions and a payment in the amount of 5% of his monthly gross salary to a German support fund.  This 5% contribution is in addition to the approximate 5% standard benefit available to our German management team and is in lieu of Mr. Choueiri's participation in the CAP.

Potential Payments Upon Termination or Change in Control of the Company

All of the NEO Employment Agreements contain restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period up to 24 months (up to 12 months in the case of Mr. Choueiri) thereafter.  The agreements provide that employment may be terminated at any time by the mutual written agreement of the Company and the executive.  The NEOs' employment can also be terminated under the following circumstances:

1)
Involuntary without Cause – the Company may terminate each NEO's employment without cause at any time (and, in the case of Messrs. Farris and Choueiri, upon the recommendation of the Company's CEO) by delivery of a written notice of termination to the executive.

2)	Voluntary for Good Reason – the NEO may resign by delivery of a written notice of resignation to the Company within 60 days of the occurrence of any of the following events:

a.
for NEOs other than Mr. Choueiri, a material reduction in the NEO's base salary unless such reduction is part of an across the board reduction affecting all Company executives with a comparable title, or, in the case of Mr. Farris, if such reduction occurs pursuant to the terms of his employment agreement;

b.	a requirement by the Company to relocate the NEO to a location that is more than 25 miles from the location of the NEO's current office;
c.
in connection with a Change in Control (as defined below), the failure by the successor or the Company's Board to honor the NEO's employment agreement or offer such NEO an employment agreement containing substantially similar or otherwise satisfactory terms;

d.
a material reduction in the NEO's title, or a material and adverse change in NEO's status and responsibilities, or the assignment to executive of duties or responsibilities which are materially inconsistent with the NEO's status and responsibilities;

e.	for Mr. Choueiri, in connection with a Change of Control, his reporting relationship is changed from the CEO of the Company; or
f.	for Mr. Choueiri, a reason for cause as per German law.

Upon receipt of an NEO's written notice that one or more of the above-identified events has occurred, the Company shall have a 60 day period to cure the good reason event. If such event is cured, the NEO shall no longer have the right to resign for good reason.

3)
Involuntary for Cause – the Company may, at any time, terminate the employment of a NEO, other than Mr. Choueiri, by delivery of a written notice of termination to the executive specifying the event(s) relied upon for such termination upon the occurrence of any of the following:

a.	continued failure of the executive to substantially perform his or her duties after written notice and failure to cure within 60 days;
b.
conviction of a felony or engaging in misconduct which is materially injurious to the Company, monetarily or to its reputation or otherwise, or which would damage the executive's ability to effectively perform his or her duties;

c.	theft or dishonesty by the executive;
d.	intoxication while on duty; or
e.	willful violation of Company policies and procedures after written notice and failure to cure within 30 days.

The Company may terminate Mr. Choueiri's employment immediately for cause in accordance with German law.

4)
Voluntary without Good Reason – each NEO may terminate his or her employment at any time by delivery of a written notice of resignation to the Company no less than 60 days and no more than 90 days prior to the effective date of such executive's resignation, except that Mr. Choueiri's notice period is six months to the end of a calendar month.

5)	Change in Control - "Change in Control" is defined in each of the NEOs' employment agreements as any of the following events:

(i)
when any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business),

(ii)
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of the directors of the Company immediately prior to such transaction, or

(iii)
during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

6)
Involuntary without Cause or Voluntary for Good Reason within 12 Months of a Change in Control – a NEO may terminate his or her employment within 12 months of a Change in Control for good reason or the Company may terminate such NEO's employment within 12 months of a Change in Control without cause.

7)	Disability – each NEO's employment, other than Mr. Choueiri, may be terminated by either the NEO or the Company upon written notice to the other party when:

a.	the NEO suffers a physical or mental disability entitling the NEO to long-term disability benefits under the Company's long-term disability plan, if any, or
b.
in the absence of a Company long-term disability plan, the NEO is unable, as determined by the Board (or any designated Committee of the Board), to perform the essential functions of the NEO's regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

Although Mr. Choueiri's employment agreement does not provide for the termination of his employment as a result of disability, his employment agreement provides for certain payments by the Company in the event of his disability as set forth below.

8)	Death – each NEO's employment terminates upon his or her death.

9)
Retirement – under the CAP and the 2007 Plan, "normal retirement" occurs upon a "separation from service" (in the case of the CAP) or the retirement from active service (in the case of the 2007 Plan) of the NEO on or after the date upon which the NEO reaches the age of 65. Under the CAP and the 2007 Plan, "early retirement" occurs where (i) the sum of the NEO's age plus years of employment at the Company as of the proposed retirement date is equal to or greater than 70, (ii) the NEO has given written notice to the Company at least one year prior to the proposed early retirement date of his or her intent to retire and (iii) the CEO has approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the CEO does not approve the request for early retirement or the CEO is the NEO giving notice of his intent to retire, then in both cases, the Compensation Committee (in the case of the CAP) or the Board (in the case of the 2007 Plan) shall make the determination of whether to approve or disapprove such request. Under the CAP, a "separation from service" means any one of the following events: (i) the NEO is discharged by the Company, (ii) the NEO voluntarily terminates employment (including a normal or early retirement) with the Company, (iii) the NEO terminates employment due to disability, or (iv) the NEO dies while employed by the Company.

With the exception of Mr. Leedle, none of the NEOs was eligible for normal or early retirement at December 31, 2013, based on the terms of the 2007 Plan, the equity award agreements and the CAP. Consequently, no information is provided with respect to any of the NEOs other than Mr. Leedle for amounts payable in connection with a normal or early retirement.

Following are the potential payments to be made by the Company to each of the NEOs upon termination or a change in control of the Company.  These benefits are in excess of those usually provided to salaried employees.  The payment amounts assume an effective change in control date or termination date of December 31, 2013 or the NEO's actual termination date, if earlier.  These amounts include earnings through the effective change in control date or termination date and are estimates of compensation that would be paid to the NEOs at the time of change in control or termination.  The exact amounts of compensation can only be determined on the actual date that each NEO separates from the Company or that there is a change in control of the Company.

 In addition to the Company compensation outlined in the tables below, third party insurance companies will provide life insurance and disability benefits if the NEOs separate for reasons of death or disability.  The Company maintains travel accident insurance for Mr. Choueiri that provides for a lump sum payout of $1,000,000 upon his death while traveling.  If Mr. Choueiri's employment had terminated as of December 31, 2013 due to his death for any other reason, his beneficiaries would have received a lump sum payout of approximately $185,000.  If another NEO's employment had terminated as of December 31, 2013 due to death as a result of natural causes, such NEO's beneficiaries would have received a lump sum payout from a third-party insurance provider.  The beneficiaries of Messrs. Leedle, Lumsdaine, Farris, and Hargreaves and Ms. Flipse would have received $1,463,000, $750,000, $750,000, $515,000, and $1,515,000 respectively.  In the event of an accidental death, the beneficiaries for Messrs. Leedle, Lumsdaine, Farris, and Hargreaves and Ms. Flipse would have received an additional $1,750,000, $1,750,000, $750,000, $515,000, and $1,515,000, respectively, in a lump sum payout from a third party insurance provider.

If the NEOs' employment had terminated as of December 31, 2013 due to disability, each of the NEOs (other than Mr. Choueiri) would have been entitled to receive a monthly benefit of $12,000 until approximately age 67 from a third party.  This benefit could be offset by other sources of income, such as Social Security or other disability benefits.  If Mr. Choueiri's employment had terminated because of permanent disability as of December 31, 2013, he would have received a lump sum payment upon separation of approximately $185,000 from a third party support fund.  In addition, if in connection with a change in control of the Company compensation to or for the benefit of the executives from the Company constitutes an "excess parachute payment" under section 280G of the Internal Revenue Code ("IRC") (or, in the case of Mr. Choueiri, the German equivalent of an "excess parachute payment"), the Company will pay the NEOs a cash sum equal to the amount of excise tax due under section 4999 of the IRC (or, in the case of Mr. Choueiri, the German equivalent of section 4999 of the IRC).

Ben R. Leedle, Jr., President and Chief Executive Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Leedle.

	Involuntary Without				Voluntary
	Cause or Voluntary		Involuntary		Without Good		Early
	For Good Reason		For Cause		Reason		Retirement
	on 12/31/13		on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 1,424,800	(1)	$ -		$ 27,400	(2)	$ -
Group Medical Benefits	33,978	(3)	-		653	(2)	-
Annual Incentive Award	-	(4)	-		-		-
Performance Cash	-	(5)	-		-		-	(5)
Stock Options	1,238,028	(6)	-		-		-	(11)
Restricted Stock Units	1,889,631	(6)	-		-		-	(11)
Performance Award	2,104,795	(6)	-		-		-	(11)
Capital Accumulation Plan	613,524	(7)	-		-		613,524	(7)
Additional Severance	356,200	(8)	356,200	(8)	-		-
Total	$ 7,660,956		$ 356,200		$ 28,053		$ 613,524

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/13		on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -		$ 1,424,800	(1)	$ 1,424,800	(9)(1)	$ -
Group Medical Benefits	-		33,978	(3)	33,978	(3)	-
Annual Incentive Award	-		-	(4)	-	(4)	-	(4)
Performance Cash	1,223,112	(10)	1,223,112	(10)	-	(5)	-	(5)
Stock Options	1,238,028	(6)	1,238,028	(6)	1,238,028	(6)	1,238,028	(6)
Restricted Stock Units	1,889,631	(6)	1,889,631	(6)	1,889,631	(6)	1,889,631	(6)
Performance Award	2,104,795	(6)	2,104,795	(6)	2,104,795	(6)	2,104,795	(6)
Capital Accumulation Plan	613,524	(7)	613,524	(7)	613,524	(7)	613,524	(7)
Additional Severance	-		356,200	(8)	356,200	(8)	-
Total	$ 7,069,090		$ 8,884,068		$ 7,660,956		$ 5,845,978

(1)
Represents 24 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)	Represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2013, the NEO was not entitled to a bonus as of December 31, 2013.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for year one of the 2013 award, years one and two of the 2012 award, and years one through three of the 2011 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested equity awards will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2013 of $15.35 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2013.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2013, of which $585,709 was vested, and excludes Company contributions attributable to fiscal 2013, as they were not made until fiscal 2014.  The remaining portion was unvested at December 31, 2013 but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

(11)	Following a termination in connection with normal or early retirement, unvested equity awards will not be forfeited but will continue vesting in accordance with the applicable award agreements.

Alfred Lumsdaine, Executive Vice President and Chief Financial Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Lumsdaine.

	Involuntary Without				Voluntary
	Cause or Voluntary		Involuntary		Without Good
	For Good Reason		For Cause		Reason
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 577,500	(1)	$ -		$ 14,808	(2)
Group Medical Benefits	25,311	(3)	-		649	(2)
Annual Incentive Award	-	(4)	-		-
Performance Cash	-	(5)	-		-
Stock Options	578,497	(6)	-		-
Restricted Stock Units	790,617	(6)	-		-
Capital Accumulation Plan	67,706	(7)	-		-
Additional Severance	192,500	(8)	192,500	(8)	-
Total	$ 2,232,131		$ 192,500		$ 15,457

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/13		on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -		$ 577,500	(1)	$ 577,500	(9)(1)	$ -
Group Medical Benefits	-		25,311	(3)	33,749	(3)	-
Annual Incentive Award	-		-	(4)	-	(4)	-	(4)
Performance Cash	321,667	(10)	321,667	(10)	-	(5)	-	(5)
Stock Options	578,497	(6)	578,497	(6)	578,497	(6)	578,497	(6)
Restricted Stock Units	790,617	(6)	790,617	(6)	790,617	(6)	790,617	(6)
Capital Accumulation Plan	67,706	(7)	67,706	(7)	67,706	(7)	67,706	(7)
Additional Severance	-		192,500	(8)	192,500	(8)	-
Total	$ 1,758,487		$ 2,553,798		$ 2,240,569		$ 1,436,820

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2013, the NEO was not entitled to a bonus as of December 31, 2013.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for year one of the 2013 award, years one and two of the 2012 award, and years one through three of the 2011 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested equity awards will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2013 of $15.35 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2013.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2013, of which $58,310 was vested, and excludes Company contributions attributable to 2013, as they were not made until fiscal 2014.  The remaining portion was unvested at December 31, 2013, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

Peter Choueiri, President, Healthways International

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Choueiri.  Mr. Choueiri is paid in Euros.  Estimated amounts in dollars are based on the average conversion rate for 2013 as calculated using the first and last business days of the year.

			Voluntary		Involuntary Without
	Involuntary		Without Good		Cause or Voluntary
	Without Cause		Reason or		for Good Reason
	or Voluntary		Involuntary		Within 12 Months of a
	for Good Reason		For Cause		Change in Control
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 656,561	(1)	$ -		$ 656,561	(1)
Medical Benefits	11,121	(2)	-		11,121	(2)
Annual Incentive Award	108,725	(3)	-		108,725	(3)
Car Allowance	24,281	(4)	-		24,281	(4)
Performance Cash	-	(5)	-		561,163	(9)
Stock Options	244,020	(6)	-		244,020	(6)
Restricted Stock Units	670,980	(6)	-		670,980	(6)
Long-Term Performance Award	-	(7)	-		40,338	(9)
Non-compete Consideration	516,990	(8)	516,990	(8)	516,990	(8)
Total	$ 2,232,678		$ 516,990		$ 2,834,179

	Change in Control		Disability		Death
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -		$ 656,561	(1)(10)	$ -
Medical Benefits	-		11,121	(2)	-
Annual Incentive Award	-		-		108,725	(3)
Car Allowance	-		-		-
Performance Cash	561,163	(9)	561,163	(9)	561,163	(9)
Stock Options	244,020	(6)	244,020	(6)	244,020	(6)
Restricted Stock Units	670,980	(6)	670,980	(6)	670,980	(6)
Long-Term Performance Award	40,338	(9)	40,338	(9)	40,338	(9)
Non-compete Consideration	-		-		-
Total	$ 1,516,501		$ 2,184,183		$ 1,625,226

(1)	Represents 18 months of NEO's base salary to be paid monthly following the NEO's termination or disability.
(2)	Represents the Company's portion of the NEO's private health insurance contributions to be paid for 18 months following the NEO's termination or disability.

(3)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on the Company's international group performance for 2013, the NEO was entitled to a bonus as of December 31, 2013.  No additional incentive amounts would be paid during the severance period.

(4)
The NEO is entitled to lease a company car with a monthly leasing rate of 1,000 Euros, or receive the equivalent value in cash.  Following a termination (a) without cause, (b) for good reason, or (c) without cause or for good reason within 12 months of a change in control, the NEO is entitled to a company car for a period of 18 months following the NEO's termination.

(5)
Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was not earned for 2013.  With the exception of accelerated vesting due to certain termination events described in footnote 9 below, Mr. Choueiri's performance-based cash award would be forfeited upon Mr. Choueiri's separation from service.

(6)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested equity awards will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2013 of $15.35 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2013.  RSUs have an exercise price of zero.

(7)
During 2011, Mr. Choueiri was granted a long-term performance award in which he earned a fixed percentage of revenue growth in the international business for 2011.  Based on 2011 revenue growth in the international business, Mr. Choueiri earned an award of approximately $117,000.  This award vests and is paid ratably over three years on each anniversary of the grant date (one-third of the award vests on each of January 1, 2012, 2013, and 2014).  With the exception of accelerated vesting due to certain termination events described in footnote 9 below, the award would be forfeited upon Mr. Choueiri's separation from service.

(8)
As consideration for the 12-month non-competition and non-solicitation period following Mr. Choueiri's termination of employment, he is entitled to receive 50% of his most recent remuneration related to certain compensation elements.  The amount in the table equals 50% of his earnings in 2013 related to the following specified compensation elements: base salary, medical benefits, annual incentive award, performance-based cash award, car allowance, and pension fund contributions.

(9)
Mr. Choueiri's performance-based cash award for 2013 and 2012 and his long-term performance award for 2011 would fully vest upon a change in control or upon Mr. Choueiri's death or disability (to the extent not previously forfeited).  The amount in the table equals one-third of his 2011 long-term performance award (which was fully earned in 2011 but vests in three equal annual installments beginning in January 2012); and two-thirds of his 2012 performance-based cash award (which was fully earned in and reported in the Summary Compensation Table for 2012 but vests in three equal annual installments beginning in January 2013).  Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was not earned.

(10)
Although not reflected in this table, if Mr. Choueiri's disability were work-related, the Company would be reimbursed for approximately 15% of this amount by public and private insurance.  In addition to the amount reflected in this table, in the event of disability, the NEO would receive a lump sum of approximately $185,000 from a third party support fund.

Michael Farris, Executive Vice President and Chief Commercial Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Farris.

	Involuntary Without				Voluntary
	Cause or Voluntary		Involuntary		Without Good
	For Good Reason		For Cause		Reason
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 1,050,000	(1)	$ -		$ 26,923	(2)
Group Medical Benefits	25,483	(3)	-		653	(2)
Long-term Incentive Award	500,000	(4)	-		-
Additional Severance	350,000	(5)	350,000	(5)	-
Total	$ 1,925,483		$ 350,000		$ 27,576

		Involuntary Without
		Cause or Voluntary For
		Good Reason
		Within 12 Months of a
	Change in Control	Change in Control		Disability		Death
	on 12/31/13	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -	$ 1,050,000	(1)	$1,050,000	(6)(1)	$ -
Group Medical Benefits	-	25,483	(3)	33,978	(3)	-
Long-term Incentive Award	-	500,000	(4)	-		-
Additional Severance	-	350,000	(5)	350,000	(5)	-
Total	$ -	$ 1,925,483		$1,433,978		$ -

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Mr. Farris was granted incentive compensation based on achieving annual targets for each of 2012, 2013, and 2014.  Following a termination (a) without cause, (b) for good reason, or (c) without cause or for good reason within 12 months of a change in control, Mr. Farris is eligible to receive a pro-rata portion of this incentive compensation as determined by the Company. The value in the table represents the portion of the incentive compensation that was earned but not vested as of December 31, 2013.

(5)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(6)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until the approximate age of 67.

Glenn Hargreaves, Senior Vice President and Chief Accounting Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Hargreaves.

	Involuntary Without				Voluntary
	Cause or Voluntary		Involuntary		Without Good
	For Good Reason		For Cause		Reason
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 386,250	(1)	$ -		$ 9,904	(2)
Group Medical Benefits	25,431	(3)	-		652	(2)
Annual Incentive Award	-	(4)	-		-
Performance Cash	-	(5)	-		-
Stock Options	271,172	(6)	-		-
Restricted Stock Units	399,269	(6)	-		-
Capital Accumulation Plan	76,868	(7)	-		-
Additional Severance	128,750	(8)	128,750	(8)	-
Total	$ 1,287,740		$ 128,750		$ 10,556

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/13		on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -		$ 386,250	(1)	$ 386,250	(9)(1)	$ -
Group Medical Benefits	-		25,431	(3)	33,908	(3)	-
Annual Incentive Award	-		-	(4)	-	(4)	-	(4)
Performance Cash	125,500	(10)	125,500	(10)	-	(5)	-	(5)
Stock Options	271,172	(6)	271,172	(6)	271,172	(6)	271,172	(6)
Restricted Stock Units	399,269	(6)	399,269	(6)	399,269	(6)	399,269	(6)
Capital Accumulation Plan	76,868	(7)	76,868	(7)	76,868	(7)	76,868	(7)
Additional Severance	-		128,750	(8)	128,750	(8)	-
Total	$ 872,809		$ 1,413,240		$ 1,296,217		$ 747,309

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2013, the NEO was not entitled to a bonus as of December 31, 2013.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for year one of the 2013 award, years one and two of the 2012 award, and years one through three of the 2011 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested equity awards will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2013 of $15.35 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2013.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2013, $71,734 of which was vested, and excludes Company contributions attributable to 2013 as they were not made until fiscal 2014.  The remaining portion was unvested at December 31, 2013, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

Mary Flipse, Senior Vice President and General Counsel

The following table shows the potential payments upon termination or a change in control of the Company for Ms. Flipse.

	Involuntary Without				Voluntary
	Cause or Voluntary		Involuntary		Without Good
	For Good Reason		For Cause		Reason
	on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ 386,250	(1)	$ -		$ 9,904	(2)
Group Medical Benefits	25,431	(3)	-		652	(2)
Annual Incentive Award	-	(4)	-		-
Performance Cash	-	(5)	-		-
Stock Options	79,370	(6)	-		-
Restricted Stock Units	185,259	(6)	-		-
Capital Accumulation Plan	43,391	(7)	-		-
Additional Severance	128,750	(8)	128,750	(8)	-
Total	$ 848,451		$ 128,750		$ 10,556

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/13		on 12/31/13		on 12/31/13		on 12/31/13

Cash Severance	$ -		$ 386,250	(1)	$ 386,250	(9)(1)	$ -
Group Medical Benefits	-		25,431	(3)	33,908	(3)	-
Annual Incentive Award	-		-	(4)	-	(4)	-	(4)
Performance Cash	108,000	(10)	108,000	(10)	-	(5)	-	(5)
Stock Options	79,370	(6)	79,370	(6)	79,370	(6)	79,370	(6)
Restricted Stock Units	185,259	(6)	185,259	(6)	185,259	(6)	185,259	(6)
Capital Accumulation Plan	43,391	(7)	43,391	(7)	43,391	(7)	43,391	(7)
Additional Severance	-		128,750	(8)	128,750	(8)	-
Total	$ 416,020		$ 956,451		$ 856,928		$ 308,020

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2013, the NEO was not entitled to a bonus as of December 31, 2013.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for year one of the 2013 award, years one and two of the 2012 award, and years one through three of the 2011 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested equity awards will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2013 of $15.35 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2013.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2013, $43,263 of which was vested, and excludes Company contributions attributable to 2013 as they were not made until fiscal 2014.  The remaining portion was unvested at December 31, 2013, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Officers, directors and greater than 10% stockholders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to us, we believe that during 2013, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 4 filing made by Dr. England in April 2014 relating to one transaction in November 2013.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the Commission's rules.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Commission.  The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee.  Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions. The current frequency of the non-binding, advisory vote to approve compensation of the Company's named executive officers is annual, and the next such vote is expected to take place at the 2015 Annual Meeting of Stockholders.

As described more fully under the "Compensation Discussion and Analysis" section beginning on page 27, the Compensation Committee sets and administers the policies that govern compensation of our executive officers, including:

•
Annually evaluating the performance of the CEO and other executive officers and recommending to the independent directors of the Board the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing and recommending for approval to the Board any changes in executive officer incentive compensation plans and equity-based compensation plans; and

•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

The Compensation Committee seeks to assure that compensation paid to the executive officers is fair, reasonable and competitive, and is linked to increasing long-term stockholder value.  Only independent directors serve on the Compensation Committee.
The Compensation Committee believes that our compensation strategies are aligned with our compensation philosophy and Company culture, which places significant value on highly-performing individuals, and that those strategies are effective in promoting individual responsibility for collective long-term success. The Compensation Committee further believes that the design of our compensation strategy aligns employee behavior with our stockholders' interests.  Please see "Compensation Discussion and Analysis" beginning on page 27 for additional details about our executive compensation programs, including information about the 2013 and 2014 compensation of our NEOs.
We are asking our stockholders to vote on the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures.

The Board recommends a vote FOR advisory approval of the resolution set forth above.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, including Rule 10A-3(b)(2) under the Securities Exchange Act of 1934, as amended, and Rule 5605(c)(3) of the NASDAQ listing standards, and our Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint our independent auditors.  The Audit Committee, comprised of independent members of the Board, appointed Ernst & Young LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2014.  Although ratification by stockholders is not a prerequisite to the Audit Committee's appointment of Ernst & Young LLP, the Board considers the appointment of the independent auditor to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action.  In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP, the past performance of Ernst & Young LLP since its retention in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards.  We have been informed that representatives of Ernst & Young LLP plan to attend the Annual Meeting.  Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the stockholders.

If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.  However, even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent public accountant at any time during fiscal 2014 if it determines that such a change would be in the best interests of us and our stockholders.

Each of the Audit Committee and the Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered to us by our principal accountant are shown in the table below.

Type of Service	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2012
Audit Fees	$1,104,978	$957,757
Audit-Related Fees (1)	1,995	1,995
Tax Fees (2)	116,650	73,240
All Other Fees (3)	--	--
Total	$1,223,623	$1,032,992

(1)	Audit-Related Fees included subscription fees to an online research tool.

(2)	For the year ended December 31, 2013 and 2012, tax fees included federal and state tax return compliance and tax advisory services.

(3)
All Other Fees consist of fees for services other than services reported above. For the years ended December 31, 2013 and 2012, no services other than those discussed above were provided by Ernst & Young LLP.

The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining auditor independence.

The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP, our independent registered public accounting firm.  The Audit Committee may delegate its responsibility to pre-approve services to be performed by our independent registered public accounting firm to one or more of its members, but the Audit Committee may not delegate its pre-approval authority to management.

Under these policies, the Audit Committee pre-approves the use of audit and audit-related services following approval of the independent registered public accounting firm's engagement.  Tax and other non-audit services that are not prohibited services, provided that those services are routine and recurring services and would not impair the independence of the independent registered public accounting firm, may also be performed by the independent registered public accounting firm if those services are pre-approved by the Audit Committee.  Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee.  The independent registered public accounting firm must provide detailed back-up documentation to the Audit Committee for each proposed service.  The Audit Committee has pre-approved all audit and non-audit services provided by Ernst & Young LLP.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee of the Board is composed of five directors who are independent directors as defined under applicable law and the NASDAQ corporate governance listing standards.  The Board has determined that Mr. Wills qualifies as an "audit committee financial expert", as defined by the regulations of the Commission.  During fiscal 2013, the Audit Committee met twelve times.  In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting processes and our systems of internal control.  Management has primary responsibility for our financial statements and financial reporting process, including assessing the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm is responsible for planning and carrying out annual audits and quarterly reviews of our financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles and auditing and reporting on the effectiveness of our internal control over financial reporting.
In discharging its oversight responsibility as to the audit process, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm's independence. The Audit Committee meets with the independent registered public accounting firm with and without management present to discuss our internal control assessment process, management's assessment with respect thereto, the independent registered public accounting firm's evaluation of our system of internal control over financial reporting and the overall quality of our financial reporting.  The Audit Committee reviewed with the independent registered public accounting firm their fees, audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications With Audit Committees", and discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements.
The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2013 with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with our Chief Financial Officer and our independent registered public accounting firm prior to public release of that information.  On several occasions during fiscal 2013, the Audit Committee reviewed with our independent registered public accounting firm and our internal audit department, management's processes to assess the adequacy of our internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of our internal control over financial reporting.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Commission.
The Board has adopted a Charter of the Audit Committee, which is available on our website at www.healthways.com.  The Audit Committee reviews and reassesses the adequacy of the Charter annually.

Respectfully submitted,
C. Warren Neel, Chairman

Jay C. Bisgard, M.D.

Alison Taunton-Rigby

John A. Wickens

Kevin G. Wills

PROPOSAL NO. 4

APPROVAL OF THE COMPANY'S 2014 STOCK INCENTIVE PLAN

Overview

The Board has adopted the 2014 Plan, effective as of June 24, 2014, subject to the approval of the stockholders at the 2014 Annual Meeting of Stockholders. The summary of the key provisions and principal features of the 2014 Plan set forth below is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached to this proxy statement as Appendix B. As described below, the terms of the 2014 Plan are substantially similar to the 2007 Plan, and the proposal to approve the 2014 Plan does not imply that either the Company or the Compensation Committee has any present intentions to materially alter the Company's compensation practices, although, as is the case under the 2007 Plan, the Company or the Compensation Committee maintain the ability to do so. The key revisions to the 2007 Plan as reflected in the 2014 Plan are as follows:
•	Shares authorized for grant is 800,000, as compared to 4,036,953 shares originally authorized for grant under the 2007 Plan;
•
Provide for "substitute awards" or awards that are issued under the 2014 Plan to replace awards held by employees of an acquired company which awards do not count towards the maximum number of shares available for issuance under the 2014 Plan;

•
Eliminate the separate individual limits on stock options, stock appreciation rights, restricted stock and restricted stock units – all grants of stock options, stock appreciation rights and performance awards are subject to an aggregate individual limit of 450,000 shares during any 12-month period;

•
Expressly permit an award agreement to provide for an automatic extension of the term of a non-qualified option or stock appreciation right for a limited period of time in the event that a participant is restricted from exercising such award due to restrictions imposed by securities laws (such extension is not expressly permitted under the 2007 Plan);

•	Expressly provide that any option that fails to qualify as an incentive stock option will be treated as a valid non-qualified option;
•
Limit the value of equity awards that may be granted to "outside directors" (which are any members of the Board who are not an officer or employee of the Company or any subsidiary or affiliate of the Company) in any calendar year, which limit may not be increased without stockholder approval (there is no such limit under the 2007 Plan);

•
List specific provisions related to change in control that may, but are not required to, be made in award agreements, including (1) the purchase of outstanding awards at the change in control price, including the cancellation of underwater awards; (2) the assumption of outstanding awards by the surviving company in a change in control; and (3) acceleration of vesting or waiver of any other conditions to which awards are subject in the event of a change in control; and

•	Update certain provisions to facilitate compliance with Section 409A of the Code.
The 2014 Plan provides the Company with the ability to offer equity-based compensation to its employees, consultants and outside directors in the form of stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and performance awards. These awards are designed to achieve long-term objectives of the Company that we believe will benefit stockholders through the additional incentives inherent in awards granted under the 2014 Plan.

            The following table sets forth information relating to grants of stock options and RSUs by the Company in fiscal years 2011, 2012 and 2013:
(In thousands)	2011	2012	2013
Stock options	771	854	1,085
RSUs	270	573	186
Total	1,041	1,427	1,271

Share Usage Rate
Share usage rate is a metric that our Compensation Committee monitors to ensure that the shares awarded under our equity compensation plans are not excessively dilutive to our shareholders. Share usage rate is defined as the number of shares granted under our stock incentive plans divided by the basic weighted average shares of Common Stock outstanding for each of the last three fiscal years. Over the past three fiscal years, our annual share usage rate has averaged 3.67%. The Compensation Committee confirmed that this share usage rate has been consistent with the rates among the 2014 Peer Group and believes it to be reasonable from a competitive standpoint.
In the past several years, the Compensation Committee made equity awards as part of the Company's annual compensation program during the first quarter of the applicable fiscal year.  For 2014, in order to align with competitive and best practices, the Compensation Committee determined that long-term incentive awards for NEOs should consist of equity-based awards.  Due to not having sufficient shares available under the 2007 Plan, the Compensation Committee postponed the 2014 long-term incentive grant until the date of the 2014 Annual Meeting of Stockholders.  If this proposal to approve the 2014 Plan is approved by our stockholders, anticipated equity awards under the 2014 Plan would consist of 50% time-based RSUs and 50% performance shares, as more fully described under "—New Plan Benefits" below.  We do not currently anticipate any additional awards to be made under the 2014 Plan during the remainder of this fiscal year, other than (i) annual awards to outside directors (described under "Director Compensation" above); (ii) awards in connection with promotions or new hires; and (iii) discretionary awards to non-executive employees in the ordinary course of business.
The following sets forth certain information as of March 25, 2014, unless otherwise noted, with respect to the Company's existing equity compensation plans:
•	Stock options outstanding: 4,271,787
•	Weighted average exercise price of outstanding stock options: $15.06
•	Weighted average remaining contractual term of outstanding stock options: 6.2 years
•	RSUs outstanding: 704,858 (704,858 unvested and 0 vested and deferred)
•	Total shares of Common Stock outstanding as of March 25, 2014: 35,211,303
•	Shares remaining available for future grants under the 2007 Plan: 269,231 (such shares will no longer be available for grant if the 2014 Plan is approved)
Background for Request to Submit the 2014 Plan for Approval by Stockholders
In determining to adopt the 2014 Plan and recommend the 2014 Plan for stockholder approval, the Board and the Compensation Committee considered various factors, including the following:

•
If the 2014 Plan is not approved, the Company would not be able to grant the full amount of the intended equity awards to our NEOs in 2014 and may need to grant LTI awards to the NEOs consisting partially or entirely of performance-based cash awards.

•
As of March 25, 2014, 269,231 shares remained available for grant under the 2007 Plan. Based on the anticipated equity grants to NEOs for 2014, and noting that future circumstances may require the Company to make changes to its expected practices, this number of shares would not allow the Company to make the intended equity grants to its NEOs for 2014.

•
As of March 25, 2014, the proposed 800,000 share reserve would have resulted in fully-diluted overhang attributable to the Company's equity plans of 14.1%. This percentage represents the quotient of (x) the number of shares subject to outstanding awards as of March 25, 2014 (4,271,787 stock options and 704,858 RSUs), plus the maximum number of shares available for future grant under the Company's equity plans following stockholder approval of the 2014 Plan (800,000) (collectively, the "Dilutive Share Number") and (y) the Dilutive Share Number, plus the number of shares of Common Stock outstanding as of March 25, 2014.

•
In determining the number of additional shares to be made available for grant under the 2014 Plan, the Board and the Compensation Committee also considered (in addition to the factors referenced above), the recent changes in the long-term incentive compensation program described under "Executive Compensation—Compensation Discussion and Analysis—Compensation Decisions for 2014," as well as proxy advisory firm guidelines.

Important Provisions
            The 2014 Plan contains a number of provisions that the Company believes are consistent with the interests of the Company's stockholders and sound corporate governance practices, including:
•
Shares Available Under the 2014 Plan. If the 2014 Plan is approved, no more than 800,000 shares of Common Stock will be authorized for issuance under the 2014 Plan (reduced by the number of shares subject to awards granted, and increased by the number of shares subject to awards either cancelled or otherwise settled without the issuance of shares, under the Prior Plans (as defined on page 80) after March 25, 2014). Stockholder approval will be required before any additional shares can be authorized for issuance under the 2014 Plan.

•
No repricing of stock options or stock appreciation rights. The 2014 Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option), and indirect repricing (canceling an outstanding stock option in exchange for cash or another award) other than in connection with a change in control or a substitute award.

•
No discounted stock options or stock appreciation rights. All stock options (other than substitute awards) and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

•	Limit on awards to outside directors. The 2014 Plan imposes a maximum value of equity awards ($600,000) that may be granted to any outside director during any 12-month period.
•
Definition of change in control. The 2014 Plan defines "change in control" in a manner such that a change in control would not be deemed to occur until the actual consummation of the event that results in the change in control, and similarly provides that no award agreement will define a change in control in such a manner.

Summary of the 2014 Plan
Purpose of the 2014 Plan:  The 2014 Plan allows the Company to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.
Key Provisions:  The 2014 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a brief summary highlighting the key provisions, followed by a more extensive summary of the 2014 Plan.
•	Plan Termination Date: 10 years
•
Eligible Participants: (i) Officers and other key employees of and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates and (ii) outside directors

•
Shares Authorized: 800,000 (reduced by the number of shares subject to awards granted under the 2007 Plan, the Company's Amended and Restated 2001 Stock Option Plan and the Company's 1996 Stock Incentive Plan (collectively, the "Prior Plans") after March 25, 2014), plus the number of shares with respect to which awards were granted under the Prior Plans as of March 25, 2014, but which terminate, expire unexercised, settle for cash, are withheld or tendered for payment of an option exercise price or taxes, or are forfeited or cancelled without delivery of shares after March 25, 2014.

•	Award Types:
•	Stock options
•	Stock appreciation rights
•	Restricted stock awards and RSUs
•	Other stock-based awards
•	Performance awards
•	Award Limits Per Person Per 12-Month Period:
•
Performance awards, stock options, and stock appreciation rights:  With respect to any covered officer, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options and stock appreciation rights may be granted under the 2014 Plan in any 12-month period of a performance period is 450,000, and the maximum amount of the aggregate performance awards denominated in cash is $1,000,000 (measured by the fair value of the maximum award at the time of grant) in any 12-month period of a performance period.

•
Outside director awards:  The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the 2014 Plan on certain awards).

•
Vesting:  Determined by the Committee; provided that full-value awards (restricted stock and RSUs), other than awards made to outside directors, may not fully vest sooner than 3 years after the date of grant, and stock options and performance awards may not become exercisable or vest, respectively, sooner than one year after the date of grant, except in the limited circumstances described in the 2014 Plan.

•	Not Permitted: Repricing of stock options or stock appreciation rights (subject to the adjustment provisions described under "Adjustments" below), discount stock options or option reloads.

Eligibility and Administration:  Officers and other key employees of, and consultants to, the Company and its subsidiaries and affiliates and outside directors are eligible to be granted awards under the 2014 Plan. As of March 25, 2014, approximately 20 officers, 2,500 key employees, 10 outside directors and 75 consultants were eligible to participate in the 2014 Plan.

The 2014 Plan will be administered by a committee of outside directors appointed by the Board to administer the 2014 Plan, or (a) to the extent of any delegation by the committee to a subcommittee pursuant to the terms of the 2014 Plan, such subcommittee (collectively, for purposes of this Proposal No. 4, the "Committee"), and (b) with respect to awards granted to outside directors pursuant to the terms of the 2014 Plan, the Nominating and Corporate Governance Committee, provided that in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the outside directors. The functions of the Committee specified in the 2014 Plan may be exercised by the Compensation Committee, provided that the full Board will have the final authority with respect to administration of the 2014 Plan.
The Committee will have the full power and authority to grant, pursuant to the terms of the 2014 Plan, awards to participants eligible under the 2014 Plan. In addition to those matters provided elsewhere in the 2014 Plan, the Committee will have the authority, consistent with the terms of the 2014 Plan: (a) to select the officers and other key employees of and consultants to the Company and its subsidiaries and affiliates to whom awards may from time to time be granted under the 2014 Plan; (b) to determine whether and to what extent awards are to be granted under the 2014 Plan to one or more eligible employees; (c) to determine the number of shares to be covered by each such award granted under the 2014 Plan; (d) to determine the terms and conditions, not inconsistent with the terms of the 2014 Plan, of any award granted under the 2014 Plan (including the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee will determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the terms of the 2014 Plan; (e) to determine whether and under what circumstances a stock option may be settled in cash or restricted stock instead of Common Stock; (f) to determine whether, to what extent and under what circumstances option grants and/or other awards under the 2014 Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the 2014 Plan and/or awards made outside of the 2014 Plan; (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the 2014 Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and (h) to determine whether to require payment withholding requirements in shares of Common Stock. The Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2014 Plan as it will, from time to time, deem advisable; to interpret the terms and provisions of the 2014 Plan and any award issued under the 2014 Plan (and any agreements relating thereto); and to otherwise supervise the administration of the 2014 Plan.
Shares Available for Awards Under the 2014 Plan:  Under the 2014 Plan, awards may be made in Common Stock. Subject to the adjustment provisions described under "Adjustments" below, the maximum number of shares of Common Stock reserved and available for distribution under the 2014 Plan may not exceed 800,000 shares (reduced by the number of shares subject to awards granted under the Prior Plans after March 25, 2014).  The maximum number of shares with respect to which awards may be granted under the 2014 Plan will be increased by the number of shares with respect to which awards were granted under the Prior Plans as of March 25, 2014, but which terminate, expire unexercised, settle for cash, are withheld or tendered for payment of an option exercise price or taxes, or are forfeited or cancelled without the delivery of shares after March 25, 2014.

If, after the effective date of the 2014 Plan, any shares of Common Stock covered by an award granted under the 2014 Plan, or to which such an award relates, are forfeited, or if such an award otherwise terminates, settles for cash, is withheld or tendered for payment of an option exercise price or taxes, expires unexercised or is cancelled without the delivery of shares (including those shares subject to a stock appreciation right that are not issued upon the settlement thereof), then the shares covered by such award, or to which such award relates, or the number of shares of stock otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such forfeiture, termination, settlement, withholding, tendering, expiration or cancellation, will again become Common Stock with respect to which awards may be granted. After the effective date of the 2014 Plan, no awards may be granted under any Prior Plan.
In addition, the 2014 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an equitable and proportionate substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the 2014 Plan, in the number and exercise price of shares subject to outstanding options or stock appreciation rights granted under the 2014 Plan and in the number of shares subject to other outstanding awards granted under the 2014 Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award will always be a whole number.
Substitute Awards. Substitute awards will not reduce the shares authorized for grant under the 2014 Plan or the applicable limitations for grant to a participant under the 2014 Plan, nor will shares subject to a substitute award again be available for awards under the 2014 Plan to the extent of any forfeiture, expiration or cash settlement. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2014 Plan and will not reduce the shares authorized for grant under the 2014 Plan; provided, that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not eligible participants of the 2014 Plan prior to such acquisition or combination.
Stock Options and Stock Appreciation Rights:  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2014 Plan. The Committee is also authorized to grant stock appreciation rights, either alone or in conjunction with all or part of any stock option granted under the 2014 Plan. The exercise price per share subject to an option is determined by the Committee at the time of the grant, but may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries, not less than 110% of the fair market value of the stock at grant in the case of incentive stock option), except in the case of substitute awards, taking into account the appropriate adjustments thereto. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right relating to an option may have a term exceeding ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, a term exceeding five years after the date the option is granted in case of incentive stock options), unless otherwise provided in an award agreement.  The exercise price per share specified in a stock appreciation right may not be less than the fair market value of a share of Common Stock on the grant date.

Except in connection with the events described under the heading "Adjustments" above, the Committee may not, without the approval of the Company's stockholders, (a) lower the option price per share of an option or the grant price of a stock appreciation right after the date of the grant, (b) cancel an option or stock appreciation right when the option price per share of the option or grant price of the stock appreciation right exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with a Change in Control or a substitute award), or (c) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock traded.
A stock option or stock appreciation right may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and stock appreciation rights will be exercised by written notice of intent to exercise the stock option or stock appreciation rights and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
The exercise price of a stock option award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of stock acceptable to the Committee and valued at its fair market value on the date of exercise or through a combination of stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Common Stock acquired upon exercise of such option and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire exercise price of such option and any required tax withholding resulting therefrom. Subject to the adjustment provisions discussed under "Adjustments" above, a participant will generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the option only when the participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the requisite representation set forth in the 2014 Plan.
Restricted Stock and RSUs:  The Committee is authorized to grant restricted shares of Common Stock and RSUs. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. Except as provided in the 2014 Plan, a participant will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company with respect to the restricted shares, including the right to vote the shares and the right to receive any cash dividends.  During the restriction period, the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of restricted stock or until after fulfillment of the restrictive conditions.
 Each RSU will have a value equal to the fair market value of a share of Common Stock on the date of grant. RSUs will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement or other procedures approved by the Committee. The Committee determines, in its sole discretion, the restrictions applicable to the RSUs. Unless otherwise provided in the applicable award agreement, a participant will be credited with dividend equivalents on any RSUs credited to the participant's account at the time of any payment of dividends to the stockholders on shares of Common Stock. Except as determined otherwise by the Committee at or after the grant, and subject to the "retirement" exceptions set forth in the 2014 Plan, RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all RSUs and all rights of the participant to such RSUs will terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the entire restricted period in relation to which such RSUs were granted and unless any other restrictive conditions relating to the RSU award are met.

Other Stock-Based Awards:  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. Subject to the terms of the 2014 Plan and any applicable award agreement, the Committee will determine the terms and conditions of such awards.
Performance Awards:  A performance award consists of a right that is denominated in cash or shares of Common Stock (including restricted stock, RSUs and other-stock based awards), valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as established by the Committee, and payable at such time and in such form as the Committee will determine.
Performance awards are subject to certain specific terms and conditions under the 2014 Plan. Performance goals for any "covered officer" (which is generally defined to mean to any individual who, with respect to the previous taxable year of the Company, was a "covered employee" within the meaning of Section 162(m) of the Code) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after-tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production; (k) stock price or total stockholder return; (l) dividends; (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (n) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares of Common Stock outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Any such modifications to be applied to such performance goals will be set by the Committee within the time period prescribed by, and must otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
 To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards to covered officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) select the performance goal or goals applicable to the performance period, (b) establish the various targets and bonus amounts which may be earned for such performance period, and (c) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable performance award agreement, the Committee will have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any covered officer, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options, and stock appreciation rights may be granted under the 2014 Plan in any 12-month period of a performance period is 450,000 and the maximum amount of the aggregate performance awards denominated in cash is $1,000,000 (measured by the fair market value of the maximum award at the time of grant) in any 12-month period of a performance period.

Outside Director Awards:  The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) may provide that all or a portion of an outside director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the outside director) in the form of non-qualified stock options, restricted shares, RSUs and/or other stock-based awards, including unrestricted shares of Common Stock. The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) will determine the terms and conditions of any such awards, including those that apply upon the termination of outside director's service as a member of the Board, and will have full power and authority in its discretion to administer such awards, subject to the terms of the 2014 Plan and applicable law.
The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the 2014 Plan on certain awards) (the "director limit").  The Board may not, without the approval of the stockholders, increase the director limit.
Termination of Employment:  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
Change in Control:  The Committee may, in its discretion, at the time an award is made under the 2014 Plan or at any time prior to, coincident with or after the time of a Change in Control (as defined in the 2014 Plan), provide for any or all of the following: (a) the purchase of such awards, upon the participant's consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such awards been currently exercisable or payable, provided that the participant's consents will not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that options and stock appreciation rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the fair market value of one share as of the date of the Change in Control is less than the per share exercise price of such option or stock appreciation right; (b) the awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided that an award agreement may provide that if a participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the award agreement, including prior thereto if applicable) for any reason other than termination for "Cause" (as defined in the 2014 Plan) or for "good reason" (as may be defined in the applicable award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the award agreement), (ii) restrictions, limitations and other conditions applicable to restricted stock and RSUs outstanding as of the date of such termination of employment will lapse and the restricted stock and RSUs will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any other stock-based awards will lapse, and such other stock-based awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; (c) the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an award; and/or (d) such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change. Additionally, the Committee may, in its discretion, include such further provisions and limitations in any award document as it may deem equitable and in the best interests of the Company.
Amendment and Termination:  The Board may amend, alter or discontinue the 2014 Plan, but no amendment, alteration or discontinuation may be made which would impair the rights of a participant under an award, without the participant's consent or which, without the approval of the Company's stockholders, would: (a) except as expressly provided in the 2014 Plan, increase the total number of shares reserved for the purposes of the 2014 Plan, (b) materially increase the benefits accruing to participants under the 2014 Plan, (c) materially modify the requirements as to eligibility for participation in the 2014 Plan, (d) be inconsistent with the repricing provisions of the 2014 Plan or (e) materially modify the 2014 Plan within the meaning of the NASDAQ listing standards. The Committee may amend the terms of any award, prospectively or retroactively, but, subject to the limited exceptions set forth in the 2014 Plan, no such amendment may impair the rights of any holder without the holder's consent.

Withholding:  The Company may take action, including the withholding of amounts from any award made under the 2014 Plan, to satisfy withholding and other tax obligations.
Nontransferability of Awards: Except as provided below, awards granted under the 2014 Plan, and shares that have been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian or legal representative.  To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any award agreement, a participant may assign or transfer an award (each transferee thereof, a "permitted assignee") (i) to the participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) or clause (ii) are the only partners, members or stockholders; or (iv) for charitable donations; provided that such permitted assignee must be bound by and subject to all of the terms and conditions of the 2014 Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such participant must remain bound by the terms and conditions of the 2014 Plan and any award agreement.
Deferral; Dividend Equivalents: The 2014 Plan authorizes the Committee to establish procedures pursuant to which the payment of any award may be deferred. Subject to the provisions of the 2014 Plan and any award agreement, the recipient of an award other than a stock option or stock appreciation right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property dividends on shares of Common Stock ("dividend equivalents") with respect to the number of shares covered by the award, as determined by the Committee, in its discretion. The Committee may provide that the dividend equivalents (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and may provide that the dividend equivalents are subject to the same vesting or performance conditions as the underlying award. Notwithstanding the foregoing, dividend equivalents credited in connection with a performance award (i.e., an award that vests based on achievement of performance goals) will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.
Effective Date:  No new awards may be granted under the 2014 Plan after the tenth anniversary of the effective date of such plan.
Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax considerations of awards under the 2014 Plan. However, it does not purport to be complete and does not describe the federal employment, Medicare, state, local or foreign tax considerations or the consequences for any particular individual.
Stock Options: A participant does not recognize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price of those shares. The adjusted tax basis of the shares acquired upon the exercise of a non-qualified stock option is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of grant of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not otherwise recognize taxable income as a result of exercising the incentive stock option; the adjusted tax basis of the shares received is the option exercise price, and any gain or loss realized on the sale of the shares will be long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price.

Stock Appreciation Rights: No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.
Restricted Stock, Performance and RSU Awards: The participant will not recognize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will recognize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not recognize any additional taxable income when the shares become vested, but may not recognize a loss if the shares fail to vest.
The participant will not recognize income on the grant of a RSU award, (or a performance award under which shares of Common Stock are not issued on grant), but will recognize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award. A Section 83(b) election may not be made with respect to RSUs.
Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or RSU award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant (or vesting) of the shares.
Company Tax Deduction: The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is "performance-based compensation" under Section 162(m) of the Code. Compensation attributable to stock options and stock appreciation rights under the 2014 Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, RSU awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.
 The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2014 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2014 Plan are urged to consult a tax advisor as to the tax consequences of participation.
The 2014 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code. Notwithstanding any other provisions of the 2014 Plan or any award agreements thereunder, it is intended that the provisions of the 2014 Plan and such award agreements comply with Section 409A of the Code, and that no award will be granted, deferred, accelerated, extended, paid out or modified under the 2014 Plan, or any award agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant.

New Plan Benefits
For 2014, rather than setting LTI award values as a defined multiple of each NEO's salary, the Compensation Committee revised its approach to setting LTI opportunities for our NEOs.  The Compensation Committee expects to approve a fixed pool of shares to be granted in 2014 based on competitive equity plan share usage levels among the 2014 Peer Group and the number of shares available under the 2007 Plan or the 2014 Plan.  For 2014, the Compensation Committee targeted CEO total compensation at the 2014 Peer Group median and has approved a target LTI award value of $1.5 million for the CEO.  The Compensation Committee expects each of the other NEOs will be allocated a portion of the remaining share pool based on internal salary grades, individual roles, and competitive considerations.  The performance measure applicable to performance shares and/or performance-based cash awards will be cumulative revenues for the 21-month period ending December 31, 2015, subject to a minimum EBITDA threshold over the same period.  Additionally, annual awards to the Company's Outside Directors will be made under the 2014 Plan on the date of the 2014 Annual Meeting of Stockholders.  See "Director Compensation" on page 24 for additional details.  The table below describes these awards.  Except for the awards disclosed in the table below, we cannot currently determine the awards that may be granted under the 2014 Plan in the future, as such awards will be granted at the discretion of the Committee.

Name and Position	Dollar Value ($)	Number of Units (#)
Ben R. Leedle, Jr. President and Chief Executive Officer	$1,500,000	Not Yet Determinable
Alfred Lumsdaine Executive Vice President and Chief Financial Officer	Not Yet Determined	Not Yet Determined
Michael Farris EVP, Chief Commercial Officer	Not Yet Determined	Not Yet Determined
Peter Choueiri President, International	Not Yet Determined	Not Yet Determined
Glenn Hargreaves Chief Accounting Officer	Not Yet Determined	Not Yet Determined
Mary Flipse Senior Vice President and General Counsel	Not Yet Determined	Not Yet Determined
All current executive officers as a group	Not Yet Determined	Not Yet Determined
All current directors who are not executive officers as a group	$900,000	Not Yet Determinable
All employees who are not executive officers as a group	Not Yet Determined	Not Yet Determined

Equity Compensation Plan Information
The following table summarizes information concerning the Prior Plans at December 31, 2013, which are the only Company compensation plans under which equity securities of the Company are currently authorized for issuance.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights, in thousands(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column), in thousands(3)
Equity compensation plans approved by stockholders	5,166	$ 15.09	218
Equity compensation plans not approved by stockholders	—	—	—
Total	5,166	$ 15.09	218

(1)	Represents 4,325,000 stock options and 841,000 restricted stock and RSUs granted under the Prior Plans.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding unvested RSUs, which have no exercise price. The weighted average remaining contractual  term of the outstanding stock options is 6.4 years.

(3)
The number of shares remaining available for future issuance in this column will no longer be available after June 24, 2014 for future grants if the 2014 Plan is approved by stockholders. Any grants occurring after March 25, 2014 under the Prior Plans will reduce the number of shares of Common Stock available for issuance under the 2014 Plan.

The Board recommends a vote FOR approval of the 2014 Plan.

PROPOSAL NO. 5

AMENDMENT TO BYLAWS TO IMPLEMENT MAJORITY VOTING FOR
UNCONTESTED ELECTIONS OF DIRECTORS

Section 2.8 of the Bylaws currently provides that directors shall be elected by the holders of a plurality of the votes cast at any election of directors at which a quorum is present. Under a plurality vote, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority and without regard to the number of "withheld" votes.
Our Board believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. As part of its review of corporate governance matters, the Board is aware of the increasing concern within the stockholder community that a plurality voting standard for uncontested director elections is inconsistent with principles of good corporate governance. In addition, the Board has also considered the views of some stockholders, who believe that a majority voting standard would give stockholders a more meaningful role in the director election process. Accordingly, both the Board and the Nominating and Corporate Committee have concluded that it is in the best interests of the Company's stockholders to implement a majority voting standard for uncontested director elections.
Under a majority voting standard, each vote is specifically counted "for" or "against" the director's election. An affirmative majority of the total number of votes cast "for" a director nominee will be required for election. Abstentions and broker non-votes will have no effect in determining whether the required affirmative majority vote has been obtained. Director nominees in contested elections would continue to be elected by plurality vote. A contested election is one in which the number of director nominees exceeds the number of directors to be elected.
The proposed amendments to the Bylaws are reflected in Appendix C attached hereto, with deletions indicated by strike-outs and additions indicated by underlining.
If this proposal is approved by the requisite percentage of stockholders, the Bylaws will be amended to reflect these changes.
Upon approval of this proposal by the stockholders, the Board will adopt a director resignation policy providing that an incumbent director whose re-election was not approved by a majority of votes cast in an uncontested election must promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the director in question, will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.
The affirmative vote of a majority of the Common Stock represented at the 2014 Annual Meeting of Stockholders is required for approval of the amendment to our Bylaws.
The Board recommends a vote FOR approval of the proposed amendment to the Bylaws that implements a majority voting standard for uncontested director elections.

Deadline for Submission of Stockholder Proposals to be Presented at the 2015 Annual Meeting of Stockholders

The 2015 Annual Meeting of Stockholders is expected to be held in May 2015, although this date may be subject to change. Stockholders' proposals will be eligible for consideration for inclusion in the Proxy Statement for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if such proposals are received by the Company at 701 Cool Springs Blvd., Franklin, Tennessee, 37067, addressed to the Secretary before the close of business on [                ], 2015.  Notices of stockholders' proposals (including nominations) submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of this year's Annual Meeting of Stockholders (i.e., not earlier than February 24, 2015 and not later than March 26, 2015); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For proposals that are timely filed, the named proxies will retain discretion to vote proxies that we receive provided: (1) we include in our Proxy Statement advice on the nature of the proposal and how the named proxies intend to exercise their voting discretion and (2) the proponent does not issue a Proxy Statement. In order to curtail any controversy as to the date on which we received a proposal, we suggest that stockholders submit their proposals by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all of the requirements for such inclusion established by the Commission at the time in effect.

Delivery of Annual Report and Proxy Statement to Stockholders Sharing an Address

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers "household" proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Alfred Lumsdaine, Secretary, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, or by calling Mr. Lumsdaine at the Company at (615) 614-4929.

Since North Tide has proceeded with its previously announced alternative director nominations and commenced a proxy contest, we will likely conduct multiple mailings prior to the date of the 2014 Annual Meeting of Stockholders to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest date proxy you submit will be counted, and, IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS then you should only submit WHITE proxy cards.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense.  Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the proxy promptly.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO ALFRED LUMSDAINE, SECRETARY, HEALTHWAYS, INC., 701 COOL SPRINGS BOULEVARD, FRANKLIN, TENNESSEE 37067.  COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.

Date:[                ], 2014.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY'S SOLICITATION OF PROXIES

The following tables ("Directors" and "Officers") set forth the name and business address of our directors, and the name, present principal occupation and business address of our officers who, under the rules of the Commission, are considered to be "participants" in our solicitation of proxies from our stockholders in connection with the 2014 Annual Meeting of Stockholders.

Directors

The principal occupations of our directors who are considered "participants" in our solicitation are set forth under the section above titled "PROPOSAL 1: ELECTION OF DIRECTORS" of the Proxy Statement. The name and business addresses, and address of the organization of employment, of our directors are as follows:

Name	Business Address
John W. Ballantine	c/o Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067
Jay C. Bisgard, M.D.	c/o Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067
Mary Jane England, M.D.	Boston University School of Public Health, Medical Campus 715 Albany Street Talbot 530 W Boston, MA 02118-2605
Daniel J. Englander	Ursula Capital Partners 135 Crossways Park Drive, Suite 402 Woodbury, NY 11771
Ben R. Leedle, Jr.	Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067
C. Warren Neel, Ph.D.	c/o Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067
William D. Novelli	McDonough School of Business Georgetown University 421 Hariri Building Washington, D. C. 20057-0001
Alison Taunton-Rigby, Ph.D.	c/o Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067
Donato Tramuto	Physicians Interactive 55 Walkers Brook Drive, Ste. 500 Reading, MA 01867
John A. Wickens	c/o Healthways, Inc. 701 Cool Springs Blvd Franklin, TN 37067

Kevin G. Wills	AlixPartners 40 West 57th Street New York, NY 10019

Executive Officers

The principal occupations of our executive officers who are considered "participants" in our solicitation of proxies are set forth below, except for Mr. Leedle, whose occupation is set forth under the section above titled "PROPOSAL 1: ELECTION OF DIRECTORS" of the Proxy Statement. The principal occupation refers to such person's position with the Company, and the business address for each person is Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.

Name	Principal Occupation
Mary Flipse	General Counsel
Alfred Lumsdaine	Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock held by our directors, director nominees and officers as of April 10, 2014 is set forth under the "Stock Ownership of Certain Beneficial Owners and Management" section of the Proxy Statement.

Shares of our Common Stock owned of record by each of our directors, director nominees and officers are beneficially owned by such person.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under "Directors and Nominees" and "Officers" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (4/10/12 – 4/10/14)

Name	Date	# of Shares	Transaction Description
John W. Ballantine	05/31/2012 05/31/2012 05/09/2013 05/09/2013	7,634 13,920 30,000 27,400
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition—Exercise of stock options
Disposition—Sale of shares for estimated taxes and payment of exercise price

	05/30/2013 05/30/2013	3,587 6,529	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

Jay C. Bisgard, M.D.	05/31/2012 05/31/2012 05/10/2013 05/10/2013 05/10/2013 05/10/2013 05/10/2013 05/10/2013 05/17/2013 05/17/2013 05/30/2013 05/30/2013 06/03/2013 06/03/2013 06/03/2013	7,634 13,920 1,482 1,482 1,291 1,291 15,570 15,570 2,039 2,039 3,587 6,529 4,869 4,869 4,749
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition— Exercise of stock options
Disposition— Sale of shares for estimated taxes and payment of exercise price
Acquisition— Exercise of stock options
Disposition— Sale of shares for estimated taxes and payment of exercise price
Acquisition— Exercise of stock options
Disposition— Sale of shares for estimated taxes and payment of exercise price
Acquisition—Award of non-qualified stock options
Disposition— Sale of shares for estimated taxes and payment of exercise price
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition—Award of non-qualified stock options
Disposition— Sale of shares for estimated taxes and payment of exercise price
Acquisition—Award of non-qualified stock options

Mary Jane England, M.D.	05/31/2012 05/31/2012 05/30/2013 05/30/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013 11/07/2013	7,634 13,920 3,587 6,529 400 300 200 200 200 125 100 100 100
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock

Daniel J. Englander	03/17/2014	15,000	Acquisition—Award of non-qualified stock options

Mary Flipse	07/19/2012 07/19/2012 02/28/2013 02/28/2013	10,000 10,000 4,569 13,568	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

Ben R. Leedle, Jr.	08/23/2012 08/23/2012 08/23/2012 08/24/2012 08/24/2012 08/27/2012 02/28/2013 02/28/2013 08/14/2013 08/14/2013 11/07/2013	132,095 131,326 769 23,674 23,674 44,231 39,501 117,307 300,000 293,984 20,000
Acquisition – Exercise of stock options
Disposition— Sale of shares for tax withholding and payment of exercise price
Disposition— Sale of shares for tax withholding and payment of exercise price
Acquisition – Exercise of stock options
Disposition— Sale of shares for tax withholding and payment of exercise price
Acquisition – Exercise of stock options
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition – Exercise of stock options
Disposition— Sale of shares for tax withholding and payment of exercise price
Acquisition – Purchase of common stock

Alfred Lumsdaine	02/28/2013 02/28/2013 08/14/2013 08/14/2013 10/29/2013 11/07/2013	11,385 33,811 9,750 9,425 5,000 4,000
Acquisition—Award of restricted stock units
Acquisition—Award of non-qualified stock options
Acquisition – Exercise of stock options
Disposition— Sale of shares for tax withholding and payment of exercise price
Acquisition – Purchase of common stock
Acquisition – Purchase of common stock

C. Warren Neel, Ph.D.	05/31/2012 05/31/2012 05/30/2013 05/30/2013	7,634 13,920 3,587 6,529	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

William D. Novelli	05/31/2012 05/31/2012 05/30/2013 05/30/2013	7,634 13,920 3,587 6,529	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

Alison Taunton-Rigby, Ph.D.	05/31/2012 05/31/2012 05/30/2013 05/30/2013	7,634 13,920 3,587 6,529	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options
	11/07/2013	4,100	Acquisition – Purchase of common stock

Donato Tramuto	05/30/2013 11/07/2013	15,000 4,200	Acquisition—Award of non-qualified stock options Acquisition – Purchase of common stock

John A. Wickens	05/31/2012 05/31/2012 05/30/2013 05/30/2013	7,634 13,920 3,587 6,529	Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

Kevin G. Wills	05/31/2012 05/30/2013 05/30/2013	15,000 3,587 6,529	Acquisition—Award of non-qualified stock options Acquisition—Award of restricted stock units Acquisition—Award of non-qualified stock options

Miscellaneous Information Concerning Market Participants

Other than as set forth in this Appendix A or this Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2014 Annual Meeting of Stockholders. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or the Proxy Statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party. During the past 10 years, none of the participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Other than as set forth in this Appendix A or the Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX B

HEALTHWAYS, INC.
2014 STOCK INCENTIVE PLAN

Section 1.                          Purpose; Definitions.

The purpose of the Healthways, Inc. 2014 Stock Incentive Plan (the "Plan") is to enable Healthways, Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board or the Committee.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)            "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)            "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

(c)            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.  For avoidance of doubt, Award Agreements include (i) any employment agreement or Change in Control agreement (the applicable provisions of which shall supersede conflicting provisions in other Award Agreements governing the same Award) between the Corporation and any Participant that refers to Awards and (ii) any letter or electronic mail notifying a Participant that he or she has received an Award.

(d)            "Board" means the Board of Directors of the Corporation.

(e)            "Cause" means (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate.

(f)            "Change in Control" means the happening of any of the following:

(i)	any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii)	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction or transactions; or

(iii)	during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of individual members of the Board.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a "deferral of compensation" subject to Section 409A of the Code, a Change in Control shall mean a "change in the ownership of the Corporation," a "change in the effective control of the Corporation," or a "change in the ownership of a substantial portion of the assets of the Corporation" as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Corporation (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Corporation).

(g)            "Common Stock" or "Stock" means the Corporation's Common Stock, par value $.001 per share.

(h)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)            "Committee" means the committee of Outside Directors appointed by the Board to administer the Plan or (a) to the extent of any delegation by the Committee to a subcommittee pursuant to this Section 1(i), such subcommittee, and (b) with respect to Awards granted to Outside Directors pursuant to Section 9, the Nominating and Corporate Governance Committee of the Board. To the extent that compensation realized in respect of Awards is intended to be "performance based" under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are "outside directors" within the meaning of Section 162(m) of the Code, or that any member of the Committee is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members that meet the relevant requirements. The term "Committee" includes such subcommittee, to the extent of the Committee's delegation.

(j)            "Corporation" means Healthways, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

(k)            "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Corporation, was a "covered employee" of the Corporation within the meaning of Section 162(m) of the Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the Plan or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the taxable year of the Corporation in which the compensation attributable to any applicable Award would be deductible and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Corporation or with respect to the taxable year of the Corporation in which the compensation attributable to any applicable Award hereunder would be deductible.

(l)            "Disability" means, unless otherwise provided in an Award Agreement, either of the following: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

(m)            "Early Retirement" for purposes of the Plan, shall be deemed to have occurred if  (i) the sum of the participant's age plus years of employment at the Corporation as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given  written notice to the Corporation at least one year prior to the proposed early retirement date of his or her intent to retire and  (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Committee shall make the determination of whether to approve or disapprove such request.

(n)            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)            "Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on the Nasdaq Stock Market ("Nasdaq") or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

(p)            "Incentive Stock Option" means any Stock Option intended to be and designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.  Under no circumstances shall a Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(q)            "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(r)            "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

(s)            "Other Stock-Based Award" means an award under Section 8.1 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(t)            "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

(u)            "Participant" shall mean any person who is eligible under Section 4 of the Plan and who receives an Award under the Plan.

(v)            "Performance Award" shall mean any Award granted under Section 8.2 of the Plan.

(w)            "Plan" means this Healthways, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(x)            "Prior Plans" mean the Corporation's 2007 Stock Incentive Plan, the Corporation's Amended and Restated 2001 Stock Option Plan, and the Corporation's 1996 Stock Incentive Plan.

(y)            "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

(z)            "Restricted Stock Unit" shall mean any unit granted under Section 7.5 of the Plan.

(aa)            "Restriction Period" shall have the meaning provided in Section 7.3.

(bb)            "Retirement" means Normal or Early Retirement.

(cc)            "Share" means a share of Common Stock.

(dd)            "Stock Appreciation Right" means an award described in Section 6 of the Plan.

(ee)            "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

(ff)            "Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

(gg)            "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 2.                          Administration.

The Plan shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the Outside Directors.  The functions of the Committee specified in the Plan may be exercised by the Compensation Committee of the Board, provided that the full Board shall have the final authority with respect to the administration of the Plan.  The Committee shall have the full power and authority to grant, pursuant to the terms of the Plan, Awards to persons eligible under Section 4.  In addition to those matters provided elsewhere in the Plan, the Committee shall have the authority, consistent with the terms of the Plan:

(a)            to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b)            to determine whether and to what extent Awards are to be granted hereunder to one or more eligible employees;

(c)            to determine the number of shares to be covered by each such Award granted hereunder;

(d)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e)            to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Stock;

(f)            to determine whether, to what extent and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or awards made outside of the Plan;

(g)            to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h)            to determine whether to require payment withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Corporation or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such Awards held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

Section 3.                          Shares of Stock Subject to Plan.

3.1            Shares Available.  The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 800,000 shares, reduced by the number of Shares subject to awards granted under the Prior Plans after March 25, 2014. Notwithstanding the foregoing and subject to adjustment as provided in Section 3.2, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be increased by the number of shares with respect to which Awards were granted under the Prior Plans as of March 25, 2014, but which terminate, expire unexercised, settle for cash, are withheld or tendered for payment of an option exercise price or taxes, or are forfeited or cancelled without the delivery of shares after March 25, 2014.  If, after the effective date of the Plan, any shares of Stock covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates, settles for cash, are withheld or tendered for payment of an option exercise price or taxes, expires unexercised or is canceled without the delivery of Shares (including those Shares subject to a Stock Appreciation Right that are not issued upon the settlement thereof), then the shares covered by such Award, or to which such Award relates, or the number of shares of Stock otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, settlement, withholding, tendering expiration or cancellation, shall again become Stock with respect to which Awards may be granted. After the effective date of the Plan, no awards may be granted under any Prior Plan.

3.2            Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and exercise price of Shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan and in the number of Shares subject to other outstanding Awards granted under the Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number.  The maximum number of Shares that may be awarded to any Participant under Section 8.2(b) of the Plan will be adjusted in the same manner as the number of Shares subject to outstanding Awards.

3.3            Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 8.2(b), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3.1 above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible Participants prior to such acquisition or combination.

Section 4.                          Eligibility.

(a) Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates, and (b) Outside Directors (in accordance with Section 9) are eligible to be granted Awards.

Section 5.                          Stock Options.

5.1            Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.  Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  Options may be settled in cash or Stock.

5.2            Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options), except in the case of Substitute Awards, taking into account the appropriate adjustments thereto. Other than pursuant to Section 3.2, the Committee shall not, without the approval of the Corporation's stockholders, (a) lower the option price per share of an Option after it is granted, (b) cancel an Option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

5.3            Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, more than five years after the date the Option is granted in the case of Incentive Stock Options). Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Option first would no longer violate such laws.

5.4            Exercise.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as otherwise provided herein or by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option.  The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments.  If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercise of any Stock Options, which conditions may be waived by the Committee in its sole discretion.

5.5            Method of Exercise.  (a) The exercise price of a Stock Option Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Option and to remit to the Corporation a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom.  Subject to Section 3.2, a Participant shall generally have the rights to dividends or other rights of a stockholder with respect to Shares subject to the Option only when the Participant has given written notice of exercise and has paid in full for such Shares.

(b)            Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share by an amount as may be determined by the Committee, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Corporation shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash.

5.6            Termination by Death.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

5.7            Termination by Reason of Disability.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that if the Participant dies within the period specified in clause (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.8            Termination by Reason of Retirement.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or, as may be determined in accordance with procedures established by the Committee), for a period of three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within the period specified above, any unexercised Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

5.9            Other Termination.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate is involuntarily terminated for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause.  If a Participant voluntarily terminates employment with the Corporation and any Subsidiary or Affiliate (except for Disability or Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

5.10            Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.  No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by such Participant during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000.  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if an Incentive Stock Option (in whole or in part) fails to qualify as such for any reason, such Option (or portion thereof) shall be treated as a Non-Qualified Stock Option.

Section 6.                          Stock Appreciation Rights.

6.1            Grant and Exercise.  A Stock Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including the achievement of specific performance goals.  Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

(a)            A Stock Appreciation Right may be exercised by a Participant, subject to Section 6.2, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)            In the case of a Non-Qualified Stock Option, tandem Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of Shares covered by a related Stock Option.

6.2            Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)            Stock Appreciation Rights granted in tandem with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6.

(b)            Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of a share over the exercise price per Share specified in the Stock Appreciation Right multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The exercise price per Share specified in the Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the grant date.

(c)            The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which a Stock Appreciation Right (other than one issued in tandem with an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Stock Appreciation Right may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right first would no longer violate such laws.

(d)            An Award Agreement with respect to any Stock Appreciation Right may provide or be amended to provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Corporation shall make payment to the Participant in accordance with this Section 6.2, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(e)            Without the approval of the Corporation's stockholders, other than pursuant to Section 3.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

(f)            Upon the exercise of a Stock Appreciation Right issued in conjunction with an Option, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

Section 7.                          Restricted Stock and Restricted Stock Units.

7.1            Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the other terms, restrictions and conditions of the Awards in addition to those set forth in this Section 7.  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

7.2            Awards and Certificates. A Participant shall not have any rights with respect to a Restricted Stock Award unless and until such Participant has executed (including by electronic acceptance) an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

(a)            The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(b)            Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement (including by electronic acceptance) and paying whatever price (if any) is required under Section 7.2(a).

(c)            Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  The Committee shall require that any stock certificates evidencing such Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3            Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a)            In accordance with the provisions of the Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.  Subject to Section 10 of the Plan, an Award of Restricted Stock, other than an Award to an Outside Director, shall be subject to a Restriction Period of not less than three (3) years; provided, that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change in Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant's employment with the Corporation is terminated without cause by the Corporation or for good reason by the Participant (whether actually or constructively). The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock to forfeiture and transfer restrictions.

(b)            Except as provided in this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13.2, in additional Restricted Stock to the extent shares are available under Section 3. Stock dividends or other property (other than cash, if so provided by the Committee consistent with Section 13.2) distributed with respect to Restricted Stock shall be subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued. If the Committee so determines, the Award Agreement may also impose restrictions on the right to vote and the right to receive dividends.

(c)            Subject to the applicable provisions of the Award Agreement, Section 10 of the Plan and this Section 7, upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for any reason other than death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. Upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for by reason of death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(d)            If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly, or an appropriate book-entry shall be made.

7.4            Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Corporation and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

7.5            Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

(a)            Each Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock Unit Award.  The Award Agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Corporation in order for the forfeiture and transfer restrictions to lapse, which period shall not be less than three years (except for Awards granted to Outside Directors); provided, that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change in Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant's employment with the Corporation is terminated without cause by the Corporation or for good reason by the Participant. The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions.

(b)            Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement or other procedures approved by the Committee.  Unless otherwise provided in the applicable Award Agreement, a Participant shall be credited with dividend equivalents on any Restricted Stock Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to the Participant. Unless otherwise provided by the Committee consistent with Section 13.2, any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be, or shall become, vested on the same terms as the applicable Restricted Stock Unit) based upon the Fair Market Value of a Share on the date of such crediting.  Except as otherwise determined by the Committee at or after grant, and subject to the "retirement" exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation on the part of the Corporation, unless the Participant remains in continuous employment of the Corporation for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Section 8.                          Other Stock-Based Awards and Performance Awards.

8.1            Other Stock-Based Awards.  The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

8.2            Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including Restricted Stock, Restricted Stock Units and Other Stock-Based Awards), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to Section 10, Performance Awards shall vest no sooner than one year after grant and shall otherwise be subject to the terms and provisions of this Section 8.2.

(a)            Unless the Committee otherwise specifies at grant that a Performance Award shall not be subject to this Section 8.2, the Committee shall grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.2, performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i)            earnings before interest, taxes, depreciation and/or amortization;

(ii)            operating income or profit;

(iii)            operating efficiencies;

(iv)            return on equity, assets, capital, capital employed, or investment;

(v)            after tax operating income;

(vi)            net income;

(vii)            earnings or book value per share;

(viii)            cash flow(s);

(ix)            total sales or revenues or sales or revenues per employee;

(x)            production;

(xi)            stock price or total stockholder return;

(xii)            dividends;

(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  Any such modifications to be applied to the performance goals of a Performance Award subject to this Section 8.2 shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

(b)            With respect to any Covered Officer, the aggregate maximum number of shares of Stock in respect of which all Performance Awards, Options and Stock Appreciation Rights may be granted under Section 5, Section 6, and this Section 8.2 in any 12-month period of a performance period is 450,000, and the maximum amount of the aggregate Performance Awards denominated in cash is $1,000,000 (measured by the Fair Market Value of the maximum Award at the time of grant) in any 12-month period of a performance period.

(c)            To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards to Covered Officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to reduce the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 9.                          Awards to Outside Directors.

9.1            Outside Director Awards.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Outside Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

9.2            Equity Limits to Directors. Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Outside Director shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 10.                          Change in Control Provisions.

The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control, provide for any or all of the following:

(a)            the purchase of such Awards, upon the Participant's consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable, provided that the Participant's consent shall not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that Options and Stock Appreciation Rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share exercise price of such Option or Stock Appreciation Right;

(b)            the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided, that an Award Agreement may provide that if a Participant's employment with such successor company (or the Corporation) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) for any reason other than termination for Cause or by the Participant for "good reason" (as may be defined in the applicable Award Agreement): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards will lapse, and such Other Stock-Based Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant;

(c)            the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award; and/or

(d)            such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change.

The Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Corporation.

Section 11.                          Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent or which, without the approval of the Corporation's stockholders, would:

(a)       except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)       materially increase the benefits accruing to Participants under the Plan;

(c)          materially modify the requirements as to eligibility for participation in the Plan;

(d)          be inconsistent with the repricing provisions of Sections 5.2 or 6.2(e); or

(e)          materially modify the Plan within the meaning of the Nasdaq listing standards.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12.                          Unfunded Status of the Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13.                          General Provisions.

13.1            Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.  To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any Award Agreement, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") (i) to the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) or (ii) are the only partners, members or stockholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan and any Award Agreement.  The Corporation shall cooperate with any Permitted Assignee and the Corporation's transfer agent in effectuating any transfer permitted under this Section 13.1.

13.2            Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with a Performance Award (i.e., an Award that vests based on the achievement of performance goals) shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.3            Tax Withholding.  The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.4            Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Corporation or any Subsidiary or affect any right that the Corporation or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason.  Except as specifically provided by the Committee, the Corporation shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

13.5            Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.6            Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be cancelled if the Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation, non-disclosure or similar covenant or agreement (including any such covenant in an Award Agreement) or otherwise engages in activity that is in conflict with or adverse to the interest of the Corporation or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to or prohibited in the preceding sentence, the Participant will forfeit all or any portion of any gain realized on the vesting or exercise of the Award and must repay such gain to the Corporation.

13.7            Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8            Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, or any division or business unit of the Corporation or any Subsidiary.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors (or other governing body) of the applicable Subsidiary.

13.9            Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10            Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.11    Construction.  As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

13.12            No Liability. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

13.13            Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.14            Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

Section 14.                          Compliance with Section 409A of the Code.

Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a "specified employee" within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant's termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a "short term deferral" within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the "applicable 2 ½ month period" as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

Section 15.                          Effective Date of Plan.

The Plan shall be effective as of June 24, 2014, subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Corporation.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

Section 16.                          Term of Plan.

Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the effective date of the Plan as provided in the first sentence of Section 15.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

APPENDIX C
HEALTHWAYS, INC.

PROPOSED AMENDMENT NO. 3 TO
AMENDED AND RESTATED BYLAWS
(marked to show changes)

1.            Article II, Section 2.8 of the Amended and Restated Bylaws is hereby deleted in its entirety and the following Article II, Section 2.8 is hereby inserted in lieu thereof:
2.8	Voting Groups; Quorum; Adjournment.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question (except the election of directors) brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question~~, and directors shall be elected by a plurality of the votes of such stock~~. At any election of directors at a meeting of stockholders at which a quorum is present, each director shall be elected if the number of votes cast "for" the director exceeds the number of votes cast "against" the director, with "abstentions" and "broker non-votes" not counted as either "for" or "against" the director's election; provided, however, that if the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

2.            Except as otherwise set forth in this Amendment No. 3 to the Amended and Restated Bylaws, all other terms and provisions of the Amended and Restated Bylaws, as amended, shall remain in full force and effect.

C-1

PRELIMINARY COPY - SUBJECT TO COMPLETION
Healthways, Inc. c/o MacKenzie Partners 105 Madison Avenue New York, NY 10016
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Control Number è

ê DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ê

HEALTHWAYS, INC.
PROXY CARD
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on June 24, 2014
The undersigned hereby appoints John W. Ballantine and Alfred Lumsdaine, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Stockholders of Healthways, Inc. to be held at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on June 24, 2014 at 9:30 a.m., Central time, and any adjournments thereof.
_____________________________________________________________________________
 Stockholder Signature
_____________________________________________________________________________
 Stockholder Signature (Joint Owner)
Date:      _____________________________________________________________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign. If signing on behalf of a corporation or as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a partnership, please sign in partnership name by authorized person.
Please sign and date this proxy where indicated above before mailing.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
ê MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ê

HEALTHWAYS, INC.  PROXY CARD
THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES ON THE REVERSE SIDE OF THIS PROXY ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH BUSINESS.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors.
Nominees:
(1)  John W. Ballantine      (2) Daniel J. Englander    (3) C. Warren Neel, Ph.D.     (4) Kevin G. Wills
  ❑    FOR ALL    ❑WITHHOLD ALL    ❑FOR ALL EXCEPT*
* To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
2.	To consider and act upon a non-binding, advisory vote to approve compensation of the Company's named executive officers as disclosed in the Proxy Statement.
  ❑    FOR      ❑AGAINST      ❑ABSTAIN
3.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014.
  ❑    FOR      ❑AGAINST      ❑ABSTAIN
4.   To consider and act upon a proposal to approve a new 2014 Stock Incentive Plan.
  ❑    FOR      ❑AGAINST      ❑ABSTAIN
5.   To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated Bylaws, as amended, to implement majority voting for uncontested elections of directors.
  ❑    FOR      ❑AGAINST      ❑ABSTAIN
6.	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)